UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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CORNING INCORPORATED

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2014	Notice of Annual Meeting of Shareholders

Dear Fellow Shareholder,

I hope you will join Corning Incorporated’s Board of Directors, senior leadership, and other stakeholders at our 2014 Annual Meeting in Corning, New York, on April 29 at 11 a.m. Eastern Time.

At the meeting, you will have the opportunity to vote on the annual election of directors, the approval of our 2014 variable compensation plan, and the ratification of Corning’s independent registered public accounting firm for 2014. You will also cast an advisory vote on executive compensation. The following pages contain the formal Notice of Meeting and the Proxy Statement.

The Annual Meeting allows you to hear directly from leadership about Corning’s 2013 performance and our expectations for 2014. More importantly, this meeting is your opportunity to ensure your voice is heard. I encourage you to sign and return your proxy card or vote by telephone or Internet prior to the meeting so that your shares will be represented and voted at the meeting. You can find voting instructions on page 5.

At Corning, we work hard every day to earn your trust. In 2013, we enacted two key changes as part of our commitment to good corporate governance:

•	First, we modified our executive compensation plan goals and design beginning in 2014 in response to shareholder feedback. These changes, which are designed to more closely align pay with company performance, are explained more fully in the Compensation Discussion & Analysis on page 24.

•	Second, we began reporting “core” performance measures, which exclude the impact of foreign exchange rates and other special items outside our control. We believe this practice provides a clearer view of Corning’s financial and operational performance and thus, the performance of management. Of course, we continue to report GAAP numbers as well.

We were also extremely pleased to welcome two new directors to our board: Kevin J. Martin, former chairman of the U.S. Federal Communications Commission, and Deborah A. Henretta, group president for Procter & Gamble Company. You can find a summary of all our directors’ qualifications beginning on page 12.

Of course, the most important way we earn your trust is with our performance. I’m pleased to report that 2013 was a strong year for the company, including steady earnings-per-share growth, the acquisition of the other 50 percent of Samsung Corning Precision Materials Co., Ltd., and the introduction of several new products. As the company’s performance improved, we honored our commitment to return cash to shareholders. We increased the dividend, launched a $2 billion share repurchase program, and announced plans to launch an additional $2 billion buyback at the close of the SCP transaction, which took place in January.

I look forward to sharing more details at the Annual Meeting. Meanwhile, I encourage you to submit your vote as soon as possible.

Thank you for your investment in Corning and your participation in our governance process.

Sincerely,

Wendell P. Weeks

Chairman of the Board, Chief Executive Officer and President

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Notice of 2014 Annual Meeting of Shareholders

Tuesday, April 29, 2014

11 a.m., Eastern Time

The Corning Museum of Glass, Corning, New York 14830

Items of Business

1.	Election to our Board of Directors of the 12 director nominees who are named in the attached Proxy Statement for one-year terms;

2.	An advisory vote to approve executive compensation (Say-on-Pay);

3.	Approval of the adoption of the 2014 Variable Compensation Plan;

4.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our 2014 fiscal year; and

5.	Transaction of such other business as may properly come before our 2014 Annual Meeting of Shareholders (Annual Meeting).

Record Date

The record date for the determination of the shareholders entitled to vote at our Annual Meeting, or any adjournments or postponements thereof, was the close of business on February 28, 2014.

Your vote is important to us. Please exercise your shareholder right to vote.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on April 29, 2014. Our Proxy Statement, 2013 Annual Report to Shareholders and other materials are available on our website at www.corning.com/2014_proxy.

By order of the Board of Directors,

Linda E. Jolly

Corporate Secretary

March 13, 2014

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Welcome to the Corning Incorporated 2014
Annual Shareholders Meeting

Proposals That Require Your Vote

		More Information	Board recommendation
Proposal 1	Election of directors	Page 12	FOR all nominees
Proposal 2	Advisory vote to approve the Company’s executive compensation	Page 23	FOR
Proposal 3	Approval of the adoption of the 2014 Variable Compensation Plan	Page 53	FOR
Proposal 4	Ratification of independent registered public accounting firm for 2014	Page 56	FOR

Vote Right Away

Your vote is very important. Whether or not you plan to attend the Annual Meeting, please promptly submit your proxy or voting instructions by Internet, telephone or mail in order to ensure the presence of a quorum. You may also vote in person at our Annual Meeting. If you are a shareholder of record, your admission ticket is attached to your proxy card. If your shares are held in the name of a broker, nominee or other intermediary, you must bring proof of ownership with you to the meeting.

By telephone	By Internet using a smartphone or tablet	By mail	By Internet using a computer

Dial toll-free 24/7	Scan this QR code 24/7	Cast your ballot, sign your	Visit 24/7
1-800-652-8683	to vote with your mobile device (may require free software)	proxy card and send by mail	www.investorvote.com/glw

Visit Our Annual Meeting Website

www.corning.com/2014_proxy

•	Review and download interactive versions of this Proxy Statement and our Annual Report.
•	Sign up for electronic delivery of future Annual Meeting materials to reduce Corning’s impact on the environment.

Corning is providing these proxy materials in connection with our Annual Meeting. This proxy statement, the accompanying proxy card and Corning’s 2013 Annual Report were first mailed to shareholders on or about March 13, 2014. As used in this proxy statement, “Corning,” the “Company” and “we” may refer to Corning Incorporated itself, one or more of its subsidiaries, or Corning Incorporated and its consolidated subsidiaries.

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Proxy Summary

This summary describes the key elements of this proxy statement. The following description is only a summary, and you should read the entire proxy statement carefully before voting. For additional information about these topics, also see our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission (“SEC”) on February 10, 2014 (the “2013 Annual Report”).

Your vote is important to us. Please exercise your shareholder right to vote.

Voting matters

	Board Vote	Page Reference
	Recommendation	(for more detail)
Election of directors	FOR all of the director nominees	12
Advisory vote to approve the Company’s executive compensation	FOR	23
Approval of the adoption of the 2014 Variable Compensation Plan	FOR	53
Ratification of independent registered public accounting firm	FOR	56

Proposal 1	Election of Directors

The following 12 directors are being nominated for election to a one-year term:

Name	Age	Director Since	Chief Occupation	Committee Memberships			Other Public Company Boards

Stephanie A. Burns	59	2012	Retired Chairman and Chief Executive Officer, Dow Corning Corporation	• •	Chair, Corporate Relations Finance	• •	GlaxoSmithKline plc Kellogg Company

John A. Canning, Jr. Independent Director	69	2010	Co-founder and Chairman Madison Dearborn Partners, LLC	• • •	Executive Finance Nominating and Corporate Governance	•	Exelon Corporation

Richard T. Clark Independent Director	68	2011	Retired Chairman, President and Chief Executive Officer, Merck & Co., Inc.	• • •	Compensation Executive Nominating and Corporate Governance	•	Automatic Data Processing, Inc.

Robert F. Cummings, Jr. Independent Director	64	2006	Vice Chairman of Investment Banking, JPMorgan Chase & Co.	• • •	Corporate Relations Executive Chair, Finance	•	Viasystems Group, Inc.

James B. Flaws	65	2000	Vice Chairman and Chief Financial Officer, Corning Incorporated	• •	Executive Finance	•	None

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Name	Age	Director Since	Chief Occupation	Committee Memberships		Other Public Company Boards

Deborah A. Henretta Independent Director	52	2013	Group President of Global Beauty, Procter & Gamble Company	• •	Audit Finance	•	None

Kurt M. Landgraf Independent Director	67	2007	Retired President and Chief Executive Officer, Educational Testing Service	• • •	Chair, Audit Compensation Executive	•	Louisiana-Pacific Corporation

Kevin J. Martin Independent Director	47	2013	Partner, Patton Boggs LLP	• •	Corporate Relations Finance	•	None

Deborah D. Rieman Independent Director	64	1999	Executive Chairman, MetaMarkets Group	• •	Audit Chair, Compensation	•	None

Hansel E. Tookes II Independent Director	66	2001	Retired Chairman and Chief Executive Officer, Raytheon Aircraft Company	• • •	Compensation Executive Chair, Nominating and Corporate Governance	• • •	Ryder Systems Inc. NextEra Energy, Inc. Harris Corporation

Wendell P. Weeks	54	2000	Chairman, Chief Executive Officer and President, Corning Incorporated	•	Chair, Executive	•	Merck & Co., Inc.

Mark S. Wrighton Independent Director	64	2009	Chancellor and Professor of Chemistry, Washington University in St. Louis	• •	Audit Finance	• •	Cabot Corporation Brooks Automation, Inc.

Our Board unanimously recommends that shareholders vote FOR all of our director nominees.

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Proposal 2	Advisory Vote to Approve Executive Compensation

We solicit an annual advisory vote on our executive compensation. Our Board of Directors requests that shareholders approve the compensation of our Named Executive Officers (“NEOs”), as disclosed in the Executive Compensation section of this proxy statement. This includes the Compensation Discussion and Analysis, the Summary Compensation Table and the supporting tabular and narrative disclosure on executive compensation.

Investor Outreach in 2013

At our 2013 Annual Meeting, approximately 71% of votes cast supported Corning’s executive compensation program, compared to 95% support received in 2012. Subsequently, we undertook extensive investor outreach to understand what factors shareholders consider most important when evaluating our executive compensation program. As a result, we have made certain changes to the programs that take effect in 2014. Please see the section titled “Compensation Matters” beginning on page 23 for more information.

Compensation Program Summary

Our management team strives to balance near-term results with long-term shareholder value through our thoughtful investments in innovation and process engineering. To this end, Corning’s “pay for performance” philosophy forms the foundation for decisions regarding executive compensation made by our Compensation Committee. In addition, our compensation decisions are designed to facilitate strong corporate governance.

ALIGNMENT WITH SHAREHOLDERS

Pay for Performance

We target CEO compensation at peer group median and only deliver compensation above this level when warranted by performance.

We have a process to set rigorous goals that include both business-driven bottom-up and corporate top-down budget generation.

100% of NEO annual performance incentive plan compensation is tied solely to Corning's consolidated financial performance.

Over 65% of total compensation for NEOs is based on long-term incentives:

- *CPUs:* 50% (increasing to 60% in 2014) of long-term incentive compensation (cash performance units, or CPUs) is contingent on performance and only delivers value if corporate financial results are met that contribute to long-term corporate financial health and success.
- *Stock options:* 25% (15% in 2014) of NEO long-term incentive compensation (stock options) delivers value only if stock price appreciation is achieved.
- *RSUs:* The value of the remaining 25% of long-term incentive compensation (Restricted Stock Units, or RSUs) fluctuates with stock price.

We provide only modest perquisites that we believe have a sound benefit to the Company's business.

Corporate Governance

We devote significant time to leadership development and succession planning efforts.

We maintain a market-aligned severance program with reasonable post-employment provisions. Agreements entered into after July 2004 have benefits that are between 2 and 2.99 times base salary and target bonus.

The Compensation Committee utilizes an independent compensation consultant.

We do not have compensation programs that encourage imprudent risk-taking. We maintain clawback, anti-hedging and anti-pledging policies.

We interact with key investors on a regular basis.

Annual dilution associated with our grants of stock options and restricted stock totaled less than 0.50% in 2013.

We maintain robust share ownership guidelines for our NEOs and directors.

We do not provide tax gross-ups or tax assistance on perquisites and no repricing of underwater stock options without shareholder approval.

Our Board unanimously recommends a vote FOR the resolution approving the compensation of our Named Executive Officers.

The Compensation Discussion and Analysis portion of this proxy statement contains a detailed description of our executive compensation philosophy and programs, the compensation decisions the Committee has made under those programs and the factors considered in making those decisions, including 2013 Company performance, focusing on the compensation of our NEOs. We believe that we have created a compensation program deserving of shareholder support. Accordingly, we are asking for shareholder approval of the compensation of our NEOs as disclosed in this proxy statement. See “Executive Compensation” and “Proposal 2 – Advisory Vote to Approve Executive Compensation” for more information.

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Proposal 3	Approval of the Adoption of the 2014 Variable Compensation Plan

In 2010, shareholders approved the 2010 Variable Compensation Plan that terminates on May 1, 2014. The proposed 2014 Variable Compensation Plan (the “2014 Incentive Plan”) is designed to provide a competitive incentive opportunity in order to attract and retain key executives.

The 2014 Incentive Plan continues Corning’s long-standing approach to incentive compensation for those employees who have broad responsibilities to our shareholders for profits and performance at the worldwide corporate level and whose compensation may be subject to the scope of Section 162(m) of the Internal Revenue Code of 1986. One of the principal requirements for compensation to satisfy the performance-based compensation exception to the deduction limitations of Section 162(m) is shareholder approval of the material terms of the performance goals under which the compensation is to be paid.

Our Board unanimously recommends a vote FOR the approval of the adoption of the 2014 Variable Compensation Plan.

Proposal 4	Ratification of Independent Registered Public Accounting Firm

As a matter of good corporate governance, we are asking our shareholders to ratify the selection of PricewaterhouseCoopers LLP as our independent public accounting firm for 2014.

Our Board unanimously recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2014.

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Corporate Governance

Proposal 1	Election of Directors

Our Board currently consists of 13 directors, 10 of whom are independent. Two other Board members are management directors, and the third is Dr. Burns who, as a recent former executive officer of Dow Corning Corporation, is not independent.

At our Annual Meeting, all continuing directors will stand for election for terms expiring at the 2015 Annual Meeting of Shareholders. Each of Messrs. Canning, Clark, Cummings, Flaws, Landgraf, Martin, Tookes and Weeks and Drs. Burns, Rieman and Wrighton were elected by Corning’s shareholders at the 2013 Annual Meeting. Ms. Henretta was appointed by Corning’s Board of Directors on July 17, 2013. Our Corporate Governance Guidelines include a mandatory retirement policy. Current Board member John Seely Brown will attain the Board’s mandatory retirement age of 74 this year and will not stand for re-election. Our Board expresses sincere gratitude to him for his 17 years of service.

Board of Directors’ Qualifications and Experience

The qualifications and attributes that the Nominating and Corporate Governance Committee believes must be possessed by a director nominee include:

Our Board is composed of accomplished professionals with diverse areas of expertise including, national and international business, operations, marketing, manufacturing, finance and investing, energy, management, entrepreneurship, government, higher education and science, research and technology. We believe that the broad range of skills, knowledge, opinions and fields of expertise represented on our Board is one of its core strengths.

When identifying and selecting director nominees, the Nominating and Corporate Governance Committee considers the impact a nominee would have on the Board’s balance of professional experience, background, viewpoints, skills and areas of expertise. We believe that the resulting diversity of directors allows the Board to engage in candid and challenging discussions, in service of the best decisions for the Company and its shareholders. The appropriate mix of director competencies and experiences evolves for Corning over time. The Nominating and Corporate Governance Committee also considers diversity of race, gender and national origin of potential director candidates.

We believe our directors’ wide range of professional experiences and backgrounds, education and skills has proved to be of significant value to the Company, and we intend to continue leveraging this strength.

The Nominating and Corporate Governance Committee retains the assistance of a third-party recruiting firm to assist in identifying and evaluating potential director nominees, as it deems appropriate.

Each of the nominees has consented to being named in this proxy statement and to serve as a director if elected. If a nominee is not able to serve, proxy holders will vote your shares for the substitute nominee, unless you have withheld authority. We have included below certain information about the nominees for election as directors at the Annual Meeting.

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Our Director Nominees

In light of the individual qualifications and experiences of each of our director nominees and his or her contribution to our Board, the Board has concluded that each of our director nominees should be re-elected to our Board.

Our Board unanimously recommends that shareholders vote FOR all of our director nominees.

If elected by our shareholders, the 12 director nominees will serve for a one-year term expiring at our 2015 Annual Meeting of Shareholders. Each director will hold office until his or her successor has been elected and qualified or until the director’s earlier resignation or removal.

All of our director nominees are currently members of our Board. Each has been recommended for election by our Nominating and Corporate Governance Committee and approved and nominated for election by our Board.

Our Board, upon the recommendation of our Nominating and Corporate Governance Committee, appointed Ms. Henretta (in July 2013) as a director to hold office for a term expiring at our Annual Meeting.

All of our directors are elected by majority vote. An incumbent director who fails to receive a majority of FOR votes will be required to tender his or her resignation to our Board. Our Nominating and Corporate Governance Committee will then assess whether there is a significant reason for the director to remain on our Board and will make a recommendation regarding the resignation to our Board.

For detailed information on the vote required for the election of directors and the choices available for casting your vote, please see —“Frequently Asked Questions About the Meeting and Voting.”

Below is biographical information about our director nominees. This information is current as of March 13, 2014, and has been confirmed by each of our director nominees for inclusion in our proxy statement.

Stephanie A. Burns

Age: 59 Director Since: 2012 Retired Chairman and Chief Executive Officer Dow Corning Corporation

Skills and Qualifications:

• Global innovation and business leadership experience

• Significant expertise in scientific research, issues management, science and technology leadership and business management

Committees: • Corporate Relations • Finance Current Public Company Directorships: • GlaxoSmithKline plc • Kellogg Company Former Public Company Directorships Held During the Past 5 Years: • None

Dr. Burns has nearly 31 years of global innovation and business leadership experience. Dr. Burns joined Dow Corning in 1983 as a researcher and specialist in organosilicon chemistry. In 1994, she became the company’s first director of women’s health. She was elected to the Dow Corning Board of Directors in 2001 and elected as president in 2003. She served as chief executive officer from 2004 until May 2011 and served as chairman from 2006 through 2011.

Dr. Burns brings significant expertise in scientific research, issues management, science and technology leadership and business management to the Board, as well as skills related to her Ph.D. in organic chemistry. She is the past honorary president of the Society of Chemical Industry and was appointed by President Obama to the President’s Export Council. Dr. Burns is a former chairman of the American Chemistry Council.

John A. Canning, Jr.

Age: 69 Director Since: 2010 Co-founder and Chairman Madison Dearborn Partners, LLC

Skills and Qualifications:

• Experience in private equity investing, including reviewing financial statements and audit results and making investment and acquisition decisions

• Has insight into economic trends important to our business

• Law degree

• Experience in banking and managing investments

Committees:

• Executive

• Finance

• Nominating and Corporate Governance

Current Public Company Directorships:

• Exelon Corporation

Former Public Company Directorships Held During the Past 5 Years:

• None

Mr. Canning co-founded Madison Dearborn Partners, LLC in 1992, serving as its chief executive officer until he became chairman in 2007. He previously spent 24 years with First Chicago Corporation, most recently as executive vice president of The First National Bank of Chicago and president of First Chicago Venture Capital. Mr. Canning is trustee and chairman of several Chicago-area non-profit organizations. He is a former commissioner of the Irish Reserve Fund and a former director and chairman of the Federal Reserve Bank of Chicago.

Mr. Canning brings 33 years of experience in private equity investing, including reviewing financial statements and audit results and making investment and acquisition decisions. As a former director and chairman of the Federal Reserve Bank of Chicago, he has insight into economic trends important to our business. In addition to his business experience, he also has a law degree and is a recognized leader in the Chicago business community. Mr. Canning’s business experience and service on the boards of other companies and organizations enable him to contribute to Corning’s board. Mr. Canning’s experience in banking and managing investments make him a valued member of our Finance Committee.

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Richard T. Clark

Age: 68 Director Since: 2011 Retired Chairman, President and Chief Executive Officer Merck & Co., Inc.	Skills and Qualifications: • Broad managerial expertise, operational expertise and deep business knowledge • Extensive experience in the issues facing public companies and multinational businesses

Committees:

• Compensation

• Executive

• Nominating and Corporate Governance

Current Public Company Directorships:

• Automatic Data Processing, Inc.

Former Public Company Directorships Held During the Past 5 Years:

• Merck & Co., Inc.

Mr. Clark joined Merck in 1972 and held a broad range of senior management positions. He became president and chief executive officer of Merck in May 2005 and chairman of the board in April 2007. He transitioned from the chief executive officer role in January 2011 and served as Merck board chairman through November 2011. He was president of the Merck Manufacturing Division (June 2003 to May 2005) of Merck Sharp & Dohme Corp. (formerly known as Merck & Co., Inc.) He serves on the advisory board of American Securities LLC, a private equity firm. He is chairman of the board of Project Hope and a trustee of several charitable non-profit organizations.

As the former chairman, president and chief executive officer of a Fortune 100 company, Mr. Clark brings to Corning broad managerial expertise, operational expertise and deep business knowledge, as well as a track record of achievement.

Robert F. Cummings, Jr.

Age: 64 Director Since: 2006 Vice Chairman of Investment Banking JPMorgan Chase & Co.

Skills and Qualifications:

• Extensive investment banking experience including finance, business development and mergers and acquisitions

• Knowledge in the areas of technology, telecommunications, private equity and real estate

Committees:

• Corporate Relations

• Executive

• Finance

Current Public Company Directorships:

• Viasystems Group, Inc.

Former Public Company Directorships Held During the Past 5 Years:

• GSC Investment Corp.

Mr. Cummings was appointed vice chairman of Investment Banking at JPMorgan Chase & Co. (“JPM”) in December 2010, where he advises on client opportunities across sectors and industry groups. From 2002 to 2009, he served as a senior managing director at GSC Group, Inc., a privately held money management firm. Mr. Cummings began his business career in the investment banking division of Goldman, Sachs & Co. in 1973 and was a partner of the firm from 1986 until his retirement in 1998. He served as an advisory director at Goldman Sachs until 2002.

Mr. Cummings’ Board qualifications include more than 30 years of investment banking experience at Goldman Sachs and JPM, where he advised corporate clients on financings, business development, mergers and acquisitions and other strategic financial issues. Additionally, he brings knowledge in the areas of technology, telecommunications, private equity and real estate to the Board.

James B. Flaws

Age: 65 Director Since: 2000 Vice Chairman and Chief Financial Officer Corning Incorporated

Skills and Qualifications:

• Managerial experience in control, financial, treasury and business development functions

• Broad experience in financial, investor relations and supervisory roles

• Deep experience with and understanding of Corning’s business

Committees: • Executive • Finance Current Public Company Directorships: • None Former Public Company Directorships Held During the Past 5 Years: • None

Mr. Flaws joined Corning in 1973 and served in a variety of controller and business management positions. He was elected assistant treasurer of Corning in 1993; vice president and controller in 1997 and vice president of finance and treasurer in May 1997; senior vice president and chief financial officer in December 1997; executive vice president and chief financial officer in 1999; and to his current position in 2002. Mr. Flaws is a director of Dow Corning Corporation.

Since joining Corning in 1973, Mr. Flaws has held a wide range of management positions across its control, financial, treasury, and business development functions in specific line business units, as well as at corporate-wide levels. As a result of his diverse responsibilities over more than 30 years, he has very broad experience in many financial, investor relations, and supervisory roles within the company, including leading the spinoff of Corning’s health care businesses into two separate publicly traded companies in 1996 and overseeing many mergers and acquisitions by the company. Mr. Flaws played an important role in Corning’s recovery from the impact of the telecom industry collapse in 2002.

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Deborah A. Henretta

Age: 52 Director Since: 2013 Group President of Global Beauty, Procter & Gamble	Skills and Qualifications: • Significant experience in business leadership and operations, P&L responsibility, brand building, marketing and emerging market management	Committees: • Audit • Finance Current Public Company Directorships: • None Former Public Company Directorships Held During the Past 5 Years: • None

Ms. Henretta has nearly 30 years of business leadership experience across both developed and developing markets, as well as expertise in brand building/marketing, philanthropic program development and government relations. She joined Procter & Gamble (P&G) in 1985. In 2005, she was appointed President of P&G’s business in ASEAN, Australia and India. She was appointed Group President, P&G Asia in 2007. She was appointed Group President of P&G Global Beauty Sector in June 2013.

Ms. Henretta was a member of Singapore’s Economic Development Board (EDB) from 2007 to 2013. She contributed to the growth strategies for Singapore, and was selected to serve on the EDB’s Economic Strategies Committee between 2009 and 2011. In 2008, she received a U.S. State Department appointment to the Asia-Pacific Economic Cooperation’s Business Advisory Council. In 2011, she was appointed chair of this 21-economy Council, becoming the first woman to hold the position. In that role, she advised top government officials, including President Barack Obama and former Secretary of State Hillary Clinton.

Ms. Henretta currently serves on the Board of Trustees for Cincinnati Children’s Medical Center as well as on a number of university advisory committees, including those for her alma maters St. Bonaventure University School of Journalism and Syracuse University’s Newhouse School of Public Communications.

Kurt M. Landgraf

Age: 67 Director Since: 2007 Retired President and Chief Executive Officer Educational Testing Service

Skills and Qualifications:

• Extensive executive management experience in public companies, non-profit entities, higher education and government

• Financial expertise

• Operations skills and experience

• Specialized knowledge including technology, transportation, education, pharmaceuticals, health care, energy, materials and mergers and acquisitions

Committees: • Audit • Compensation • Executive Current Public Company Directorships: • Louisiana-Pacific Corporation Former Public Company Directorships Held During the Past 5 Years: • None

Mr. Landgraf retired as president and chief executive officer of Educational Testing Service (“ETS”), a private non-profit educational testing and measurement organization, on December 31, 2013. Mr. Landgraf had served in that position since 2000. Prior to that, he was executive vice president and chief operating officer of E.I. Du Pont de Nemours and Company (“DuPont”), where he previously held a number of senior leadership positions, including chief financial officer.

Mr. Landgraf was selected for his wealth of executive management experience in public companies, non-profit entities, higher education, and government. He brings to the Board his financial expertise and operations skills and experience, represented by his positions at ETS and DuPont. Mr. Landgraf’s other areas of specialized knowledge include technology, transportation, education, pharmaceuticals, health care, energy, materials, and mergers and acquisitions.

Kevin J. Martin

Age: 47 Director Since: 2013 Partner Patton Boggs LLP

Skills and Qualifications:

• Extensive knowledge of regulatory environment

• Legal skills and expertise

• Specialized knowledge of telecommunications and information technology industries

• Experience in private equity investing

Committees: • Corporate Relations • Finance Current Public Company Directorships: • None Former Public Company Directorships Held During the Past 5 Years: • None

Mr. Martin is a partner and co-chair of Patton Boggs LLP in the Washington law firm’s Technology and Communications practice.

Mr. Martin has nearly two decades experience as a lawyer and policymaker in the telecommunications field, including his tenure as chairman of the Federal Communications Commission (“FCC”) from March 2005 to January 2009. Before joining the FCC as a commissioner in 2001, Mr. Martin was a special assistant to the president for Economic Policy and served on the staff of the National Economic Council, focusing on commerce and technology policy issues. He also served as the official U.S. government representative to the G-8’s Digital Opportunity Task Force. In 2013, he was elected to the Board of Directors of Electronic Recyclers International, a private electronics recycler.

Mr. Martin brings deep experience to the board in the telecommunications, economics, governmental and legal arenas.

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Deborah D. Rieman

Age: 64 Director Since: 1999 Executive Chairman MetaMarkets Group

Skills and Qualifications:

• Expertise in information technology, innovation and entrepreneurial endeavors

• Ph.D. in mathematics

• Experience in technology development, marketing, business development and support, investor relations and investing

Committees: • Audit • Compensation Current Public Company Directorships: • None Former Public Company Directorships Held During the Past 5 Years: • Keynote Systems

Dr. Rieman has more than 26 years of experience in the software industry. Currently, she is executive chairman of MetaMarkets Group. Previously, she was managing director of Equus Management Company, a private investment fund. From 1995 to 1999, she served as president and chief executive officer of Check Point Software Technologies, Incorporated. Dr. Rieman is a former director of Keynote Systems, Tumbleweed Communications Corp and Kintera Inc.

Dr. Rieman brings significant expertise in information technology, innovation and entrepreneurial endeavors to the Board and skills related to her Ph.D. in mathematics. She is also the former president and chief executive officer of a software company specializing in security and has experience in technology development, marketing, business development and support, investor relations and investing.

Hansel E. Tookes II

Age: 66 Director Since: 2001 Retired Chairman and Chief Executive Officer Raytheon Aircraft Company

Skills and Qualifications:

• Extensive experience in operations, manufacturing, performance excellence, business development, technology-driven business environments and military and government contracting

• Education, training and knowledge in science and engineering

Committees:

• Compensation

• Executive

• Nominating and Corporate Governance

Current Public Company Directorships:

• Ryder Systems Inc.

• NextEra Energy, Inc.

• Harris Corporation

Former Public Company Directorships Held During the Past 5 Years:

• BBA Aviation plc

Mr. Tookes retired from Raytheon Company in December 2002. He joined Raytheon in 1999 and served as president of Raytheon International, chairman and chief executive officer of Raytheon Aircraft and executive vice president of Raytheon Company. From 1980 to 1999, Mr. Tookes served United Technologies Corporation as president of Pratt and Whitney’s Large Military Engines Group and in a variety of other leadership positions.

Mr. Tookes provides extensive experience in operations, manufacturing, performance excellence, business development, technology-driven business environments, and military and government contracting. He also brings his science and engineering education, training and knowledge to the Board. Mr. Tookes’ industry expertise includes aviation, aerospace and defense, transportation and technology.

Wendell P. Weeks

Age: 54 Director Since: 2000 Chairman, Chief Executive Officer and President Corning Incorporated

Skills and Qualifications:

• Wide range of experience including financial management, business development, commercial leadership, and general management

• Experience in many of Corning’s businesses and technologies

• Experience as chief executive officer

Committees: • Executive Current Public Company Directorships: • Merck & Co., Inc. Former Public Company Directorships Held During the Past 5 Years: • None

Mr. Weeks joined Corning in 1983. He was named vice president and general manager of the Optical Fiber business in 1996; senior vice president in 1997; senior vice president of Opto Electronics in 1998; executive vice president in 1999; and president, Corning Optical Communications in 2001. Mr. Weeks was named president and chief operating officer of Corning in 2002; president and chief executive officer in 2005; and chairman and chief executive officer on April 26, 2007. He added the title of president in December 2010.

Mr. Weeks brings deep and broad knowledge of the company based on his long career across a wide range of Corning’s staff groups and major businesses. Mr. Weeks has 31 years of Corning experience including financial management, business development, commercial leadership, and general management. His experiences in many of Corning’s businesses and technologies, and nine years as chief executive officer, have given him a unique understanding of Corning’s diverse business operations and innovations.

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Mark S. Wrighton

Age: 64 Director Since: 2009 Chancellor and Professor of Chemistry, Washington University in St. Louis

Skills and Qualifications:

• Expertise in materials and research interests in the areas of transition metal catalysis, photochemistry, surface chemistry, molecular electronics, and photoprocesses at electrodes

• Executive leadership experience

Committees: • Audit • Finance Current Public Company Directorships: • Cabot Corporation • Brooks Automation, Inc. Former Public Company Directorships Held During the Past 5 Years: • None

Since 1995, Dr. Wrighton has been chancellor and professor of Chemistry at Washington University in St. Louis, a major research university. Before joining Washington University, he was a researcher and professor at the Massachusetts Institute of Technology, where he was head of the Department of Chemistry from 1987 to 1990, and then provost from 1990 to 1995. Dr. Wrighton served as a presidential appointee to the National Science Board from 2000 to 2006, and chaired that Board’s audit and oversight committee during that time. He also is a past chair of the Association of American Universities, The Business Higher Education Forum and the Consortium on Financing Higher Education, and continues as a member of these organizations. He was elected to membership in the American Academy of Arts and Sciences and the American Philosophical Society, and he is a Fellow of the American Association for the Advancement of Science.

Dr. Wrighton is a professor, chemist and research scientist with expertise in materials and research interests in the areas of transition metal catalysis, photochemistry, surface chemistry, molecular electronics, and in photoprocesses at electrodes. Under Chancellor Wrighton’s leadership, Washington University has grown significantly in academic stature, research enterprise, infrastructure, student quality, curriculum and international reputation. In addition to his executive leadership, Dr. Wrighton brings to the Board his vast scientific knowledge and understanding of complex research and development issues.

Structure and Role of the Board

Corporate Governance Guidelines

The Board has adopted a set of Corporate Governance Guidelines that address the makeup and functioning of the Board, among other things. A copy of these guidelines can be found on our website at: www.corning.com/investor_relations/corporate_governance/board_download_library.aspx.

Board Leadership Structure

Our Board, through our Nominating and Corporate Governance Committee, annually assesses its leadership structure. As a result, we currently combine the roles of chief executive officer and chairman, and independent members of the Board annually elect an independent lead director. In February 2014, as part of our annual review and assessment of our leadership structure, corporate governance and succession planning, the Board determined that the current leadership structure is working well, as it facilitates effective communication, oversight and governance of the Company while allowing independent decision-making as appropriate. We believe that having Mr. Weeks serve as both chief executive officer and chairman demonstrates to our investors, employees, suppliers, customers and other stakeholders that the Company is under strong leadership, with a single person setting the tone and having primary responsibility for managing our operations. This unity of leadership eliminates the potential for confusion or duplication of efforts, and provides clear leadership for the Company. We also believe that our current leadership structure – under which our chief executive officer serves as chairman of the Board, four of the six Board committees are chaired by independent directors, and our lead director assumes certain responsibilities on behalf of the independent directors – remains the optimal board leadership structure for the Company and our shareholders.

Mr. Clark was appointed lead director in February 2013 and re-appointed in 2014. The lead director plays an important role in our corporate governance structure. The lead director’s responsibilities include: presiding at meetings of the Board at which the chairman is not present, including executive sessions of the non-employee directors; serving as liaison between the chairman and the non-employee directors; convening meetings of the non-employee directors; consulting with the chairman on matters relating to corporate governance; facilitating the CEO performance review and management succession; and, when requested by major shareholders, ensuring that he is available for consultation and direct communication. The lead director, in advance of each Board meeting, provides comments, suggestions and approval for the meeting schedule and timing, for each agenda, and for the types of information to be sent to the Board.

Our Board of Directors is currently composed of 10 independent directors under the New York Stock Exchange listing requirements, one non-independent

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outside director, plus two management directors. One independent director – Mr. Seely Brown – will retire at the Annual Meeting.

All of our directors are highly accomplished and experienced in their respective fields, with demonstrated leadership in significant enterprises and familiarity with board processes. For additional information about the backgrounds and qualifications of our directors, see “Our Director Nominees” in this proxy statement.

Our Board has six standing committees — Audit, Compensation, Corporate Relations, Executive, Finance, and Nominating and Corporate Governance. Three of the committees are composed solely of independent directors. Four of the committees each have a separate, independent chair, and the Executive Committee has five independent directors and two management directors as members. The chair of each of these committees is responsible for directing the committee in fulfilling its responsibilities, see “Meetings and Committees of the Board” in this proxy statement.

Executive Sessions of Independent Directors

Non-employee Board members meet without management at each regularly scheduled Board meeting. Independent Board members also meet separately at least once a year. Additional meetings may be called by the lead director in his discretion or at the request of the Board. The lead director, Mr. Clark, presides over meetings of the non-employee directors.

Board Risk Oversight

Corning has a comprehensive risk management program that engages the Company’s management/leadership and Board. Since 2004, the Company has employed an Enterprise Risk Management program (“ERM”) that was modeled on the COSO II framework. “COSO” is the Committee of Sponsoring Organizations of the Treadway Commission, a voluntary private-sector organization, established in the United States, dedicated to providing guidance to executive management and entities on critical aspects of organizational governance, business ethics, internal control, enterprise risk management, fraud, and financial reporting. Corning’s ERM is a company-wide effort that involves the Board, management and Corning staff in an integrated effort to identify, assess and manage risks that may potentially affect the Company. A “Risk Council,” chaired by our vice chairman and chief financial officer, Mr. Flaws, and composed of Corning management and staff, is a core governance element of the ERM.

The Risk Council’s activities include aggregating, prioritizing and assessing risks including financial, operational, business, reputational, governance and managerial risks. The Risk Council assists each of our businesses in identifying its applicable risks, and determines whether such risks are material at the Company level. Each business is responsible for managing its identified risks – as we believe the local business teams are in the best position to identify and manage their risks. We believe this central oversight of and assistance to the business teams is the most effective way to manage the Company’s risks. The Risk Council reports directly to the management committee of the Company and provides reports on the Company’s risk management process and its top risks periodically to the Audit, Finance and Corporate Relations Committees.

Additionally, our Compliance Council, chaired by the senior vice president and general counsel, provides the Risk Council with the results of its review of the Company’s compliance with laws and regulations of the countries in which we conduct business. The Compliance Council reports directly to each of the Audit Committee and Corporate Relations Committee.

We also perform a comprehensive risk assessment related to our internal controls. This assessment includes interviews with senior management and financial leaders as well as evaluation of Risk Council findings, audit results, current business priorities and the economic environment. The assessment results are used to establish our internal audit plan, conduct internal audits and perform any resulting remedial actions. The assessment and internal audit results are a key part of our Sarbanes-Oxley compliance program for internal controls. The Audit Committee reviews the results of the risk assessment annually and the results of our internal audits quarterly.

The Audit Committee annually reviews a comprehensive report on the Company’s ERM processes. In accordance with New York Stock Exchange requirements, our Audit Committee is responsible for company policies with respect to risk assessment and risk management, for reviewing contingent liabilities and risks that may be material to Corning, as well as major legislative and regulatory developments that could materially impact Corning’s contingent liabilities and risks. The Audit Committee regularly reviews and discusses certain risks facing the Company, including legal issues, employee matters, information technology security and governmental regulation and legislation, among other things. Our Finance Committee, pursuant to its charter, regularly reviews the top risks identified by the ERM process and strategies for managing exposure to specific financial, economic and hazard risks. Each of the Audit and Finance Committee’s chairman reports to the entire Board of Directors regarding their risk management review and any significant items identified. In addition, each of our Board committees considers the risk exposures within its areas of responsibility. For example, our Corporate Relations Committee reviews potential risk exposures in the environmental, health, safety, employment and product liability areas.

The full Board provides additional risk oversight in numerous ways, including the following:

•	Each year, prior to its approval of the annual budget and long-term plan, the Board reviews the potential risks which could negatively impact the proposed budget and plan. This review includes the types of risks, as well as pessimistic and worst case scenarios should the identified risks be realized.

•	The Board frequently reviews the Company’s Strategic Framework and any risks that may negatively impact it.

•	Prior to approving any significant investment or divestiture actions by the Company, the Board reviews a detailed proposal identifying the rationale and risks involved in such action.

•	The Board regularly receives written reports covering environmental, safety and health, and human resources matters.

•	At least four times each year, the Board attends “Technology with the Board” sessions, which allow the directors to review and discuss current research and development projects and thereby assess risks related to the Company’s technology and intellectual property developments.

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•	The full Board also engages in periodic discussions regarding risks with our chief executive officer, chief financial officer, general counsel, chief compliance officer and other company officers, as it deems appropriate.

We endeavor to keep the Board fully apprised of risks facing the Company and believe that our directors provide effective oversight of the risk management function.

Communications with Directors

Shareholders and interested parties may communicate concerns to any director, committee member or the Board by writing to the following address: Corning Incorporated Board of Directors, Corning Incorporated, One Riverfront Plaza, MP HQ E2 10, Corning, New York 14831 Attention: Corporate Secretary. Please specify to whom your correspondence should be directed. The Corporate Secretary has been instructed by the Board to promptly forward all correspondence (except advertising, spam, junk mail and other mass mailings, product inquiries and suggestions, resumes, surveys or any unduly hostile, threatening or illegal materials) to the relevant director, committee member or the full Board, as indicated in the correspondence.

Director Independence and Transactions Considered in Independence Determinations

Independent oversight bolsters our success. Our Board has determined that each of the following non-employee directors qualifies as “independent” in accordance with the listing requirements of the New York Stock Exchange, applicable U.S. Securities and Exchange Commission (“SEC”) rules and the company’s director qualification standards: Messrs. Canning, Clark, Cummings, Landgraf, Martin and Tookes, Ms. Henretta and Drs. Brown, Rieman and Wrighton.

Messrs. Flaws and Weeks are not independent because they are each executive officers of Corning. Dr. Burns was an executive officer of Dow Corning Corporation (which is 50% owned by Corning) until her December 31, 2011, retirement and therefore is not an independent director under New York Stock Exchange listing requirements.

The New York Stock Exchange listing requirements state that no director may be qualified as “independent” unless our Board affirmatively determines that the director has no material relationship with Corning. The Board considers all relevant facts and circumstances when making independence determinations, including application of the following New York Stock Exchange criteria, any of which would bar a director from being determined to be “independent”:

•	the director or an immediate family member is, or has been within the last three years, an executive officer of Corning;
•	the director has received, or has an immediate family member who has received, during any 12-month period within the last three years, more than $120,000 in direct compensation from Corning, other than director and committee fees and pension or other forms of deferred compensation for prior service;
•	the director or an immediate family member is a current partner or employee of a firm that is Corning’s internal or external auditor (and in the case of the family member, such person personally works on Corning’s audit), or at any time during the past three years the director or the family member was a partner or employee of such firm and personally worked on Corning’s audit;
•	the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of Corning’s present executive officers at the same time serve or served on that company’s compensation committee; and
•	the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, Corning for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

In addition, in accordance with New York Stock Exchange listing requirements, in determining the independence of any director who will serve on the Compensation Committee, our Board considers all factors specifically relevant to determining whether a director has a relationship with Corning that is material to that director’s ability to be independent from management in connection with fulfilling his or her duties as a Compensation Committee member, including but not limited to the source of compensation of such director, including any consulting, advisory or other compensatory fees paid by Corning to the director, and whether such director is affiliated with Corning Incorporated or any of its subsidiaries or affiliates.

Further, directors who serve on the Audit Committee each must satisfy standards established by the SEC which provide that to qualify as “independent” for purposes of committee membership, audit committee members may not accept directly or indirectly any consulting, advisory or other compensatory fees from the Company other than their director compensation, and they may not be affiliates of Corning.

Our Corporate Governance Guidelines require the Board to make an annual determination regarding the independence of each of our directors. In making its independence determinations, the Board considered transactions that occurred since the beginning of 2011 between Corning and entities associated with the independent directors or members of their immediate family.

In making director independence determinations, the Board reviewed and discussed information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to Corning and Corning’s management. The Board’s independence determinations included reviewing the following transactions:

•	Mr. Cummings is an employee of JPMorgan Chase & Co. (“JPM”). He is not a JPM section 16 executive under SEC rules. JPM and its affiliates provide various investment banking services including underwriting, commercial lending, banking, and other financial advisory services, including provision of credit facilities to Corning and its affiliates. Mr. Cummings has no personal involvement in JPM services provided to or fees paid by Corning. Payments to JPM and its affiliates for these services constituted less than the greater of $1 million or 2% of its consolidated gross revenue in each of the past three years.

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•	Mr. Martin is a partner at the law firm Patton Boggs, LLP (“Patton Boggs”). Neither Mr. Martin nor Patton Boggs currently provides any legal services to Corning. Paton Boggs previously provided professional services to Corning on various matters; however, Corning ended its relationship with Patton Boggs in 2012 and has agreed to discontinue its retention of the firm during Mr. Martin’s tenure as director. Payments to Patton Boggs in 2011 and 2012, prior to Mr. Martin joining Corning’s Board, constituted less than the greater of $1 million and less than 2% of Patton Bogg’s consolidated gross revenues in each of those years.

•	Messrs. Canning, Clark and Tookes, Ms. Henretta and Dr. Wrighton, or one of their immediate family members, is or was during the previous three years, a non-management director, trustee, advisor or employee or served in a similar position at another entity that did business with Corning at some time during those years. The business relationships were ordinary course dealings as a supplier or purchaser of goods or services. Payments to or from each of these entities constituted less than the greater of $1 million or 2% of the recipient’s annual revenue, respectively, in each of the past three years.

In determining that each of the relationships set forth above are not material, the Board considered the following additional facts: that such relationships arise only from such director’s position as an employee or director of the relevant companies with which Corning does business; that such director has no direct or indirect material interest in any of the transactions; that such director had no role or financial interest in any decisions about any of these transactions; and that such a relationship would not bar independence under the New York Stock Exchange listing requirements, applicable SEC rules or Corning’s director qualification standards.

Based on all of the relevant facts and circumstances, the Board concluded that none of the director relationships mentioned above constituted a material relationship with Corning that represents a potential conflict of interest, or otherwise interferes with the exercise by any of these directors of his or her independent judgment with respect to Corning.

Each member of the Board’s Audit, Compensation, and Nominating and Corporate Governance Committees is independent within the meaning of the New York Stock Exchange listing requirements, applicable SEC rules and Corning’s Director Qualification Standards.

Commitment of our Board – Attendance at 2013 Meetings

The Board of Directors held 18 regularly scheduled meetings and three special meetings during 2013. Overall attendance at such meetings was 97.55%. Each director attended 75% or more of the aggregate of all meetings of the Board and the committees on which he or she served in 2013.

Our Corporate Governance Guidelines provide that each director will make every effort to attend the Annual Meeting. All of our current directors who were members of our Board at the time attended the 2013 Annual Meeting of Shareholders.

Our Board Committees

Board Committees

In addition to an Executive Committee, which is specified in the By-Laws and acts by delegation, Corning has five standing Board committees. These three committees are completely independent: Audit, Compensation, and the Nominating and Corporate Governance Committees. The other committees are Corporate Relations and Finance. Each committee’s written charter, as reviewed annually and adopted by the Board of Directors, is available on Corning’s website at www.corning.com/investor_relations/ corporate_governance/board_download_library.aspx.

The Committee memberships below are as of February 6, 2014.

Audit

The Audit Committee met 10 times during 2013. The current members of the Audit Committee are Mr. Landgraf (Chair), Ms. Henretta and Drs. Rieman and Wrighton. Although not currently a member of the Audit Committee, Mr. Martin served on the Audit Committee through February 5, 2014, and therefore is a signatory to the Audit Committee report dated that date that is included in this proxy statement. The Audit Committee:

•	Assists the Board of Directors in its oversight of (i) the integrity of Corning’s financial statements, (ii) the internal auditors’ performance, and (iii) Corning’s compliance with legal and regulatory requirements;

•	Meets in executive sessions with the independent registered public accounting firm, internal auditors and management;

•	Approves the appointment of Corning’s independent registered public accounting firm;

•	Reviews and discusses with the independent registered public accounting firm and the internal auditors the effectiveness of Corning’s internal control over financial reporting, including disclosure controls;

•	Reviews and discusses the scope of the annual audit with management, the independent registered public accounting firm and the internal auditors;

•	Reviews the quarterly and annual financial statements and other reports provided to shareholders with management and the independent registered public accounting firm;

•	Discusses company policies with respect to risk assessment and risk management, and reviews contingent liabilities and risks that may be material to Corning, as well as major legislative and regulatory developments that could materially impact Corning’s contingent liabilities and risks;

•	Oversees the independent registered public accounting firm’s qualifications, independence and performance;

•	Reviews transactions between Corning and related persons that are required to be disclosed in our filings with the SEC; and

•	Determines the appropriateness of and pre-approves the fees for audit and permissible non-audit services to be provided by the independent registered public accounting firm.

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Audit Committee Financial Experts

The Board of Directors has determined that two members of the Audit Committee, Mr. Landgraf and Dr. Wrighton, qualify as Audit Committee Financial Experts.

Compensation

The Compensation Committee met seven times during 2013. The current members of the Compensation Committee are Drs. Rieman (Chair) and Brown and Messrs. Clark, Landgraf and Tookes. The Compensation Committee:

•	Reviews Corning’s goals and objectives with respect to executive compensation;
•	Evaluates the CEO’s performance in light of Corning’s goals and objectives;
•	Determines and approves compensation for the CEO and other officers of Corning;
•	Reviews and approves employment, severance and change in control agreements for the CEO and other officers of Corning;
•	Recommends to the Board the compensation arrangements with non-management directors;
•	Oversees Corning’s equity compensation plans; and
•	Makes recommendations to the Board regarding non-equity incentive and equity incentive plans.

Compensation decisions for the directors and executives, including the five executive officers of the Company listed in this proxy statement and identified as the “Named Executive Officers” (“NEOs”), are reviewed and approved by the Compensation Committee.

The Compensation Committee has administrative and/or oversight responsibility to compensate key executives effectively and in a manner consistent with our stated compensation strategy. The Compensation Committee has engaged an independent executive compensation expert from Aon Hewitt, an outside global human resources consulting firm, to conduct a review and comment on its total compensation program for executives. The independent expert supports the Compensation Committee by providing data regarding market practices and makes recommendations for changes to plan designs and policies that are consistent with the Company’s compensation philosophy.

The agenda for meetings of the Compensation Committee is determined by its chairman, with the assistance of the senior vice president - Human Resources and the senior vice president - Global Compensation and Benefits. The chief executive officer and the chief administrative officer are invited to attend the Compensation Committee meetings, though the CEO leaves the room during discussions and deliberations of individual compensation actions affecting him personally. The Compensation Committee Chairman reports the Compensation Committee’s recommendations on executive compensation to the Board. The Company’s Global Compensation and Benefits department supports the Compensation Committee in its duties and, along with the chief administrative officer, may be delegated authority to fulfill certain administrative duties regarding the compensation programs.

The Compensation Committee has authority under its charter to retain, approve fees for and terminate advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities. The Compensation Committee has retained an executive compensation expert from Aon Hewitt as its independent consultant. The Compensation Committee reviews the total fees paid to Aon Hewitt by the Company to ensure that the independent compensation expert maintains his objectivity and independence when rendering advice to the Committee. For more information on the Compensation Committee, see the section of this proxy statement titled “Compensation Discussion and Analysis” beginning on page 24.

Corporate Relations

The Corporate Relations Committee met five times during 2013. The current members of the Corporate Relations Committee are Dr. Burns (chair) and Messrs. Cummings and Martin. The Corporate Relations Committee focuses on the areas of employment policy, public policy, external communications and community relations in the context of the business strategy of Corning.

Executive

The Executive Committee met seven times during 2013. The current members of the Executive Committee are Messrs. Weeks (chair), Canning, Clark, Cummings, Flaws, Landgraf and Tookes. All other directors are alternate members of the Executive Committee. The Executive Committee serves primarily as a means of taking action requiring Board approval between regularly scheduled meetings of the Board. The Executive Committee is authorized to act for the full Board on matters other than those specifically reserved by New York law to the Board. In practice, the Executive Committee’s actions are generally limited to matters such as the authorization of corporate credit facilities, borrowings and pricing of Corning’s public offering of securities, and specific transactions for which the Board delegates its authority.

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Finance

The Finance Committee met seven times during 2013. The current members of the Finance Committee are Messrs. Cummings (chair), Canning, Flaws and Martin, Ms. Henretta and Drs. Burns and Wrighton. The Finance Committee:

•	Monitors present and future capital requirements of Corning;
•	Reviews all material transactions prior to execution;
•	Reviews potentials mergers, acquisitions, divestitures and investments in third parties;
•	Reviews Corning’s exposure to financial, economic and hazard risks;
•	Monitors Corning’s cash management plans and activities;
•	Reviews Corning’s tax position and strategy;
•	Reviews and monitors Corning’s credit rating;
•	Reviews funding actions for Corning’s pension programs;
•	Reviews Corning’s financial plans and other financial information that Corning uses in its analysis of internal decisions;
•	Reviews Corning’s policies and procedures with respect to insurance debt management and financial risk management, including approval of Corning’s qualification for and election of the end-user exception to the mandatory swap clearing requirement of the Dodd-Frank act; and
•	Reviews legal and regulatory matters that may have a material impact on the financial statements as such matters pertain to financing or risk management activities of the Company.

Nominating and Corporate Governance

The Nominating and Corporate Governance Committee met five times during 2013. The current members of the Nominating and Corporate Governance Committee are Messrs. Tookes (chair), Canning and Clark and Dr. Brown. The Nominating and Corporate Governance Committee:

•	Identifies individuals qualified to become Board members;
•	Reviews candidates recommended by shareholders;
•	Determines the criteria for selecting director nominees;
•	Conducts inquiries into the background of director nominees;
•	Recommends to the Board, director nominees to be proposed for election at the Annual Meeting of Shareholders;
•	Reviews and recommends to the Board whether to accept or reject the resignation of an incumbent director who failed to receive a majority of the votes cast in an election that is not a result of a contested election pursuant to the Company’s Majority Voting Policy;
•	Monitors significant developments in the regulation and practice of corporate governance;
•	Develops and recommends to the Board corporate governance guidelines;
•	Assists the Board in assessing the independence of Board members;
•	Identifies Board members to be assigned to the various committees;
•	Oversees and assists the Board in the review of the Board’s performance;
•	Establishes director retirement policies;
•	Reviews, approves and ratifies transactions between Corning and related persons; and
•	Reviews activities of Board members and senior executives for potential conflict of interest.

The process for electing director nominees entails making a preliminary assessment of each candidate based upon his or her résumé and other biographical and background information, as well as his or her willingness to serve. This information is then evaluated against the criteria established by the Nominating and Corporate Governance Committee for members of the Compensation Committee, as well as the specific needs of Corning at that time. Based upon this preliminary assessment, candidates who appear to be the best fit are invited to participate in a series of interviews. At the conclusion of the process, if it is determined that the candidate will be a good fit, the Nominating and Corporate Governance Committee recommends the candidate to the Board for election at the next annual meeting. The Nominating and Corporate Governance Committee uses the same process for evaluating all candidates regardless of the source of the nomination.

The Nominating and Corporate Governance Committee will consider candidates recommended by shareholders. If you wish to nominate a candidate, please forward the candidate’s name and a detailed description of the candidate’s qualifications, skills and experience, a document indicating the candidate’s willingness to serve and evidence of the nominating shareholder’s ownership of Corning’s shares to: Corporate Secretary, Corning Incorporated, One Riverfront Plaza, Corning, New York 14831. A shareholder wishing to nominate a candidate must also comply with the notice requirements described on page 63.

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Compensation Matters

Proposal 2	Advisory Vote to Approve Executive Compensation (Say-on-Pay)

Our Board of Directors requests that shareholders approve the compensation of our Named Executive Officers, pursuant to Section 14A of the Securities Exchange Act of 1934, as disclosed in the Executive Compensation section of this proxy statement, which includes the Compensation Discussion and Analysis, the Summary Compensation Table and the supporting tabular and narrative disclosure on executive compensation.

This vote is advisory and not binding on our Company, but the Board of Directors values the opinions that shareholders express in their voting and will consider the outcome of the vote in determining our executive compensation programs.

Investor Outreach on Compensation Matters

Last year, Corning received approximately 71% shareholder support from the non-binding Say-on-Pay advisory vote, compared with 95% received in 2012 and 96% received in 2011. As a result, we undertook extensive investor outreach to understand what factors shareholders consider most important when evaluating our executive compensation program.

In response to the feedback we received, we have made certain changes to our executive compensation program that take effect in 2014. We have also included additional disclosures in this proxy statement to improve the transparency of our current pay practices and their alignment with our financial performance.

Say-on-Pay Proposal

Our management team and the Board strive to balance near-term results with long-term shareholder value through thoughtful investments in research and development. Accordingly, we maintain a “pay for performance” philosophy that forms the foundation for all decisions regarding executive compensation made by the Compensation Committee. In addition, our compensation programs are designed to facilitate strong corporate governance.

The Compensation Discussion and Analysis portion of this proxy statement contains a detailed description of our executive compensation philosophy and programs, the compensation decisions the Compensation Committee has made under those programs and the factors considered in making those decisions, including 2013 Company performance, focusing on the compensation of our NEOs. We believe that we have created a compensation program deserving of shareholder support.

For these reasons, the Board of Directors recommends that shareholders vote in favor of the resolution:

RESOLVED, that on an advisory non-binding basis, the total compensation paid to the Company’s Named Executive Officers (CEO, CFO and three other most highly compensated executives), as disclosed in the proxy statement for the 2014 Annual Meeting of Shareholders pursuant to Section 14A of the Securities Exchange Act of 1934, including the Compensation Discussion and Analysis and the supporting tabular and related narrative disclosure on executive compensation, is hereby APPROVED.

Our Board unanimously recommends a vote FOR the resolution approving the compensation of our Named Executive Officers.

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Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) explains the key elements of our executive compensation program and compensation decisions for our named executive officers (“NEOs”). The Compensation Committee of our Board of Directors (the “Committee”), with input from its independent compensation consultant, oversees these programs and determines compensation for our NEOs.

Our fiscal year 2013 NEOs are:

Wendell P. Weeks	Chairman of the Board of Directors, Chief Executive Officer (“CEO”) and President
James B. Flaws	Vice Chairman and Chief Financial Officer
Kirk P. Gregg	Executive Vice President and Chief Administrative Officer
Lawrence D. McRae	Executive Vice President, Strategy and Corporate Development
Lewis A. Steverson	Senior Vice President and General Counsel

Throughout this CD&A, we refer to our core net income, core net sales, core earnings per share (“EPS”), adjusted EPS, adjusted net profit after tax (“NPAT”) and adjusted operating cash flow, which are non-GAAP financial measures. Appendix A to this proxy statement contains a reconciliation of such non-GAAP measures.

CD&A Table of Contents

To assist shareholders in finding important information, we call your attention to the following sections contained within our CD&A:

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Summary of Corning’s Businesses

As the world leader in specialty glass and ceramics, Corning invents, makes, and sells keystone components that enable high-technology systems for consumer electronics, mobile emissions control, telecommunications, and life sciences. With a track record of more than 160 years and a sustained investment in R&D, Corning is constantly driving the next wave of cutting-edge technologies across our five business segments.

Business segment	Primary products	Primary competitors
Display Technologies	Glass substrates for LCD flat panel televisions, computer monitors, laptops, and other consumer electronics	Asahi Glass Co. Ltd. Nippon Electric Glass Co. Ltd.	Our largest segment – Display Technologies – generated over 70% of our total core net income in 2013.
Environmental Technologies	Ceramic substrates and diesel filters for emission control systems	Ibiden Co., Ltd. NGK Insulators Ltd.
Optical Communications	Optical fiber, cable, and hardware and equipment for telephone and Internet communication networks	Prysmian Group TE Connectivity Ltd.
Life Sciences	Glass and plastic labware, as well as label-free technology, media, and reagents for cell culture, genomics, and bioprocessing applications	Thermo Fisher Scientific, Inc. Life Technologies Corporation
Specialty Materials	Cover glass for consumer electronics, advanced optics, and specialty glass solutions for a number of industries	Asahi Glass Co. Ltd. Nippon Electric Glass Co. Ltd. Hoya Corp. Agilent Technologies, Inc.

Equity Investments

In addition to the five business segments outlined above, Corning invests in several equity affiliates, each of which contributes significantly to the company’s performance. The largest of these equity affiliates are Dow Corning Corporation and Samsung Corning Precision Materials Co., Ltd. (“SCP,” of which we became 100% owner on January 15, 2014). Our 2013 reported net sales do not include our 50% share of the net sales of these entities. The combined 2013 sales for these two entities totaled close to $8 billion; Corning’s share of such sales is nearly $4 billion. In evaluating executive compensation, it is important for our shareholders to be mindful of the size, complexity and contribution of these equity investments.

Summary of Corning’s Executive Compensation Program

Compensation Element	2013 Performance Metrics
Base Salary – Fixed Pay	Base salary for the CEO is targeted at approximately median; base salaries for other NEOs are determined using a combination of external data and internal equity compared with the CEO
Annual Cash Bonus Plans:

Performance Incentive Plan (“PIP”) – individual targets, 0 – 200% of target opportunity	PIP payouts to NEOs are based 100% on adjusted NPAT

GoalSharing (Unit Plans) – 5% target, 0 – 200% of target opportunity	Payout for NEOs based on the weighted average of all Unit Plans in the corporation
Long Term Incentives (LTIs) – three components collectively refered to as the Corporate Performance Plan (CPP):

Cash Performance Units (CPUs) – 50% of LTI Target	50% adjusted operating cashflow, 50% adjusted EPS

Stock Options – 25% of LTI Target	Value received depends on the increase of Corning stock price

Restricted Stock Units (RSUs) – 25% of LTI Target	Value will fluctuate with the Corning stock price

See “What’s New in 2014” on page 37 for changes we are making in response to shareholder feedback.

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Corporate Performance Overview

Our 2013 business plan focused on three primary initiatives:

•	Stabilizing performance in our Display Technologies segment in the wake of a maturing business cycle and significant pricing pressures and achieving positive momentum in that business;
•	Growing sales and improving margins in our non-Display businesses; and
•	Maintaining a strong balance sheet to allow us to continue investing in the future, complete certain strategic investments, and increase distributions to shareholders.

We executed well, and our results reflect our outstanding year in 2013, as the following tables demonstrate:

Core Performance

	2013	2012	% Change
Core Net Sales (in millions)	$7,948	$7,605	5%
Core Net Income (in millions)	$1,797	$1,595	13%
Core EPS	$1.23	$1.06	16%

GAAP

	2013	2012	% Change
Net Sales (in millions)	$7,819	$8,012	(2%)
Net Income (in millions)	$1,961	$1,636	20%
EPS	$1.34	$1.09	23%

Results for 2012 include the impact of defined benefit pension plan methodology change implemented in the first quarter of 2013 and retrospectively applied to prior periods. Refer to our Annual Report on Form 10-K, Note 1 of Notes to Consolidated Financial Statements, for the year ended December 31, 2013, filed with the SEC on February 10, 2014, for a discussion of the change and the impact to our financial statements.

Return to Shareholders

	2013	2012	% Change
1 year Total Shareholder Return (TSR) (at 12/31)	45.03%	(0.31%)
Annual Dividend	$0.39	$0.32	22%
Year end stock price	$17.82	$12.62	41%

Our TSR performance in 2013 was top quartile relative to the constituents of the S&P 500 Index and well above median of our disclosed Compensation Peer Group.

Returned Value to Our Shareholders

Currently, our quarterly dividend is $0.10 per common share. We increased the dividend to $0.10 in April 2013, and had increased it to $0.09 per share, from $0.075, in October 2012 and to $0.075 per share, from $0.05, in October 2011. This provided shareholders with a 100% increase in dividends in less than two years.

In April 2013, we announced a $2 billion share repurchase program and repurchased $1.5 billion of shares in 2013. In October 2013, our Board authorized an additional $2 billion of repurchases contingent upon the closing of the SCP transaction, which took place in January 2014.

Program Updates and 2013 Say-on-Pay Vote

At our 2013 Annual Shareholders Meeting, approximately 71% of votes cast supported Corning’s executive compensation program, compared with 95% support received in 2012. This result led to a multi-pronged effort to review our executive compensation programs. This effort included discussions with institutional shareholders, analysis of market practices at peer companies and advice from the Committee’s independent consultant and management’s consultants.

The objective of our investor outreach was to understand what factors shareholders consider to be most important when evaluating our executive compensation program. During 2013, we expanded our usual investor outreach, which includes multiple meetings with more than 70% of our top institutional holders. Specific to executive compensation, we reached out to more than 30 institutional shareholders, collectively representing nearly 40% of our outstanding shares. Over the course of several months, senior management and the Committee analyzed and discussed what we learned in this comprehensive review process.

We learned that our shareholders were not seeking major changes to our executive compensation program, but did offer ideas to refine and improve the program. Major shareholders were not prescriptive about plan design. Instead, they were more interested to see that the results and outcomes delivered by the plans were aligned appropriately with performance. Below are highlights from this process:

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We Took Action In Response to Investor Feedback

Feedback We Received	Action We Took
Clearly disclose those companies that Corning considers to be the most relevant peers for financial performance comparisons (if appropriate, in addition to those companies in the compensation peer group).	We are including in this proxy statement information on our performance versus our primary competitors.

Explain the linkage of pay to performance in the case of a down cycle.	Starting in 2014, 100% of our NEOs’ annual bonus under the Performance Incentive Plan (“PIP”) and 50% of the bonus target for other executives and employees will be capped at 150% of target (vs. our normal cap of 200% of target) if the profitability goal is budgeted to be lower than the prior year’s actual result and Corning’s total shareholder return (“TSR”) for that year is positive. If Corning’s TSR is negative for such year, the bonus opportunity will be capped at 100 percent of target.

Increase the percentage of performance-based compensation.	We increased the weighting of cash performance units (“CPUs”) from 50 percent to 60 percent of the total long term incentive opportunity. This change will be effective for 2014 LTI grants.

Extend the performance time horizon for the long term incentive plan.	We extended the performance timeline for CPUs to reflect average performance over three years (vs. the current one year performance period) based on performance goals that are set each year.

This change will be effective for 2014 grants.

Move to Core Performance Measures

•	We moved to core performance measures when discussing our financial results to increase transparency of our performance by excluding the impact of changes in the Japanese yen to U.S. dollar exchange rate, as well as other special items, from our operating results. A comparison of our core performance measures for 2013 to GAAP results is included above in the Corporate Performance Overview section and additional reconciliations of our core performance measures to GAAP results can be found in Appendix A.

The 2013 executive compensation program does not incorporate the shift to core performance measures because this change was made after the Board had approved performance targets for 2013 and we do not reset performance targets after they are approved.

•	Because the 2013 executive compensation program does not incorporate the shift to core performance measures, compensation performance for 2013 will be based on GAAP or “as reported” totals with certain adjustments as outlined on page 32. However, to maintain consistency and transparency in our operating results, all financial analyses will also be presented using core performance measures. Beginning in 2014, our executive compensation program targets also will be based on core performance measures. These changes will better align our incentive compensation with how we measure business results and communicate internally to employees and externally to investors.

Plan Design Strategic Alignment

•	We also examined and adjusted our performance metrics for 2014 to ensure close alignment with key strategic objectives as well as shareholder interests.

Given the strategic importance to grow revenues, particularly in the non-Display businesses, we added revenue growth metrics to our short- and long-term incentive plans, although we continue to place the most emphasis on profitability and cash generation goals.

•	Beginning in 2014, our annual cash bonus - PIP plan - metrics will be core adjusted EPS (weighted at 75%) and core net sales growth (weighted at 25%). The performance metrics used for CPUs in our long term incentive plan will be operating cash flow (weighted at 70%) and core net sales growth (weighted at 30%). Our new metrics are designed to balance profitability, cash generation and revenue growth and enhance shareholder value creation.

The impact of the changes outlined above will be reflected in the 2014 Summary Compensation Table reported in our 2015 proxy statement. They are not reflected in this year’s Summary Compensation Table because decisions related to 2013 compensation reported in this proxy statement were made before our 2013 advisory vote on executive compensation occurred and before our extensive shareholder outreach and program review effort was conducted. For more information see “What’s New in 2014” on page 37.

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Pay for Performance Approach and Program Highlights

Approach

Our management team must balance near-term financial results with building long-term value through thoughtful investments in innovation. To fulfill this mission, Corning’s “pay for performance” philosophy forms the foundation for all decisions regarding executive compensation made by the Committee:

•	Corning targets CEO compensation at the Compensation Peer Group median, with delivered compensation varying above or below this level commensurate with company performance;

•	Over 80% of total compensation for NEOs is variable (incentive-based);

•	Our goal-setting process includes both business-driven bottom-up and corporate top-down budgets subject to multiple levels of review;

•	Annual Incentive Compensation: 100% of NEO annual cash PIP bonuses are tied solely to Corning’s consolidated financial performance (with new caps on annual cash bonus opportunities introduced beginning in 2014 in the event of a budgeted down year);

•	Long-Term Incentive Compensation: 50% (increasing to 60% in 2014) of the long-term incentive compensation for NEOs is based directly on the company’s financial performance, with the remaining 50% (decreasing to 40% in 2014) directly tied to the stock price.

	–	50% (increasing to 60% in 2014) of long-term incentive compensation (CPUs) is performance based and delivers value only if corporate financial performance goals are met;

	–	25% (15% in 2014) of long-term incentive compensation (stock options) delivers value only if Corning’s stock price appreciates;

	–	The value of the remaining 25% of long-term incentive compensation – Restricted Stock Units (RSUs) – fluctuates with stock price.

Program Highlights

Highlights of our 2013 compensation program are as follows:

•	A modest base salary increase of 3% effective in July 2013, in line with general industry trends, inflation and our merit budget for all salaried employees;

•	We did not increase NEO incentive compensation target award levels in 2013;

•	2013 adjusted NPAT resulted in PIP cash bonuses earned at 105% of target for NEOs, compared with 124% of target for 2012.

•	2013 adjusted EPS and 2013 adjusted operating cash flow resulted in CPU awards being earned at 109% of target for NEOs, compared with 117% of target for 2012.

•	As shown in the Summary Compensation Tables, overall NEO compensation was lower in 2013 compared with 2012 as a result of the PIP and CPU payouts being lower than in 2012.

Since our executives hold a significant amount of Corning stock, the equity component of our compensation program significantly impacts the compensation and wealth accumulation of our NEOs.

For 2013, variable performance-based pay represented 88% of target total direct compensation for the CEO and, on average, 82% for the other NEOs. Total direct compensation consists of base salary and annual and long-term incentives, and excludes benefits and perquisites. Two compensation elements, annual cash bonuses and CPUs, are earned only if corporate financial performance goals for the year are met. The realizable value of the remaining long-term incentive components, stock options and RSUs, depend directly on our stock price performance.

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Three-Year Realizable Compensation

As shown below, our compensation program is designed so that the pay our executives realize over time aligns with performance, especially our stock price performance.

Realizable pay shows strong alignment between pay and performance.

(1)	Target Pay is total direct compensation – i.e. Base Salary plus Annual Cash Bonuses paid through GoalSharing and the Performance Incentive Plan (at target) plus annual Long-Term Incentives (at target).

(2)	Actual Pay is total earned direct compensation i.e. Base Salary plus Actual Cash Bonuses earned through GoalSharing and the Performance Incentive Plan, plus earned Cash Performance Units and the grant date fair values of equity awards. Discretionary bonuses are excluded from this chart.

(3)	Realizable Pay takes Actual Pay and replaces the grant date fair value of equity awards with the intrinsic value at the fiscal year end by assuming that that equity values are vested and exercised and/or sold on the last day of the fiscal year (the same date on which the TSR measurement is based).

Executive Compensation Program Details

Executive Compensation — Key Principles

The goal of the Company’s compensation program is to provide competitive and motivational compensation to attract, develop and retain our key executive, managerial and technical talent. Attracting and retaining the right talent is critical to supporting and achieving our annual operating priorities.

Our key compensation principles are as follows:

•	Provide a Competitive Base Salary.

•	Pay for Performance: Executive Compensation should be tied to performance and contribution to both short-term and long-term corporate financial performance and shareholder value.

•	Team-Based Management Approach: Corning uses a team-based management approach, so 100% of incentives awarded to NEOs are contingent on achieving a common set of goals for Corning’s consolidated financial performance or the performance of Corning stock. Internal equity within our NEO group is also important.

•	Incentive Compensation Should be a Greater Part of Total Compensation for More Senior Positions: As employees assume more responsibility and have greater opportunity to affect Company performance and shareholder value, an increasing share of their total compensation package is derived from variable incentive compensation.

•	The Interests of Our Executive Group Should be Aligned with Shareholders: Through the use of stock options and restricted stock units, and especially as a result of our robust stock ownership guidelines, we align the long-term interests of our NEOs with those of our shareholders.

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The following table summarizes the components of the 2013 short-term and long-term incentives for our NEOs in 2013:

2013 Compensation Elements and Objectives	2013 Award Opportunity for NEOs	2013 Performance Metrics and Results	2013 Award Earned by NEOs
Base Salary —Fixed Pay To attract and retain talent	NEOs Base Salaries range from $580,000 to $1.2 million
Annual Cash Bonus Plans
Goals are focused on measures that reward short-term performance and reinforce a team-based culture
Annual Cash Bonus — Performance Incentive Plan (PIP)	Target is 140% of base salary for the CEO; 70% to 90% for all other NEOs Opportunity can range from 0% to 200% of target awards	Adjusted NPAT of $1,740 million, $23 million greater than 2013 target of $1,717 million	105% of target opportunity earned Paid March 2014
Annual Cash Bonus — GoalSharing	Target is 5% of base salary; applies to all employees Opportunity can range from 0% to 10% of salary	Weighted average of over 100 GoalSharing Plans in place at Corning—all employees eligible	6.08% of base salary Paid February 2014

Corporate Performance Plan

Cash Performance Units (CPUs)

(represents 50% of annual long-term incentive opportunity)

Goals are focused on measures that support the longer-term financial health and success of the Company

	Target CPU awards range from $750,000 to $3.5 million Opportunity can range from 0% to 150% of target awards	Adjusted EPS of $1.190; 2013 target was $1.154 Adjusted operating cash flow of $2,768 million; 2013 target was $2,677 million	109% of target opportunity earned, resulting in actual awards ranging from $817,500 to $3.8 million for NEOs
Stock Options(1) (represents 25% of annual long-term incentive opportunity) Reward long-term shareholder value creation	Target grant date fair value of stock option awards range from $375,000 to $1.75 million	Actual value realized depends on future market performance of Corning stock and cannot be assessed until exercised	Vest after a 3-year period
Restricted Stock Units (RSUs)(2) (represents 25% of annual long- term incentive opportunity) Reward long-term shareholder value creation and encourage retention	Target grant date fair value of RSUs range from $375,000 to $1.75 million	Actual value realized depends on future market performance of Corning stock and cannot be accurately assessed until vested	Vest after a 3-year period

(1)	The number of stock options is based on the grant date closing stock price and a Black-Scholes valuation factor. In general, the stock option awards have staggered grant dates; 1/3 of the total option grant award on each of March 28, 2013, April 30, 2013, and May 31, 2013. For the past ten years, the Committee has staggered the grants of stock options to avoid basing awards on a single grant date. The Committee believes that this practice is fair and equitable given the historical volatility of Corning’s stock price.
(2)	The number of restricted stock units is based on closing stock price and the target value approved by the Compensation Committee.

Other Payments and Awards

Mr. Flaws, our vice chairman, has been with Corning for 40 years — the last 17 years as chief financial officer, and 14 years as a member of the Board. Mr. Flaws’s role at Corning is broader and more extensive than that of a typical CFO. His breadth and depth of knowledge of our business is unique and valuable and, in recognition of his experience and skill, Institutional Investor magazine named him one of America’s Best CFOs in each of 2006, 2009 and 2011. In 2010 and 2012, two other management committee members announced their retirements. To retain Mr. Flaws’s expertise past his expected retirement date, and to allow for phased executive successions, in January 2011 the Committee approved a two-year retention arrangement (which was extended for an additional year in July 2012) to encourage Mr. Flaws to continue his employment despite having reached his anticipated retirement date. Under the retention arrangement, Mr. Flaws received a cash payment of $1.5 million on April 1 in each of 2012 and 2013, and is eligible to receive a final payment of $1.5 million on April 1, 2014.

In addition to Mr. Flaws’s skills and importance to Corning during a period of phased successions, the Committee also took into consideration the amounts he would forgo under the Company’s retirement plans and not recoup due to his delayed retirement, when determining the amount of the retention payments.

Mr. Steverson joined Corning as senior vice president and general counsel in June 2013. He came to the Company with 18 years of experience at Motorola Inc. and Motorola Solutions, Inc., having served in numerous roles, including senior vice president, general counsel and secretary to the board of Motorola Solutions, Inc. In recognition of the significant unvested equity compensation that Mr. Steverson forfeited upon joining Corning, the Committee approved a cash bonus award of $750,000 and special one-time restricted stock award valued at $2,250,000.

No other special awards have been granted to NEOs in the past four years.

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Pay for Performance – Goal Setting Process

Corning has a process for setting rigorous goals involving both top-down and bottom-up budget generation with multiple levels of review. The Committee sets realistic stretch targets, based on then-current expectations of the business environment and growth and innovation plans. Regardless of changes in the economy as a whole or the markets in which we operate, we do not reset our annual performance goals for executives once they are approved.

In developing the performance goals for 2013, it was important for the Company to stabilize its performance and grow earnings compared with 2012. However, significant movements in the Japanese yen to U.S. dollar exchange rates in late 2012 and early 2013 made relative comparisons of quarter-to-quarter and year-over-year performance difficult. This resulted in Corning’s adoption of core performance measures (utilizing a constant exchange rate of 93 yen to the dollar) in the first quarter of 2013, as discussed earlier.

For 2013, the adjusted NPAT goal (at target) was established at $1,717 million (or a more than 5% increase compared with the restated results for 2012). Achieving this growth in a very difficult economic environment would require the Company to successfully execute its plan to:

•	Stabilize price declines and share in our Display Technologies segment;

•	Grow our non-Display businesses in global markets such as telecommunications and automotive;

•	Deliver significant manufacturing cost savings, effectively integrate new acquisitions and achieve greater efficiency within our staff functions; and

•	Continue to make advances in our innovation portfolio and introduce new products.

Goal Setting – Short Term Incentives – Performance Incentive Plan

The Performance Incentive Plan (PIP): The PIP rewards short-term corporate performance through the payment of an annual cash bonus. The 2013 PIP goals for adjusted NPAT were established with the following criteria:

•	The target performance goal was set at 2013 budget for adjusted NPAT of $1,717 million. If adjusted NPAT met this goal for 2013, the NEOs would earn 100% of their target award under the PIP.

•	A “flat spot” concept has been used by the Company for many years. The flat spot is designed to require targets to be exceeded by a meaningful margin before significantly increasing the payouts. For example, in 2013, a change of $88 million in adjusted NPAT (more than 5% above targeted adjusted NPAT) would result in bonus payout of 120% of the 2013 target bonus opportunity, with the slope of the performance curve steepening beyond that point.

•	The minimum performance goal was established at 88% of our 2013 plan. If adjusted NPAT did not exceed $1,519 million in 2013, the NEOs would not receive any payments under the PIP.

•	The maximum performance goal was established at 113% of our 2013 plan, or $1,937 million adjusted NPAT. If adjusted NPAT met or exceeded this goal for 2013, the NEOs would earn 200% of their target award under the PIP.

The adjusted NPAT goals used in 2013 are shown below. The “flat spot” concept can be seen in the following chart for payout goals between 80% and 120% of target; for example, a change of +/-$88 million in adjusted NPAT would result in bonus payout adjustments of 80% to 120% of the 2013 target bonus opportunities.

2013 Compensation Metrics
Performance Incentive Plan – Annual Cash Bonus

	Payout %	Adjusted NPAT ($M)
MAXIMUM	200%	$1,937
	150%	$1,863
	120%	$1,805
TARGET	100%	$1,717
	80%	$1,629
	50%	$1,585
MINIMUM	0%	$1,519

For 2013, actual adjusted NPAT of $1,740 million exceeded the adjusted NPAT goal, resulting in cash payouts of 105% of target awards for each NEO, compared with 124% of target payouts in 2012.

Goal Setting – Long Term Incentives – Cash Performance Units

Corporate Performance Plan (CPP). The CPP rewards the creation of long-term shareholder value. In 2013, cash performance unit (CPU) awards under the CPP were based upon two equally weighted goals: (1) adjusted EPS and (2) adjusted operating cash flow. The minimum (0%), target (100%), and maximum (150%) payout target levels for adjusted EPS and adjusted operating cash flow for the 2013 CPP were as follows:

2013 Compensation Metrics
Corporate Performance Plan – Cash Performance Units

	Payout %	Adjusted EPS	Adjusted Operating Cash Flow ($M)
MAXIMUM	150%	$1.302	$2,877
	125%	$1.253	$2,810
TARGET	100%	$1.154	$2,677
	75%	$1.090	$2,605
	50%	$1.066	$2,577
MINIMUM	0%	$1.021	$2,527

These two goals were selected because of the importance to the long-term success of the Company in generating cash, while improving earnings per share. Both the Company and the Committee believe that these metrics are appropriate for motivating and rewarding behavior that leads to improved operating performance and shareholder value.

Actual results for 2013 were $1.190 of adjusted EPS and $2,768 million of adjusted operating cash flow. This resulted in CPU awards being earned at 109% of target (compared with a blended score of 117% of target in 2012). These awards are subject to an additional two-year vesting period.

Given the high level of uncertainty associated with growth through innovation and the volatility of the markets in which we operate, it is difficult for the Company to set multi-year goals. (We have discussed this with a number of our largest shareholders). As a result, in 2013 we used a one-year performance period, with the award, if earned, subject to an additional two-year vesting period. In 2014, we will use the average of three one-year performance periods to determine CPU payments. For more information, see “What’s New in 2014” on page 37 for a summary of changes effective in 2014.

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Adjustments to 2013 Reported Results

In 2013, we used adjusted NPAT as the financial metric used for annual cash bonuses under the PIP. Adjusted EPS and adjusted operating cash flow were the financial metrics for CPU awards earned under the CPP. The Compensation Committee approved in advance the adjustments used, which were similar to the adjustments approved in prior years.

Adjustments are intended to eliminate potential windfalls or penalties for non-recurring (and often non-cash) charges and gains. This allows our employees and executives to focus on improving operational performance, while taking special actions, as appropriate, to benefit the Company and its shareholders.

As discussed above, we have modified the financial metrics we are using in our incentive plans for 2014 performance.

Upon the Committee’s review and approval at the beginning of 2013, the following special items were excluded from reported results to calculate incentives for 2013: (i) one-time charges from financing activities; (ii) gains/losses on debt buybacks; (iii) any impact associated with Japanese Yen foreign exchange hedge; (iv) restructuring or impairment charges and credits; (v) non-operating gains and losses; (vi) bankruptcy-related charges at Dow Corning and any impact of Pittsburgh Corning settlements that causes a variance to plan; (vii) any impact from Hemlock Semiconductor that causes a variance to plan; (viii) discontinued operations; (ix) extraordinary gains/losses; (x) special dividends from equity ventures; (xi) the impact from significant acquisitions or equity ventures; (xii) impact of any required accounting or tax law changes that causes a variance from plan; (xiii) the impact of release of valuation allowance on deferred tax assets; (xiv) any foreign currency translation impact on intercompany balance sheet accounts; (xv) restructuring or impairment charges and credits; and (xvi) other non-operating gains and losses considered a “special event” for external reporting purposes.

As a result of these adjustments for 2013, Corning’s adjusted NPAT of $1,740 million was $221 million lower than Corning’s reported GAAP NPAT of $1,961 million. Corning’s adjusted EPS of $1.19 was $0.15 lower than Corning’s reported GAAP EPS of $1.34. Corning’s adjusted operating cash flow of $2,768 million was $19 million lower than the Company’s GAAP operating cash flow of $2,787 million. A reconciliation of our non-GAAP financial measures to GAAP financial measures can be found in Appendix A to this proxy statement.

Other Benefit Plans

Employee Benefits: Our NEOs are eligible for the same employee benefit plans in which all other eligible U.S. salaried employees participate. These plans include medical, dental, life insurance, disability, matching gifts and qualified defined benefit and defined contribution retirement plans. We also maintain nonqualified defined benefit and defined contribution retirement plans with the same general plan features and benefits as our qualified retirement plans for all U.S. salaried employees affected by tax law compensation, contribution and/or deduction limits.

Perquisites and Other Benefits: In addition to the standard benefits available to all eligible U.S. salaried employees, the NEOs are eligible for the following additional perquisites and other benefits:

Executive Supplemental Pension Plan (“ESPP”): We maintain a nonqualified executive supplemental pension plan for approximately 30 active participants, including all of the NEOs. In 2006, we capped the percentage of cash compensation earned as a retirement benefit under our ESPP at a maximum 50% of Final Average Pay for 25 years of service or more. In 2012, we increased the earliest age under which an NEO with significant benefits payable (currently $1,020,000 per year) under the plan may commence an unreduced pension from age 55 to age 57, since the retention of our most senior executives is important to Corning. The definition of pay used to determine benefits includes base salary and annual cash bonuses. Long-term cash or equity incentives are not included and do not impact retirement benefits. Executives must have 10 or more years of service to be vested under this plan. All of the NEOs except for Mr. Steverson are currently vested under this plan. For additional details of ESPP benefits and plan features, please refer to the section entitled “Retirement Plans”.

We maintain an ESPP to:

•	Reward and retain the long-service individuals who are critical to executing Corning’s innovation strategy. Most participants under the plan retire from Corning with more than 20 to 30 years of service, and the Company believes that such long-tenured service contributes to Corning’s long-term success.

•	Provide a reliable and competitive retirement benefit that is independent of other forms of compensation. Given the inherent volatility of performance-based awards and equity incentives, the Company believes that providing a reliable form of retirement income (independent of other elements of compensation) to participants under this plan is consistent with its focus on balancing short- and long-term interests while growing through innovation and encouraging long-term talent retention.

While we seek to maintain well-funded qualified retirement plans, we do not fund our nonqualified retirement plans.

Executive Allowance Program: In 2013, we provided the NEOs with an annual executive allowance that could be used only for limited personal use of corporate aircraft and home security. Each NEO is responsible for all taxes on any imputed income resulting from this program.

We closely monitor business and personal usage on our planes and seek to keep all personal usage at a low percentage of total usage. Annual personal aircraft usage caps under this program (both hours and absolute dollar value) are established by the Committee for each NEO. The Committee believes that a well-managed program of limited personal aircraft use, given the limited commercial flight options available in the Corning, New York area, provides an extremely important benefit at a reasonable cost to the Company. For additional details, refer to footnotes relating to “All Other Compensation” included with the Summary Compensation Table.

Executive Physical: Members of the Executive Group in the U.S., including the NEOs, are eligible for an annual physical exam.

Executive Severance Agreements: We have entered into severance agreements with each NEO. The severance agreements provide clarity for both the Company and the executive if the executive’s employment terminates. By having an agreement in place, we intend to avoid the uncertainty, negotiations and potential litigation that may otherwise occur in the event of termination. The agreements are competitive with market practices at many other large companies and are helpful in retaining senior executives. Additional details can be found under “Arrangements with Named Executive Officers”.

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Executive Change-in-Control Agreements: The Committee believes that it is in the best interests of shareholders, employees and the communities in which the Company operates to ensure an orderly process if a change-in-control of the Company were to occur. The Committee believes that it is important to prevent the loss of key management personnel (who would be difficult to replace) that may occur in connection with a potential or actual change-in-control of the Company. We have thus provided each NEO with change-in-control agreements (separate from the severance agreements described above). The change-in-control agreements generally have a double trigger severance provision (i.e., the executive’s employment must be terminated following a change-in-control) to receive any benefits. Additional details about the specific agreements can be found under “Arrangements with Named Executive Officers”.

These severance and change-in-control agreements are intended to provide stability to the Company and the NEOs at critical times. The Company considers these agreements necessary to attract and retain senior executives, and the terms of these agreements are not a part of the annual compensation determination for our NEOs. In 2012, the Committee approved new forms of agreements for all corporate officers receiving such agreements after July 2004. These new agreements will become effective January 1, 2015, and contain no provision for gross-ups for excise taxes, and cap severance and other benefits at 2.99 times base salary plus target bonus, with cash severance for most officers limited to 2 times base salary plus target bonus. Of our current NEOs, Mr. Steverson is impacted by these changes, since other current NEOs have agreements that were in place prior to July 2004.

Role of Compensation Consultants

The Committee has the authority to retain and terminate a compensation consultant, and to approve the consultant’s fees and all other terms of such engagement. During 2013, the Committee directly retained an executive compensation expert from Aon Hewitt – an affiliate of Aon Corporation – as its independent consultant.

The Committee conducted an independence review of its consultant pursuant to SEC and NYSE rules. The Committee concluded that the six independence factors required for consideration under SEC rules are adequately covered by Aon Hewitt’s current policies and no conflict of interest exists that would prevent its consultant from independently representing the Compensation Committee.

•	During 2013, Aon Hewitt provided leadership development consulting in China to the Company’s subsidiary in China, but the Aon Hewitt executive compensation expert does not provide any other services to the Company, nor is he or the Committee involved in the provision of these consulting services in China in any way. The Committee does not believe that limited services provided by separate groups within Aon Hewitt, on discrete projects (e.g., leadership development in China) for the benefit of Corning’s general employee population, affect the independent advice that the Committee receives from its consultant related to executive compensation.

•	In 2013, fees for Aon Hewitt totaled $235,839, of which $101,341 was related to compensation consulting services provided to the Committee by its independent consultant. The remaining $134,498 fees were for leadership development in China.

•	Aon Hewitt’s parent company and affiliated companies provide an additional $275,267 in captive management and insurance brokerage services, actuarial services and salary surveys. The Aon Hewitt consultant has no connection to these unrelated services, and in total all services represent less than 0.1% of total revenues of Aon.

The consultant advises the Committee on all matters related to the compensation of the NEOs and assists the Committee in interpreting the consultant’s data as well as data received from the Company. Specifically, the Committee requested the consultant provide it with the following assistance in 2013:

•	Review and provide feedback on the executive compensation proposals and any short- or long-term incentive compensation plan design changes, as applicable, developed by the Company for review and consideration;

•	Attend all Committee meetings (seven in 2013), including the December meeting when annual compensation decisions are reviewed regarding the NEOs and the other 200+ members of the Executive Group, and the February meeting where decisions on these pay proposals are taken;

•	Provide feedback to the Committee regarding market trends and practices and provide informed opinions regarding Corning’s compensation practices, policies and executive pay levels based on the consultant’s experience;

•	Review and provide feedback to recommendations developed by Corning’s senior vice president, Global Compensation and Benefits, and provide the consultant’s opinion on the annual pay levels established for Corning’s CEO and other NEOs, and the peer group used for benchmarking CEO pay level and pay practices, in general;

•	Review and provide feedback to any changes proposed to any Corning plan or agreement that affects any member of Corning’s Executive Group; and

•	Recommend changes in compensation paid to non-employee directors.

The company has engaged Compensation Advisory Partners LLC (“CAP”), Frederic W. Cook & Co., Inc. (“FWC”), Shearman and Sterling, LLP (“S&S”) and Towers Watson (“TW”) to assist management with various executive compensation matters, including:

•	Compiling data about our peer group and industry;

•	Compiling and analyzing data about the compensation and benefit practices, programs, and performance of our peers and our industry;

•	Evaluating proposed aspects of our executive compensation program;

•	Providing data for Corning’s annual proxy preparation; and

•	Providing advice and recommendations to management.

The Committee assessed the independence of CAP, FWC, S&S and TW pursuant to SEC and NYSE rules and concluded that the work of each firm for the company did not raise any conflicts of interest.

Role of Executive Management in the Executive Compensation Process

Corning’s senior vice president (“SVP”), Global Compensation and Benefits, working closely with other members of Corning’s Human Resources, Legal and Finance departments, is responsible for designing and implementing executive compensation and discussing significant proposals or topics impacting executive compensation at the Company with the Committee. The SVP, Global Compensation and Benefits, formulates each element of the targeted total compensation recommendations for all of the NEOs and reviews the recommendations for each of the other NEOs with the CEO. The NEOs do not recommend or suggest individual compensation actions that benefit them personally.

•	The CEO may propose any adjustments he deems appropriate prior to submission to the Committee.

•	Recommendations for the CEO’s compensation are not discussed or reviewed with the CEO prior to the Committee’s review and the CEO is not present when the SVP, Global Compensation and Benefits, reviews the CEO compensation recommendation with the Committee.

•	The Committee receives management’s recommendations for the compensation plan performance metrics and sets the final targets for the year.

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The CEO, chief administrative officer and senior vice president, Human Resources, are invited to attend Committee meetings. The chief financial officer historically has only attended the annual Committee meeting to review the CD&A. However, he is provided with copies of Committee meeting materials that are mailed in advance to all Committee members as well as a copy of the minutes prepared after the meetings. However, in 2013, Mr. Flaws joined the first portion of the February meeting to discuss the 2013 corporate financial goals for compensation planning purposes; and he attended a special teleconference in November related to the plan design.

Our Peer Groups for the 2013 Compensation Review

Our peer group for compensation purposes is different from the group of companies that our businesses compete with and that should be considered for financial performance comparison purposes.

The Company currently participates in and uses three general executive compensation surveys for NEO positions.

•	Mercer S&P 500 Executive Survey;

•	Towers Watson Executive Survey; and

•	Equilar Top 25 Survey.

In addition to the three general surveys, we also use proxy data obtained from service providers, such as Equilar, Inc., to review compensation levels of NEOs at companies in a variety of manufacturing and service industries that are similar in size or have similar characteristics to Corning (the “Compensation Peer Group”).

Corning is a diversified technology company with five reportable business segments.

The majority of our businesses do not have unique, identifiable U.S. peers. Most of our businesses compete with non-U.S. companies in Asia and Europe, or privately held companies that do not provide comparable executive compensation disclosure. The majority of our key customers are non-U.S. companies or extremely large U.S. companies that would not be appropriate compensation peers for Corning.

In addition, the importance of Corning’s equity affiliates to our results adds further complexity to the identification of a representative compensation peer group. In attempting to identify peer companies for compensation purposes, Corning must look to globally diversified companies or innovation companies in other industries to find companies of similar size and complexity (when viewed in terms of revenues, net income, market capitalization, assets and number of employees).

Corning’s reported revenues are somewhat lower than the $8.7 billion median revenues of this Compensation Peer Group. However, Corning’s number of employees and market capitalization are above the median, and its net income and total assets are in the top quartile of this Compensation Peer Group. As previously noted, revenues alone do not reflect the size and complexity of Corning due to its large equity affiliates, where Corning’s share of the net income from these entities is included in Corning’s reported earnings, but its share of the entity revenues is not included in our reported revenues.

Corning uses the Compensation Peer Group solely as a reference point, in combination with broader executive compensation surveys, to assess our CEO’s compensation. Our goal is to position target compensation for our CEO within a competitive range of the Compensation Peer Group median. (For 2013, our CEO’s total target direct compensation of approximately $10 million was found to be positioned at approximately the median of the various benchmarks the Committee reviewed.) Beyond that, external data serves as a reference point, with internal equity compared with the CEO for other NEOs being a more important consideration in establishing a base salary and target total direct compensation for the other NEOs. As a result of positioning these base salaries and total direct compensation closer to that of the CEO than many other companies, the total pay of NEOs (other than the CEO) is generally positioned near or within the top quartile when reference is made to the various executive compensation surveys. The Committee believes that this pay position is appropriate for these particular NEOs given their experience and performance.

2013 Compensation Peer Group:

Advanced Micro Devices, Inc.	Medtronic, Inc.
Agilent Technologies, Inc.	Monsanto Company
Applied Materials, Inc.	Motorola Solutions, Inc.
BorgWarner, Inc.	NetApp, Inc.
Boston Scientific Corporation	PPG Industries, Inc.
Broadcom Corporation	Praxair, Inc.
Cummins Inc.	QUALCOMM, Inc.
Danaher Corporation	Rockwell Automation, Inc.
Dover Corporation	TE Connectivity Limited
Eaton Corporation PLC	Texas Instruments Incorporated
Harris Corporation	Thermo Fisher Scientific, Inc.
Juniper Networks, Inc.

2013 Financial Performance Peer Group (primary competitors in our five business segments):

Asahi Glass Co. Ltd.	TE Connectivity Ltd.
Nippon Electric Glass Co. Ltd.	Thermo Fisher Scientific, Inc.
Ibiden Co., Ltd.	Life Technologies Corporation
NGK Insulators Ltd.	Hoya Corp.
Prysmian Group	Agilent Technologies, Inc.

The information reviewed by the Committee in December 2013 was based on compensation data in proxy statements filed in 2013 and was used to establish target pay levels for 2014.

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Compensation Peer Group Comparison

Percent Rank - Corning vs. Compensation Peer Group

Size Metric	Corning’s Percent Rank
Revenues	39%
Market Capitalization	52%
Net Income	78%
Total Assets	83%
Employees	61%

Median total direct CEO compensation reported in the Compensation Peer Group was $9.4 million and 75th percentile total direct CEO compensation was $11.4 million, compared with Corning total direct CEO compensation, at target, of $10 million.

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2013 Financial Performance Peer Group Comparison

Our largest competitors and most relevant financial performance peers are not U.S. companies. Therefore, the best companies for financial performance comparison purposes are not the same as those in the Compensation Peer Group we use for compensation benchmarking.

The following table contains certain financial performance data of Corning and each of our business segments, compared with our largest competitors in each of those segments, including core sales and NPAT compound annual growth rates (“CAGR”). Overall, we performed well in 2013 in each of our business segments. Our performance was particularly strong in our Display Technologies segment, which accounted for more than 70% of our core net income in 2013.

Display Technologies Segment	Sales (CAGR)		NPAT (CAGR)		Annualized TSR at 12/31/13
	1 Yr	3 Yr	1 Yr	3 Yr	1 Yr	3 Yr
Corning Incorporated	5%	6%	13%	-18%	45%	-1%
Display Technologies Segment	7%	-4%	1%	-23%	–	–
Asahi Glass Co. Ltd.	11%	1%	-63%	-49%	7%	-8%
Nippon Electric Glass Co. Ltd.	-15%	-14%	N/A	-44%	17%	-20%

Environmental Technologies Segment	Sales (CAGR)		NPAT (CAGR)		Annualized TSR at 12/31/13
	1 Yr	3 Yr	1 Yr	3 Yr	1 Yr	3 Yr
Corning Incorporated	5%	6%	13%	-18%	45%	-1%
Environmental Technologies Segment	-5%	4%	9%	45%	–	–
Ibiden Co., Ltd.	4%	1%	47%	2%	46%	-7%
NGK Insulators Ltd.	18%	5%	198%	-2%	99%	17%

Optical Communications Segment	Sales (CAGR)		NPAT (CAGR)		Annualized TSR at 12/31/13
	1 Yr	3 Yr	1 Yr	3 Yr	1 Yr	3 Yr
Corning Incorporated	5%	6%	13%	-18%	45%	-1%
Optical Communications Segment	9%	11%	43%	26%	–	–
Prysmian S.p.A.	-7%	17%	-11%	0%	28%	16%
TE Connectivity Ltd.	2%	3%	12%	5%	52%	18%

Life Sciences Segment	Sales (CAGR)		NPAT (CAGR)		Annualized TSR at 12/31/13
	1 Yr	3 Yr	1 Yr	3 Yr	1 Yr	3 Yr
Corning Incorporated	5%	6%	13%	-18%	45%	-1%
Life Sciences Segment	30%	19%	92%	16%	–	–
Thermo Fisher Scientific, Inc.	1%	3%	15%	10%	55%	11%
Life Technologies Corporation	5%	7%	2%	7%	76%	27%

Specialty Materials Segment	Sales (CAGR)		NPAT (CAGR)		Annualized TSR at 12/31/13
	1 Yr	3 Yr	1 Yr	3 Yr	1 Yr	3 Yr
Corning Incorporated	5%	6%	13%	-18%	45%	-1%
Specialty Materials Segment	-13%	26%	-2%	N/A	–	–
Asahi Glass Co. Ltd.	11%	1%	-63%	-49%	7%	-8%
Nippon Electric Glass Co. Ltd.	-15%	-14%	N/A	-44%	17%	-20%
Agilent Technologies, Inc.	-2%	6%	-33%	-2%	41%	12%
Hoya Corp.	12%	-1%	19%	3%	78%	18%

Data Source: Capital IQ / Bloomberg / Company reports

Corning Incorporated data is derived from core performance measures, which are non-GAAP measures. The reconciliation between GAAP and these non-GAAP measures can be found in Appendix A.

NPAT for all competitors is defined by Capital IQ “Net income excl. extra items.”

Life Technologies Corporation data is derived from data for the period ending September 30, 2013.

Agilent Technologies Inc. data is derived from data for the period ending January 31, 2014.

All data and calculations are in local currency.

N/A indicates CAGR is not applicable due to a loss in the prior comparison period.

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What’s New in 2014

As outlined earlier in this CD&A, following extensive investor outreach and program review, the Committee approved several changes to the executive compensation plan for 2014 that will better align the plan to shareholder interests and the Company’s strategic objectives:

•	Increase the performance-related component of the long-term incentive plan (CPUs) from 50% to 60% of the target long-term incentive value; and as a result, decrease the proportion of stock options in the long-term incentive plan from 25% to 15%. (No change is being made to the Restricted Stock Unit (RSU) component of the long-term incentive plan).

•	Extend the performance measures in the long-term incentive plan from a one-year performance period followed by a two additional years’ vesting period to the average performance over three annual performance periods.

•	Shift to core performance measures in establishing performance-related goals to align with the core performance measures adopted by the Company in 2013.

•	Add a revenue growth measure to the short- and long-term performance incentive plans in addition to the current profitability and cash flow measures, but retain the focus on cash and profit generation. Growing revenue, especially in our non-Display business segments, is particularly important to both the short- and long-term performance of the Company after the reset in the Display industry that occurred in 2011 and 2012.

•	We use operating cashflow as the primary metric in the long-term incentive CPUs because it is important to Corning to consistently generate cash. Corning’s operating cashflow enables us to make large capital and other investments that are aligned with our business strategy, to weather the short-term volatility inherent in our business model and to provide returns to our shareholders through dividends and/or share repurchases.

We expect these changes, combined with the establishment of rigorous goals, to strengthen the alignment of pay and performance, consistent with our executive compensation philosophy.

Additional Information

Compensation Risk Analysis

In February 2014, our Compensation Committee reviewed the conclusions of a risk assessment of our compensation policies and practices covering all employees, conducted annually by a cross-functional team with representatives from Human Resources, Legal and Finance. Our Compensation Committee evaluated the levels of risk-taking that potentially could be encouraged by our compensation arrangements, taking into account the arrangements’ risk-mitigation features, to determine whether they are appropriate in the context of our strategic plan and annual budget, our overall compensation arrangements, our compensation objectives and our Company’s overall risk profile. Identified risk-mitigation features included the following:

•	The mix of cash and equity payouts tied to both short-term financial performance and long-term value creation;

•	The time vesting requirements in our long-term incentive plans, which help align the interests of employees to long-term stakeholders;

•	The use of financial performance metrics that are readily monitored and reviewed;

•	The rigorous budget and goal setting processes that involve both top-down and bottom-up analysis;

•	The use of common performance metrics for incentives across Corning’s management team and all eligible employees, with corporate results impacting the compensation of all Corning employees;

•	The use of a “flat spot” in our annual incentive plan that is intended to avoid imprudent risk-taking to achieving cliff goals;

•	Capped payout levels for annual incentives, including sales commission plans and cash performance unit awards;

•	Our stock ownership requirements for NEOs;

•	The Company’s clawback and anti-hedging policies; and

•	Multiple levels of review and approval of awards, including Compensation Committee approval on all officer compensation proposals.

Our Compensation Committee concluded that we have a balanced pay and performance executive compensation program that does not drive excessive financial risk-taking. We believe that Corning does not use compensation policies or practices that create risks that are reasonably likely to have a material adverse effect on the Company.

Clawback Policy

We have had a policy that gives the Committee the sole and absolute discretion to make retroactive adjustments to any cash or equity-based incentive compensation paid to certain Executive Officers and other key employees where such payment was based upon the achievement of certain financial results that were subsequently the subject of a restatement. The Committee has discretion to seek recovery of any amount that it determines was received inappropriately by these individuals.

Stock Ownership Guidelines

The NEOs and directors are subject to stock ownership guidelines. All NEOs or directors in their role for at least five years meet or exceed the ownership requirement. The ownership guidelines are as follows:

Chief Executive Officer	6x Base Salary
NEOs other than the CEO	3x Base Salary
Non-employee Directors	5x Annual Cash Retainer

Anti-Hedging Policy

We have a policy that prohibits any member of the Officer Group or any director from selling or buying publicly traded options on Corning stock, or trading in any Corning stock derivatives. Additionally, these individuals may not engage in transactions in which he or she may profit from short-term speculative swings in the value of Corning stock utilizing “short sales” or “put” or “call” options.

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Anti-Pledging Policy

We have a policy that prohibits any member of the Officer Group or any director from holding Corning stock in a margin account or pledging Company securities as collateral for a loan.

Compensation Deductibility (tax treatment)

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the deductibility of compensation paid to our NEOs to $1 million during any fiscal year unless such compensation qualifies as “performance-based compensation.” In general, the Company intends to structure its incentive compensation arrangements (including the PIP, stock options and CPUs) to qualify as deductible performance-based compensation. However, the Committee maintains the flexibility to pay incentive compensation that does not meet the requirements specified under Section 162(m) and is thus not deductible. The tax deductibility of other components of compensation, including base salaries above $1 million, time-based restricted stock units and the taxable value of executive benefits and perquisites, is potentially limited under current tax rules.

Accounting Implications

In designing our total compensation and benefit programs, we review the accounting implications of our decisions. We seek to deliver cost-effective compensation and benefit programs that meet both the needs of the Company and our employees. The Committee and the Company, while always cognizant of the accounting expense ascribed to various forms of cash compensation, benefits and equity awards, do not determine the respective amounts of awards to various executives and employees solely on the basis of the schedule of accounting expense recognition of such awards. The disclosed values of cash and equity long-term incentive awards are based on the accounting cost of awards covering multiple performance periods and historical grant prices that could be higher or lower than current stock prices. In addition, actual performance and the vesting/exercise dates of various awards have a dramatic impact on the actual value of awards received by plan participants.

Compensation Committee Report

The Compensation Committee of the Board of Directors (the “Committee”), composed entirely of independent directors, is responsible to the Board of Directors and our shareholders for the oversight and administration of executive compensation at Corning. The Committee approves the principles guiding the Company’s compensation philosophy, reviews and approves executive compensation levels (including cash compensation, equity incentives, benefits and perquisites for executive officers) and reports its actions to the Board of Directors for review and, as necessary, approval. The Committee is responsible for interpreting Corning’s executive compensation plans and programs. In the event of any questions or disputes, the Committee may use its judgment and/or discretion to make final administrative decisions regarding these plans and programs. It is our practice that all compensation decisions affecting a corporate officer must be reviewed and approved by the Committee. Additional details regarding the role and responsibilities of the Committee are defined in the Committee Charter, located within the Corporate Governance section of the Company’s website.

The Committee has reviewed and discussed the foregoing CD&A with management. Based on our review and discussions with management, we recommended to the Board of Directors that the CD&A be included in this proxy statement and in our Annual Report on Form 10-K for the year ended December 31, 2013.

The Compensation Committee:

Deborah D. Rieman, Chairman
John Seely Brown
Richard T. Clark
Kurt M. Landgraf
Hansel E. Tookes II

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Compensation Tables

Summary Compensation Table

The following tables, narrative and footnotes discuss the 2013 compensation of the Chairman, Chief Executive Officer and President, the Chief Financial Officer and the other three most highly compensated executive officers, who are referred to as the Named Executive Officers.

(a)	(b)	(c)	(d)	(e)(1)	(f)(2)	(g)(3)	(h)(4)	(i)(5)	(j)
Named Executive Officer	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value And Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Wendell P. Weeks	2013	1,223,615	0	1,750,002	1,747,499	5,717,784	0	774,963	11,213,864
Chairman, Chief	2012	1,197,308	0	1,749,994	1,668,623	6,265,910	1,193,672	572,297	12,647,804
Executive Officer and President	2011	1,167,154	0	1,749,994	1,707,225	2,323,076	2,913,618	472,465	10,333,531
James B. Flaws	2013	921,462	1,500,000(6)	874,995	873,749	2,848,929	0	233,943	7,253,077
Vice Chairman and	2012	901,731	1,500,000(6)	874,997	834,314	3,118,847	1,970,034	174,533	9,374,456
Chief Financial Officer	2011	880,923	0	799,993	780,440	1,083,921	928,884	250,896	4,725,056
Kirk P. Gregg	2013	648,769	0	499,995	499,287	1,649,030	0	118,071	3,415,151
Executive Vice	2012	634,885	0	500,006	476,749	1,805,264	1,747,802	133,278	5,297,985
President and Chief Administrative Officer	2011	620,231	0	499,995	487,775	677,936	992,443	168,805	3,447,184
Lawrence D. McRae	2013	626,769	0	499,995	499,287	1,630,367	0	75,261	3,331,679
Executive Vice	2012	612,885	0	500,006	476,749	1,783,427	1,237,468	62,315	4,672,849
President, Strategy and Corporate Development	2011	598,269	0	437,494	426,816	597,180	1,619,219	70,530	3,749,508
Lewis A. Steverson (7)	2013	290,000	750,000(7)	2,625,001(7)	392,570	1,048,282	51,484	80,682	5,238,020
Senior Vice President
and General Counsel

(1)	The amounts in column (e) reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of awards of restricted stock units granted pursuant to the Corning Corporate Performance Plan. Assumptions used in the calculation of these amounts are included in Note 19 to the Company’s audited financial statements for the fiscal year ended December 31, 2013, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 10, 2014. This same method was used for the fiscal years ended December 31, 2012 and 2011. There can be no assurance that the grant date fair value amounts will ever be realized.

(2)	The amounts in column (f) reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of stock option awards granted pursuant to the Corning Corporate Performance Plan. Assumptions used in the calculation of these amounts are included in Note 19 to the Company’s audited financial statements for the fiscal year ended December 31, 2013, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 10, 2014. This same method was used for the fiscal years ended December 31, 2012 and 2011. There can be no assurance that the grant date fair value amounts will ever be realized.

(3)	The amounts in column (g) reflect the sum of annual cash bonuses and cash performance units. All of the annual cash bonuses paid to the NEOs are performance-based. Cash bonuses are paid annually through two plans: (i) GoalSharing; and (ii) the Performance Incentive Plan. Awards earned under the 2013 GoalSharing plan were 6.08% of each NEO’s year-end base salary and paid in February 2014. Awards earned under the 2013 Performance Incentive Plan were based on actual corporate performance compared to the adjusted NPAT goals established for the plans in February 2013. Based on actual performance, each of the NEOs earned Performance Incentive Plan awards equal to 105% of their annual target bonus opportunities (established as a percentage of year-end base salary). Cash awards earned under the Performance Incentive Plan for 2013 will be paid in March 2014. The following table indicates awards earned under the GoalSharing Plan and the Performance Incentive Plan reflected in column (g) above. Mr. Steverson’s awards were prorated for time worked during 2013:

Named Executive Officer	Year End Base Salary ($)	2013 PIP Target %	Actual 2013 PIP Performance Results (% Tgt.)	2013 PIP Award ($)	Actual 2013 GoalSharing Performance %	2013 GoalSharing Award ($)
Wendell P. Weeks	1,243,000	140%	105%	1,827,210	6.08%	75,574
James B. Flaws	936,000	90%	105%	884,520	6.08%	56,909
Kirk P. Gregg	659,000	75%	105%	518,963	6.08%	40,067
Lawrence D. McRae	637,000	75%	105%	501,638	6.08%	38,730
Lewis A. Steverson	580,000	70%	105%	213,150	6.08%	17,632

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Cash Performance Unit (CPU) Awards under the 2013 Corporate Performance Plan were based on actual corporate performance compared to the adjusted EPS and adjusted operating cash flow goals established for the plans in February 2013. Based on actual performance, each of the NEOs earned cash performance units under the Corporate Performance Plan equal to 109% of their target opportunities (established as a percentage of year-end base salary). These cash performance units are subject to an additional two-year vesting period and will be paid in February 2016. The following table reflects the target amount of CPUs and the awards earned under the 2013 Corporate Performance Plan reflected in column (g) above:

Named Executive Officer	2013 CPU Target Award ($)	Actual 2013 CPU Performance Results %	2013 CPU Award ($)
Wendell P. Weeks	3,500,000	109%	3,815,000
James B. Flaws	1,750,000	109%	1,907,500
Kirk P. Gregg	1,000,000	109%	1,090,000
Lawrence D. McRae	1,000,000	109%	1,090,000
Lewis A. Steverson	750,000	109%	817,500

(4)	The amounts in column (h) reflect the increase in the actuarial present value of the NEO’s benefits under all defined benefit pension plans established by the Company determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements. Column (h) also includes amounts that the NEO may not currently be entitled to receive because such amounts are not vested. In 2013 the discount rate used to value the actuarial liability increased 100 basis points from 3.75% to 4.75%, resulting in a decrease in the pension values of Mr. Weeks, Mr. Flaws, Mr. Gregg and Mr. McRae by $1,640,363, $2,118,583, $881,444 and $409,868, respectively, and therefore column (h) shows no increase for these officers. Mr. Steverson’s increase relates to the benefit accrual beginning upon his joining the company on June 17, 2013. Although column (h) is also used to report the amount of above market earnings on compensation that is deferred under the nonqualified deferred compensation plans, Corning does not have any above market earnings under its nonqualified deferred compensation plan, also referred to as the Supplemental Investment Plan.
(5)	The amounts in column (i) reflect the incremental cost of the “All Other Compensation” amounts provided to the NEOs, as detailed in the following table. Personal aircraft rights and home security are the only services offered to the NEOs under the Executive Allowance Program. The value of the personal aircraft rights in the table below reflects the incremental cost of providing such perquisites and is calculated based on the average variable operating costs to the Company. Hourly rates are developed using variable operating costs that include fuel costs, mileage, maintenance, crew travel expense, catering and other miscellaneous variable costs. The fixed costs that do not change based on usage, such as pilot salaries, hangar expense and general taxes and insurance are excluded.

Named Executive Officer	Year	Company Match on Qualified 401(k) Plan ($)	Company Match on Supplemental Investment Plan ($)	Value of Personal Aircraft Rights ($) (i)	Value of Home Security Costs ($) (ii)		Relocation ($)		Other Perquisites ($) (iii)	TOTALS ($)
Wendell P. Weeks	2013	9,468	200,144	56,143	502,938	(iv)	0		6,270	774,963
	2012	9,262	78,446	87,356	391,865	(iv)	0		5,368	572,297
	2011	9,057	200,390	81,550	172,946	(iv)	0		8,523	472,465
James B. Flaws	2013	14,203	108,853	91,592	11,472		0		7,822	233,942
	2012	13,894	49,440	81,414	23,378		0		6,407	174,533
	2011	13,585	129,258	78,272	23,759		0		6,022	250,896
Kirk P. Gregg	2013	10,200	41,161	54,913	11,472		0		324	118,071
	2012	10,000	18,513	78,272	23,355		0		3,139	133,278
	2011	9,778	52,947	81,960	23,759		0		361	168,805
Lawrence D. McRae	2013	15,746	0	47,719	11,472		0		324	75,261
	2012	15,437	0	23,154	23,355		0		368	62,315
	2011	15,129	0	31,281	23,759		0		361	70,530
Lewis A. Steverson	2013	3,029	0	47,537	0		29,793	(v)	324	80,682

(i)	The “Executive Allowance Program” is tracked on a December 1-to-November 30 year.
(ii)	These amounts include costs associated with home security.
(iii)	These amounts include cost attributable to executive physicals, an annual Board gift, and contributions made under the Corning Foundation Matching Gift program.
(iv)	This reflects company-paid expenses relating to personal and residential security benefitting Mr. Weeks and his family members. Mr. Weeks’ personal safety and security are of vital importance to the company’s business and prospects. These costs are appropriate corporate business expenses. However, because these costs can be viewed as conveying personal benefit to Mr. Weeks, they are reported as perquisites in this column.
(v)	Relocation benefits were provided to Mr. Steverson pursuant to the company’s standard relocation packages typically offered to newly hired employees with greater than five years of experience.

(6)	As discussed above in the CD&A, to retain Mr. Flaws past his anticipated retirement date and to allow for phased executive successions, Mr. Flaws received a cash payment of $1.5 million on April 1 in each of 2012 and 2013, and is eligible to receive a final payment of $1.5 million on April 1, 2014.
(7)	As discussed above in the CD&A, in recognition of the significant unvested equity compensation that Mr. Steverson forfeited upon joining Corning as General Counsel in June 2013, he was paid a cash bonus award of $750,000 and a special one-time restricted stock award valued at $2,250,000.

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Grants of Plan-Based Awards

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards
(a)		(b)	(c)	(d)(1)	(e)(1)		(f)(1)		(g)	(h)	(i)	(j)	(k)
Named Executive Officer	Award	Grant Date	Date of Committee Action	Threshold ($)	Target ($)		Maximum ($)		All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing Market Price on Date of Grant ($)	Grant Date Fair Value of Stock and Option Awards ($)
Wendell P. Weeks	Performance Incentive Plan	n/a		0	1,740,200		3,480,400
	GoalSharing Plan	n/a		0	62,150		124,300
	Cash Performance Units	2/6/13	2/5/13	0	3,500,000	(2)	5,250,000	(2)(3)
	Time-Based Restricted Stock Units	3/28/13	2/5/13						131,283			13.33	1,750,002	(4)
	Stock Options	3/28/13	2/5/13							125,031	13.33	13.33	579,499	(5)
	Stock Options	4/30/13	2/5/13							114,943	14.50	14.50	584,002	(5)
	Stock Options	5/31/13	2/5/13							108,436	15.37	15.37	583,998	(5)
James B. Flaws	Performance Incentive Plan	n/a		0	842,400		1,684,800
	GoalSharing Plan	n/a		0	46,800		93,600
	Cash Performance Units	2/6/13	2/5/13	0	1,750,000	(2)	2,625,000	(2)(3)
	Time-Based Restricted Stock Units	3/28/13	2/5/13						65,641			13.33	874,995	(4)
	Stock Options	3/28/13	2/5/13							62,516	13.33	13.33	289,752	(5)
	Stock Options	4/30/13	2/5/13							57,471	14.50	14.50	291,999	(5)
	Stock Options	5/31/13	2/5/13							54,218	15.37	15.37	291,999	(5)
Kirk P. Gregg	Performance Incentive Plan	n/a		0	494,250		988,500
	GoalSharing Plan	n/a		0	32,950		65,900
	Cash Performance Units	2/6/13	2/5/13	0	1,000,000	(2)	1,500,000	(2)(3)
	Time-Based Restricted Stock Units	3/28/13	2/5/13						37,509			13.33	499,995	(4)
	Stock Options	3/28/13	2/5/13							35,723	13.33	13.33	165,570	(5)
	Stock Options	4/30/13	2/5/13							32,841	14.50	14.50	166,859	(5)
	Stock Options	5/31/13	2/5/13							30,982	15.37	15.37	166,858	(5)
Lawrence D. McRae	Performance Incentive Plan	n/a		0	477,750		955,500
	GoalSharing Plan	n/a		0	31,850		63,700
	Cash Performance Units	2/6/13	2/5/13	0	1,000,000	(2)	1,500,000	(2)(3)
	Time-Based Restricted Stock Units	3/28/13	2/5/13						37,509			13.33	499,995	(4)
	Stock Options	3/28/13	2/5/13							35,723	13.33	13.33	165,570	(5)
	Stock Options	4/30/13	2/5/13							32,841	14.50	14.50	166,859	(5)
	Stock Options	5/31/13	2/5/13							30,982	15.37	15.37	166,858	(5)
Lewis A. Steverson	Performance Incentive Plan	n/a		0	203,000	(6)	406,000	(6)

	GoalSharing Plan	n/a		0	14,500	(6)	29,000	(6)
	Cash Performance Units	6/17/13	6/7/13	0	750,000	(2)	1,125,000	(2)(3)
	Time-Based Restricted Stock	7/1/13	6/7/13						155,709			14.45	2,249,995
	Time-Based Restricted Stock Units	7/1/13	6/7/13						25,952			14.45	375,006	(4)
	Stock Options	7/1/13	6/7/13							74,147	14.45	14.45	392,570	(5)

(1)	The amounts shown in columns (d), (e) and (f) reflect the award amounts under (i) the Company’s 2013 Performance Incentive Plan (PIP) (ii) 2013 GoalSharing Plan and (iii) the cash performance units under the 2013 Corporate Performance Plan. Awards under these plans are paid in cash. If the threshold level of performance is not met then the payout will be 0%. If the target amount of performance is met for GoalSharing and PIP, then payout is 100% of the target award. If the maximum level of performance is met for GoalSharing and PIP then payout is 200% of the target award. These amounts are based on the individual’s 2013 year end base salary and bonus targets.

(2)	This amount reflects target amount of cash performance units that were approved for such NEO on February 5, 2013, under the 2013 Corporate Performance Plan. Actual awards granted for these cash units may range from 0% to 150% of the target award.

(3)	Awards earned, if any, are subject to additional time vesting and will be paid in February 2016.

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(4)	This amount reflects the total grant date fair value computed in accordance with FASB ASC Topic 718 of stock unit awards granted in calendar year 2013 pursuant to the Corning 2013 Corporate Performance Plan, and corresponds to the amounts set forth in column (e) for 2013 of the Summary Compensation Table. Stock unit awards vest 100% three years after grant date.

(5)	These amounts reflect the total grant date fair value computed in accordance with FASB ASC Topic 718 of stock options granted in calendar year 2013 pursuant to the Corning 2013 Corporate Performance Plan, and corresponds to the amounts set forth in column (f) for 2013 of the Summary Compensation Table. Stock options vest 100% three years after grant date.

(6)	Mr. Steverson’s target and maximum PIP and GoalSharing awards were prorated for time worked in 2013 from his start date of June 17, 2013.

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Outstanding Equity Awards at Fiscal Year-End

The following table shows outstanding stock option awards classified as exercisable and unexercisable as of December 31, 2013. The table also shows unvested restricted stock awards assuming a market value of $17.82 a share (the NYSE closing price of the Company’s stock on December 31, 2013).

Option Awards								Stock Awards
(a)			(b)	(c)	(d)	(e)	(f)	(g)(2)	(h)(3)	(i)	(j)
Named Executive Officer	Grant Date	Vesting Code(1)	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexer- cisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($)
Wendell	04/28/05	D	65,000	0	0	13.68	04/27/15	356,678	6,356,002	0	0
P. Weeks	12/07/05	A	161,500	0	0	21.08	12/06/15
	01/02/06	B	80,750	0	0	19.68	01/01/16
	02/01/06	C	80,750	0	0	24.72	01/31/16
	12/06/06	A	136,500	0	0	21.89	12/05/16
	01/02/07	B	68,250	0	0	18.85	01/01/17
	02/01/07	C	68,250	0	0	20.86	01/31/17
	12/05/07	A	153,500	0	0	24.92	12/04/17
	01/02/08	B	76,750	0	0	23.37	01/01/18
	02/01/08	C	76,750	0	0	24.61	01/31/18
	01/02/09	D	88,334	0	0	10.05	01/01/19
	02/02/09	D	280,000	0	0	10.25	02/01/19
	12/02/09	D	65,333	0	0	17.82	12/02/19
	01/04/10	D	65,333	0	0	19.56	01/04/20
	02/01/10	D	65,334	0	0	18.16	02/01/20
	01/03/11	D	45,034	22,517	0	19.19	01/03/21
	02/01/11	D	38,087	19,044	0	22.69	02/01/21
	03/01/11	D	39,228	19,614	0	22.03	03/01/21
	01/03/12	C	0	111,835	0	13.04	01/03/22
	02/01/12	C	0	113,049	0	12.90	02/01/22
	03/01/12	C	0	112,439	0	12.97	03/01/22
	03/28/13	C	0	125,031	0	13.33	03/28/23
	04/30/13	C	0	114,943	0	14.50	04/30/23
	05/31/13	C	0	108,436	0	15.37	05/31/23
	Total		1,654,683	746,908
James	12/07/05	A	77,000	0	0	21.08	12/06/15	170,209	3,033,124	0	0
B. Flaws	01/02/06	B	38,500	0	0	19.68	01/01/16
	02/01/06	C	38,500	0	0	24.72	01/31/16
	12/06/06	A	66,000	0	0	21.89	12/05/16
	01/02/07	B	33,000	0	0	18.85	01/01/17
	02/01/07	C	33,000	0	0	20.86	01/31/17
	12/05/07	A	72,000	0	0	24.92	12/04/17
	01/02/08	B	36,000	0	0	23.37	01/01/18
	02/01/08	C	36,000	0	0	24.61	01/31/18
	12/03/08	D	43,445	0	0	8.67	12/02/18
	01/02/09	D	43,445	0	0	10.05	01/01/19
	02/02/09	D	43,445	0	0	10.25	02/01/19
	12/02/09	D	30,666	0	0	17.82	12/02/19
	01/04/10	D	30,667	0	0	19.56	01/04/20
	02/01/10	D	30,667	0	0	18.16	02/01/20
	01/03/11	D	20,586	10,294	0	19.19	01/03/21
	02/01/11	D	17,411	8,706	0	22.69	02/01/21
	03/01/11	D	17,932	8,967	0	22.03	03/01/21
	01/03/12	C	0	55,918	0	13.04	01/03/22
	02/01/12	C	0	56,525	0	12.90	02/01/22
	03/01/12	C	0	56,219	0	12.97	03/01/22
	03/28/13	C	0	62,516	0	13.33	03/28/23
	04/30/13	C	0	57,471	0	14.50	04/30/23
	05/31/13	C	0	54,218	0	15.37	05/31/23
	Total		708,264	370,834

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Option Awards								Stock Awards
(a)			(b)	(c)	(d)	(e)	(f)	(g)(2)	(h)(3)	(i)	(j)
Named Executive Officer	Grant Date	Vesting Code(1)	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexer- cisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($)
Kirk P.	12/07/05	A	58,500	0	0	21.08	12/06/15	101,908	1,816,001	0	0
Gregg	01/02/06	B	29,250	0	0	19.68	01/01/16
	02/01/06	C	29,250	0	0	24.72	01/31/16
	12/06/06	A	48,000	0	0	21.89	12/05/16
	01/02/07	B	24,000	0	0	18.85	01/01/17
	02/01/07	C	24,000	0	0	20.86	01/31/17
	12/05/07	A	51,000	0	0	24.92	12/04/17
	01/02/08	B	25,500	0	0	23.37	01/01/18
	02/01/08	C	25,500	0	0	24.61	01/31/18
	12/03/08	D	62,000	0	0	8.67	12/02/18
	01/02/09	D	62,000	0	0	10.05	01/01/19
	02/02/09	D	62,000	0	0	10.25	02/01/19
	12/02/09	D	21,666	0	0	17.82	12/02/19
	01/04/10	D	21,667	0	0	19.56	01/04/20
	02/01/10	D	21,667	0	0	18.16	02/01/20
	01/03/11	D	12,866	6,434	0	19.19	01/03/21
	02/01/11	D	10,882	5,441	0	22.69	02/01/21
	03/01/11	D	11,208	5,604	0	22.03	03/01/21
	01/03/12	C	0	31,953	0	13.04	01/03/22
	02/01/12	C	0	32,300	0	12.90	02/01/22
	03/01/12	C	0	32,125	0	12.97	03/01/22
	03/28/13	C	0	35,723	0	13.33	03/28/23
	04/30/13	C	0	32,841	0	14.50	04/30/23
	05/31/13	C	0	30,982	0	15.37	05/31/23
	Total		600,956	213,403
Lawrence	12/07/05	A	22,500	0	0	21.08	12/06/15	95,684	1,705,089	0	0
D. McRae	01/02/06	B	11,250	0	0	19.68	01/01/16
	02/01/06	C	11,250	0	0	24.72	01/31/16
	12/06/06	A	21,000	0	0	21.89	12/05/16
	01/02/07	B	10,500	0	0	18.85	01/01/17
	02/01/07	C	10,500	0	0	20.86	01/31/17
	12/05/07	A	25,000	0	0	24.92	12/04/17
	01/02/08	B	12,500	0	0	23.37	01/01/18
	02/01/08	C	12,500	0	0	24.61	01/31/18
	01/02/09	D	17,000	0	0	10.05	01/01/19
	02/02/09	D	34,000	0	0	10.25	02/01/19
	12/02/09	D	15,333	0	0	17.82	12/02/19
	01/04/10	D	15,333	0	0	19.56	01/04/20
	02/01/10	D	15,334	0	0	18.16	02/01/20
	01/03/11	D	11,258	5,630	0	19.19	01/03/21
	02/01/11	D	9,522	4,761	0	22.69	02/01/21
	03/01/11	D	9,807	4,904	0	22.03	03/01/21
	01/03/12	C	0	31,953	0	13.04	01/03/22
	02/01/12	C	0	32,300	0	12.90	02/01/22
	03/01/12	C	0	32,125	0	12.97	03/01/22
	03/28/13	C	0	35,723	0	13.33	03/28/23
	04/30/13	C	0	32,841	0	14.50	04/30/23
	05/31/13	C	0	30,982	0	15.37	05/31/23
	Total		264,587	211,219
Lewis A.	07/01/13	C	0	74,147	0	14.45	07/01/23	181,661	3,237,199	0	0
Steverson	Total		0	74,147

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(1)	The company uses the following vesting codes:
	A	100% Vesting 1 year after grant date
	B	100% Vesting 2 years after grant date
	C	100% Vesting 3 years after grant date
	D	1/3 Vesting 1 year after grant date, 1/3 Vesting 2 years after grant date and 1/3 Vesting 3 years after grant date
(2)	Amounts include:
	(i)	91,193; 40,369; 26,055; 21,691; and 0 restricted share units granted to Messrs. Weeks, Flaws, Gregg, McRae and Steverson respectively, on January 3, 2011, which vest on February 15, 2014.

	(ii)	134,202; 64,199; 38,344; 36.484; and 0 restricted share units granted to Messrs. Weeks, Flaws, Gregg, McRae and Steverson respectively, on January 3, 2012, which vest on February 16, 2015.

	(iii)	131,283; 65,641; 37,509; 37,509; and 0 restricted share units granted to Messrs. Weeks, Flaws, Gregg, McRae and Steverson respectively, on March 28, 2013, which vest on April 18, 2016.

	(iv)	155,709 restricted shares of our common stock; and 25,952 restricted share units granted to Mr. Steverson on July 1, 2013, which vest on July 1, 2014 and July 1, 2016 respectively.

(3)	Year-end market price is based on the December 31, 2013 NYSE closing price of $17.82.

Option Exercises and Stock Vested

The following table sets forth certain information regarding options exercised and restricted stock that vested during 2013 for the Named Executive Officers.

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
Named Executive Officer	(#)	($)	(#)	($)
Wendell P. Weeks	250,000	1,642,376	88,250	1,128,718
James B. Flaws	0	0	42,717	546,554
Kirk P. Gregg	39,500	169,951	29,500	377,305
Lawrence D. McRae	17,000	139,448	23,467	308,925
Lewis A. Steverson	0	0	0	0

There were no deferrals of amounts received pursuant to these awards.

Retirement Plans

Qualified Pension Plan

Corning sponsors a qualified defined benefit pension plan to provide retirement income to Corning’s U.S.-based employees. The plan pays benefits for salaried employees based upon career average plan compensation, where plan compensation is defined generally as base pay, annual bonus and awards that are paid (including GoalSharing awards, Division Cash Awards, Individual Outstanding Contributor Awards and other cash bonuses) and years of credited service. Certain salaried employees are required to contribute 2% of compensation in excess of the Social Security wage base up to the compensation limit imposed by the Internal Revenue Code. Certain salaried and nonunion hourly employees may also contribute 2% of pay up to the Social Security wage base on a voluntary basis.

Corning amended its pension plan effective July 1, 2000, to include a cash balance component. All salaried and non-union hourly employees as of July 1, 2000, were given a choice to prospectively accrue benefits under the career average earnings formula or a cash balance formula, if so elected. Employees hired subsequent to July 1, 2000, earn benefits solely under the cash balance formula.

Benefits earned under the career average earnings formula are equal to 1.5% of plan compensation plus 0.5% of plan compensation on which employee contributions have been made. Under the career average earnings formula, participants may retire as early as age 55 with 5 years of service. Unreduced benefits are available when a participant attains the earlier of age 60 with 5 years of service or age 55 with 30 years of service. Otherwise, benefits are reduced 4% for each year by which retirement precedes the attainment of age 60. Pension benefits earned under the career average earnings formula are distributed in the form of a lifetime annuity with six years of payments guaranteed.

Benefits earned under the cash balance formula are expressed in the form of a hypothetical account balance. Each month a participant’s cash balance account is increased by (1) pay credits based on the participant’s plan compensation for that month and (2) interest credits based on the participant’s hypothetical account balance at the end of the prior month. Pay credits vary between 3% and 8% based on the participant’s age plus service at the end of the year. Interest credits are based on 10-year Treasury bond yields, subject to a minimum credit of 3.80%. Pension benefits under the cash balance formula may be distributed as either a lump sum of the participant’s hypothetical account balance or an actuarial equivalent life annuity.

Mr. Weeks, Mr. Flaws and Mr. McRae are earning benefits under the career average earnings formula. Mr. Gregg earned benefits under the career average earnings formula up to December 31, 2000, and subsequently earned benefits under the cash balance formula. Mr. Steverson is earning benefits under the cash balance formula. Mr. Flaws and Mr. McRae are currently eligible to retire under the plan.

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Supplemental Pension Plan and Executive Supplemental Pension Plan

Since 1986, Corning has maintained nonqualified pension plans to attract and retain a highly motivated executive workforce by providing eligible employees with retirement benefits in excess of those permitted under the qualified plans. The benefits provided under the Supplemental Pension Plan (“SPP”) will be approximately equal to the difference between the benefits provided under the Corning Incorporated Pension Plan and benefits that would have been provided thereunder if not for the limitations of the Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986, as amended (the “Code”).

Certain employees, including each of the NEOs, participate in the Corning Incorporated Executive Supplemental Pension Plan (“ESPP”). Participants in the ESPP receive no benefits from the SPP. Executives fully vest in their ESPP benefit upon attainment of age 50 with 10 years of service. Participants terminating prior to fully vesting in their ESPP benefit, but with 5 years of service will be entitled to ESPP benefits equivalent to the SPP formula. ESPP participants also maintain the right to take any benefits earned under the cash balance formula of the SPP prior to their participation in the ESPP as a lump sum payment from the ESPP.

Under the ESPP, participants earn benefits based on the highest 60 consecutive months of average plan compensation over the last 120 months immediately preceding the date of termination of employment. Plan compensation is defined generally as base pay plus bonuses paid, including cash payments of GoalSharing awards, Performance Incentive Plan awards, Division Cash Awards and Individual Outstanding Contributor Awards.

A change in the benefits provided under the ESPP formula was approved in December 2006. Subsequent to the change, gross benefits determined under this plan are equal to one of two benefit formulas:

Formula A: 2.0% of average plan compensation multiplied by years of service up to 25 years.

Formula B: 1.5% of average plan compensation multiplied by years of service.

Prior to the approval of the change in benefit formula in December 2006, ESPP benefits were provided under the following formula:

•	Sum of (i) 1.0% of average plan compensation up to Social Security covered and (ii) 1.5% of average plan compensation over Social Security covered compensation.

•	Multiplied by years of service through the December 31 of the year prior to termination of employment.

In addition, benefits earned in the year of termination of employment are based on the career average earnings formula or cash balance formula of the Corning Incorporated Pension Plan without regard to compensation limits. Under this formula average plan compensation was based on the highest five consecutive calendar years of average plan compensation over the ten years immediately preceding the year of termination.

Subsequent to the December 2006 change in formula, benefits are determined under Formula B for Mr. Flaws and Formula A for all other NEOs.

Benefits earned under the Corning Incorporated Pension Plan and the cash balance formula of the SPP prior to ESPP participation will offset benefits earned under the preceding formulas.

Participants may retire as early as age 55 with 10 years of service. Unreduced benefits under Formulas A and B are available when a participant attains the earlier of age 60 with 10 years of service or age 55 with 25 years of service, provided their accrued benefit is less than four times the annual compensation limitation under Section 401(a)(17) of the Code ($1,020,000 in 2013). Participants with accrued benefits in excess of four times the annual compensation limitation under Section 401(a)(17) of the Code must be age 57 with 25 years of service to receive an unreduced benefit under the ESPP. Otherwise, benefits from both formulas and the career average earnings formula from the SPP are reduced 4% for each year by which retirement precedes the attainment of age 60. Benefit reductions of 1% per year by which retirement precedes age 57 apply if the four-times-annual-compensation-limit rule noted above is in effect for the participant.

Benefits earned under the ESPP are distributed in the form of a lifetime annuity, with six years of payments guaranteed except for benefits earned under the cash balance formula of the SPP prior to becoming a participant in the ESPP, which is distributed as a lump sum of the participant’s hypothetical account balance.

Under Mr. Flaws’ written agreement, Corning will purchase a life annuity from an insurance company to pay benefits due under this plan. Mr. Flaws is currently eligible to retire under the plan.

Pension Benefits

The table below shows the actuarial present value of accumulated benefits payable to each of the NEOs, including the number of years of service credited to each such NEO, under each of the qualified pension plan and the ESPP. These amounts were determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements with the exception of the assumed retirement age and the assumed probabilities of leaving employment prior to retirement. Retirement was assumed to occur at the earliest possible unreduced retirement age for each plan in which the executive participates. For purposes of determining the earliest unreduced retirement age, service was assumed to be granted until the actual date of retirement. For example, an executive under the ESPP formula who is age 50 with 20 years of service would be assumed to retire at age 55 due to eligibility of unreduced benefits at 25 years of service or age 57, if the four times annual compensation limit rule noted previously applies. No termination, disability or death was assumed to occur prior to retirement. Otherwise, the assumptions used are described in Note 13 to our Financial Statements for the year ended December 31, 2013, of our Annual Report on Form 10-K filed with the SEC on February 10, 2014. Information regarding the qualified pension plan can be found under the heading “Qualified Pension Plan”.

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		Number of years		Present Value of	Payments During
		Credited Service		Accumulated Benefit	Last Fiscal Year
Named Executive Officer	Plan Name	(#)		($)	($)
Wendell P. Weeks	Qualified Pension Plan	31		1,563,437	0
	ESPP	25	(1)	16,662,806	0
James B. Flaws	Qualified Pension Plan	41		1,788,544	0
	ESPP	41	(2)	17,396,277	0
Kirk P. Gregg	Qualified Pension Plan	20		535,569	0
	ESPP	25	(3)	9,249,884	0
Lawrence D. McRae	Qualified Pension Plan	28		1,177,334	0
	ESPP	25	(1)	6,423,598	0
Lewis A. Steverson	Qualified Pension Plan	1		11,767	0
	ESPP	1		39,717	0

(1)	Under Formula A, years of service are capped at 25 years, in determining benefits under the ESPP.
(2)	Under Formula B, years of service are uncapped with a formula of 1.5% per year in determining benefits under the ESPP.
(3)	Mr. Gregg’s 1993 employment letter, as amended in 2002, provides for nine extra years of benefit service under the ESPP for retirement on or after age 55. The additional value generated by these extra nine years of service is currently approximately $2,330,000. Because of the 25-year cap on service under Formula A, implemented after Mr. Gregg was hired, some or all of these additional years of benefit service will not enhance Mr. Gregg’s total pension benefit, depending on his actual retirement date. For example, at age 55, Mr. Gregg will have 21 actual years of service so that only four of the nine additional years of service will have any impact on his pension. At age 60, Mr. Gregg would have 26 actual years of service so that those additional years of service would not provide any incremental pension value. Additional years of service credit have not been provided to senior executives since this adjustment in 2002.

The compensation covered by the qualified pension plan and the ESPP for the NEOs is the “Salary” plus the GoalSharing and Performance Incentive Plan cash bonuses set forth in the Summary Compensation Table. Bonuses are included as compensation in the calendar year paid. Long-term cash or equity incentives are not (and have never been) considered as eligible earnings for determining retirement benefits under these plans. For the 2013 calendar year, the NEOs eligible earnings and final average compensation were as follows:

	As of December 31, 2013
	Eligible Pension	Final Average
	Earnings	Earnings
Named Executive Officer	($)	($)
Wendell P. Weeks	3,394,525	2,730,654
James B. Flaws	1,992,809	1,944,825
Kirk P. Gregg	1,284,033	1,319,629
Lawrence D. McRae	1,240,196	985,370
Lewis A. Steverson	290,000	580,000

Nonqualified Deferred Compensation

The table below shows the contributions, earnings and account balances for the NEOs in the Supplemental Investment Plan. Pursuant to the Company’s Supplemental Investment Plan, certain executives, including the NEOs, may choose to defer up to 75% of annual base salary and up to 75% of GoalSharing and Performance Incentive Plan cash bonuses. The participant chooses from the same funds available under our Company Investment Plan (401(k)) in which to “invest” the deferred amounts. No cash is actually invested in the unfunded accounts under the Supplemental Investment Plan. Deferred amounts incur gains and losses based on the performance of the individual participant’s investment fund selections. Participants may change their elections among these fund options. All of our current NEOs, other than Mr. Steverson, have more than three years with the Company, so all of the Company’s matching contributions are fully vested. Participants cannot withdraw any amounts from their deferred compensation balances until retirement from the Company at or after age 55 with 5 years of service. Participants may elect to receive distributions as a lump sum payment or two to five annual installments. If an NEO leaves the Company, prior to retirement, the account balance is distributed in a lump sum, six-months following the executive’s departure.

No NEO withdrawals or distributions were made in 2013.

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Named Executive Officer	Aggregate Balance at January 1, 2013 ($)	Executive Contributions in 2013(1) ($)	Company Contributions in 2013(2) ($)	Aggregate Earnings in 2013(3) ($)	Aggregate Withdrawals/ Distributions in 2013 ($)	Aggregate Balance as of December 31, 2013 ($)
Wendell P. Weeks	2,979,644	194,471	200,144	554,400	0	3,928,659
James B. Flaws	3,937,703	195,275	108,853	349,236	0	4,591,067
Kirk P. Gregg	1,588,578	61,742	41,161	486,652	0	2,178,133
Lawrence D. McRae	0	0	0	0	0	0
Lewis A. Steverson	0	0	0	0	0	0

(1)	Reflects participation in the Supplemental Investment Plan by Messrs. Weeks, Flaws and Gregg in the deferral of a portion of their 2013 base salaries and a portion of the bonus received in 2013 for the prior year’s performance. The NEOs’ contributions are included in the Summary Compensation Table, as a part of Salary and/or Non-Equity Incentive Plan Compensation.

(2)	Reflects Company match on the Supplemental Investment Plan that was credited to the account of the NEOs in 2013. All of these amounts are included in the All Other Compensation column of the Summary Compensation Table (and are also detailed in footnote (5) to that Table).

(3)	Reflects aggregate earnings on each type of deferred compensation listed above. The earnings on deferred base salary and bonus payments are calculated based on the actual returns from the same fund choices that Company employees have in the qualified 401(k) plan. Currently, employees have 14 fund choices that they may select from. As nonqualified plans, these plans are unfunded which means that no actual dollars are invested in these funds. The Company does not provide any above market interest rates or other special terms for any deferred amounts.

Arrangements with Named Executive Officers

Severance Agreements

We have entered into severance agreements with each of our NEOs. Effective for all new executive severance agreements and executive change in control agreements entered into after July 2004, the Compensation Committee and Board of Directors approved a policy to limit benefits that may be provided to an executive under any new agreement to 2.99 times the executive’s annual compensation of base salary plus target incentive payments (the “Overall Limit”).

Severance Agreements—Mr. Weeks

Under Mr. Weeks’ severance agreement, if he is terminated involuntarily, and without “cause” (a conviction for a felony; commission of a fraud, theft or embezzlement that materially damages the financial condition of Corning; or gross abdication of duties), or as a result of disability, he is entitled to the following:

•	Base salary, reimbursable expenses and annual bonus accrued and owing as of the date of termination (lump sum payment);

•	A severance amount equal to 2.99 times his then-base salary plus an annual bonus amount (calculated at 100% of target that would have been paid for the fiscal year in which the termination occurs) (lump sum payment);

•	Continued participation in the Company’s benefit plans for up to three years;

•	In the calendar year following the year in which the termination occurs (subject to a six-month waiting period), the purchase of his principal residence by the Company upon request; and

•	Receipt of an additional three years of service credit under Corning’s Executive Supplemental Pension Plan, but subject to the service limits under such plan.

Since Mr. Weeks already has more than 25 years of service with the Company, this provision has no additional impact on his benefit.

If however, Mr. Weeks is terminated for cause (as described above) or he resigns, he would (1) be entitled to accrued, but unpaid salary (lump sum payment) and any reimbursable expenses accrued or owing to him and (2) forfeit any outstanding stock option awards.

Severance Agreements—Other Named Executive Officers

Generally under the severance agreements, an NEO is entitled to severance payments if he is terminated involuntarily other than for “cause” (conviction of a felony or misdemeanor involving moral turpitude; material breach of Corning’s Code of Conduct; gross abdication of duties; or misappropriation of Company assets or dishonesty or business conduct that causes material harm to Corning).

In addition, “involuntary termination” of an executive does not include:

•	Voluntary termination;

•	Voluntary retirement at or after age 55;

•	Termination as a result of disability or death;

•	Termination of employment as a result of the sale of all or part of Corning’s business and the executive has an opportunity to continue employment with buyer for comparable total compensation; and

•	Termination as a result of a change in control of Corning if the executive has a separate change in control agreement.

Under the severance agreements, an NEO, other than Mr. Weeks, is entitled to receive the following:

•	Accrued but unpaid base salary, reimbursable expenses, vacation pay and the executive’s target percentage for the annual bonus plans multiplied by the executive’s salary, pro-rated to the last day of the month closest to the termination date (lump sum payment);

•	A severance amount equal to 2.99 times (in the case of Mr. Flaws) and two times (in the case of Mr. Gregg, McRae and Steverson) the executive’s then base salary plus an annual bonus amount (an amount equal to executive’s salary multiplied by the executive’s target percentage in effect on the termination date under the Company’s Performance Incentive Plan and 5% target under the GoalSharing Plan) (lump sum payment);

•	Continued medical, dental and hospitalization benefits for 24 months;

•	In the calendar year following the year in which the termination occurs (subject to a six-month waiting period), the purchase of his principal residence by the Company upon request;

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•	In the case of Mr. Flaws, receipt of an additional 2.99 years of service credit under Corning’s nonqualified retirement plans; in the case of Messrs. Gregg and McRae, two years of service credit under the plans but subject to the service limits under such plan. Mr. Gregg, Mr. McRae and Mr. Weeks already have more than 25 years of service credit with the Company; therefore, this provision has no additional impact on their benefits. Mr. Flaws is not subject to a service limit cap. Mr. Steverson’s severance agreement does not include any additional years of service credit benefit; and

•	Outplacement benefits up to a maximum amount of $50,000.

The following table reflects the amounts that would be payable under the various arrangements assuming termination occurred at December 31, 2013.

Termination Scenarios (Including Severance, if eligible)
Named Executive		Voluntary(1)	For Cause(1)	Death	Disability(1)	Without Cause
Officer		($)	($)	($)	($)	($)
Wendell P. Weeks	Severance Amount	n/a	n/a	n/a	n/a	9,105,597
	Value of Benefits Continuation	n/a	n/a	n/a	n/a	63,237	(2)
	Value of Outplacement Services	n/a	n/a	n/a	n/a	n/a
						200,000 to
	Purchase of Principle Residence	n/a	n/a	n/a	n/a	1,000,000	(3)
	Pension Non-Qualified Annuity	629,929	0	629,929	1,259,858	629,929
	Pension - Non-Qualified Lump Sum	n/a	n/a	n/a	n/a	n/a
	Pension-Qualified Annuity	104,077	104,077	52,038	104,077	104,077
James B. Flaws	Severance Amount	n/a	n/a	n/a	n/a	5,457,348
	Value of Benefits Continuation	n/a	n/a	n/a	n/a	27,823	(2)
	Value of Outplacement Services	n/a	n/a	n/a	n/a	50,000
						200,000 to
	Purchase of Principle Residence	n/a	n/a	n/a	n/a	1,000,000	(3)
	Pension Non-Qualified Annuity	1,037,122	0	1,037,122	1,037,122	1,124,286
	Pension - Non-Qualified Lump Sum	n/a	n/a	n/a	n/a	n/a
	Pension-Qualified Annuity	143,520	143,520	71,760	143,520	143,520
Kirk P. Gregg	Severance Amount	n/a	n/a	n/a	n/a	2,372,400
	Value of Benefits Continuation	n/a	n/a	n/a	n/a	42,158	(2)
	Value of Outplacement Services	n/a	n/a	n/a	n/a	50,000
						200,000	to
	Purchase of Principle Residence	n/a	n/a	n/a	n/a	1,000,000	(3)
	Pension Non-Qualified Annuity	310,269	0	310,269	620,538	310,269
	Pension - Non-Qualified Lump Sum	n/a	n/a	n/a	n/a	n/a
	Pension-Qualified Annuity	23,878	23,878	11,939	23,878	23,878
	Pension-Qualified Lump Sum	263,756	263,756	263,756	263,756	263,756
Lawrence D. McRae	Severance Amount	n/a	n/a	n/a	n/a	2,293,200
	Value of Benefits Continuation	n/a	n/a	n/a	n/a	42,158	(2)
	Value of Outplacement Services	n/a	n/a	n/a	n/a	50,000
						200,000 to
	Purchase of Principle Residence	n/a	n/a	n/a	n/a	1,000,000	(3)
	Pension Non-Qualified Annuity	421,923	0	421,923	421,923	421,923
	Pension - Non-Qualified Lump Sum	n/a	n/a	n/a	n/a	n/a
	Pension-Qualified Annuity	70,835	70,835	35,418	70,835	70,835
Lewis A. Steverson	Severance Amount	n/a	n/a	n/a	n/a	2,030,000
	Value of Benefits Continuation	n/a	n/a	n/a	n/a	27,961	(2)
	Value of Outplacement Services	n/a	n/a	n/a	n/a	50,000
						200,000 to
	Purchase of Principle Residence	n/a	n/a	n/a	n/a	1,000,000	(3)
	Pension Non-Qualified Annuity	0	0	0	4,474	0
	Pension - Non-Qualified Lump Sum	n/a	n/a	n/a	n/a	n/a
	Pension-Qualified Lump Sum	0	0	12,869	15,221	0

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(1)	Nonqualified plan benefits shown for all NEOs are payable from the Executive Supplemental Pension Plan. The timing and form of the benefits payable in the table above for a voluntary termination are as follows: Messrs. Weeks, Gregg, McRae and Steverson’s Executive Supplemental Pension Plan benefits are payable as a life annuity beginning at age 55. Mr. Flaws’ benefit is payable as an immediate life annuity with six years guaranteed.

(2)	The value of medical and dental benefits continuation is estimated at $21,079 per year for family coverage for Messers. Weeks, Gregg, and McRae (three years of benefits continuation for Mr. Weeks and two years of benefits continuation for Messrs. Gregg, and McRae). Mr. Flaws’s benefits continuation is estimated at $13,911 per year for two years. Mr. Steverson would receive a lump sum equivalent to two years’ COBRA premiums estimated at $13,980.

(3)	The NEOs may also request that Corning purchase their principal residence. Corning is unable to accurately and precisely estimate the value that may be delivered under this provision as it requires an independent appraisal of the executive’s residence as well as a calculation of the executive’s purchase price of the residence plus a percentage of documented improvements made to the property. These values are not maintained by Corning in its normal course of business. They are required only if an executive is terminated. Under the terms of the severance agreements, an executive may request that the Company purchase the executive’s principal residence in the Corning, New York, area. Such purchase must be finalized in the calendar year following the year in which the executive’s termination occurred (subject to a six-month waiting period) and shall be made at the greater of (i) the residence’s appraised value at the termination date, as determined in accordance with the Company’s relocation policies in effect immediately prior to the involuntary termination or (ii) The total cost of the residence plus improvements and tax gross-up as applicable (“Protected Value”), as determined in accordance with the Company’s Protected Value policy in effect as of the date of the relevant severance agreement. The values above represent estimates of how much the Protected Value calculation may exceed the appraised value of the property and includes an associated tax gross up.

Corning’s team approach, as applied to our NEOs’ compensation, results in similarly situated executives being treated consistently. Currently, the terms of both the severance and change in control agreements are bifurcated similarly between those NEOs who are Board members and those who are not (i.e. cash severance payments range from two to 2.99 times the executives’ base salary and annual bonus amount). These ranges and periods were not negotiated individually with the executives, but were put in place by the Committee, having determined that these terms and multiples were appropriate for such agreements.

Change in Control Agreements

We have entered into change in control agreements with each of the NEOs. These agreements are intended to provide for continuity of management if there is a change in control of Corning. These agreements will be effective until the executive leaves the employ of Corning or until the executive ceases to be an officer of Corning.

The agreements define a “change in control” as any of the following (so long as the event is also a “change in control” within the meaning of Section 409A of the Code):

•	Any person acquires 30% or more of Corning’s voting securities (a “beneficial owner”);

•	In the agreements of Messrs. Flaws, Gregg, McRae and Weeks, a beneficial owner increases his ownership from 30% or more to 50% or more of Corning’s voting securities;

•	A majority of Corning’s directors are replaced during the term of the agreement without approval of at least two-thirds of the existing directors or directors previously approved by the existing directors;

•	Consummation of any merger, consolidation or reorganization involving Corning, unless the outstanding voting securities of Corning prior to the transaction continue to represent at least 50% of the voting securities of Corning or the new company;

•	Corning is liquidated or dissolved; or

•	All or substantially all of Corning’s assets are disposed of or sold.

If during the term of the agreement, a change in control occurs, each NEO is entitled to the following:

•	All restrictions on any restricted stock and stock options held by the executive lapse, the options vest and become immediately exercisable.

The NEOs are also entitled to severance and other benefits upon certain terminations of employment following or in connection with a change in control.

•	For Mr. Weeks benefits are payable if he (i) is terminated without “cause” (a conviction for a felony, fraud, theft or embezzlement against the Company, a gross abdication of duties), (ii) resigns for “good reason” (generally, a material adverse change in the executive’s title, position or responsibilities, a reduction in the executive’s base salary, relocation, a material reduction in the level of employee benefits, a material breach by the Company of its obligations under the agreement, or a successor company’s failure to honor the agreement), or (iii) resigns or is terminated for any reason, each during a “potential change in control period” (defined as the period beginning on the date of execution of an agreement with respect to a transaction the consummation of which would constitute or result in a change in control and ending on the date immediately following the change in control or the date on which such transaction is abandoned) or within four years following a change in control.

•	For the other NEOs (other than Mr. Weeks), benefits are payable if their employment is terminated (other than for cause, by reason of death or disability, or by the executive for any reason) during a potential change in control period, or within two years following a change in control.

The benefits payable are as follows :

•	Accrued but unpaid base salary, reimbursable expenses, vacation pay and the executive’s target percentage for the annual bonus plans multiplied by the executive’s salary, pro-rated to the last day of the month closest to the termination date (lump sum payment);

•	A severance amount equal to 2.99 times (for Messrs. Weeks and Flaws) and two times (for Mr. Messrs. Gregg, McRae and Steverson) his then base salary plus an annual bonus amount (lump sum payment);

•	Continued participation in the Company’s benefit plans for 36 months in the case of Messrs. Weeks, Flaws, Gregg and McRae, and for 24 months in the case of Mr. Steverson;

•	Upon request, purchase of his principal residence;

•	In the case of Messrs. Weeks, Flaws, Gregg and McRae, receipt of an additional five years of service credit under Corning’s Executive Supplemental Pension Plan, subject to the service credit limits under the plan. Mr. Weeks, Mr. Gregg and Mr. McRae already have more than 25 years of service credit with the Company; therefore, this provision has no additional impact on their benefits. Mr. Flaws is not subject to a service limit cap. Mr. Steverson’s severance agreement does not include any additional years of service credit benefit; and

•	Outplacement benefits (equal to 20% of base salary) (excluding Mr.Weeks).

If an NEO’s employment is terminated for cause (for Mr. Weeks, “cause” is described above; with respect to the other NEOs, “cause” means conviction for a felony or misdemeanor involving a crime of moral turpitude, misappropriation of Company assets, or gross abdication of duties), or resigns for other than good reason (described above), or the NEO’s employment terminates by reason of death or disability (a physical or mental infirmity that impairs the executive’s ability to substantially perform his duties for 180 consecutive days or 180 days during any 12 month period), the NEO is entitled to:

•	Accrued but unpaid base salary, reimbursable expenses, vacation pay and the executive’s target percentage for the annual bonus plans multiplied by the executive’s salary, pro-rated to the last day of the month closest to the termination date (lump sum payment).

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In addition, each NEO is generally entitled to receive a gross-up payment in an amount sufficient to make him whole for any federal excise tax on excess parachute payments imposed under Section 280G and 4999 of the Code. However, if the federal excise tax can be avoided by reducing the related payments by a present value of $45,000 or less, then the payment will be reduced to the extent necessary to avoid the excise tax and no gross up payment will be made to the Named Executive Officer.

The following table reflects the amounts that would be payable under the various arrangements assuming that a change in control occurred on December 31, 2013.

	Cash-Based						Long Term Incentives		Taxes
Named Executive Officer	Cash Severance ($)	Interrupted Performance Cycles ($)	ESPP ($)	Misc. Benefits ($)	Excise Tax Gross Up ($)(1)	Total Cash- Based ($)	Interrupted Performance Cycles ($)	Long Term Incentive Awards ($)	Total Pre- Tax Benefit ($)	Less: Employee Income Tax ($)	Excise Tax(1)	Total After-Tax Benefit ($)
Wendell P. Weeks	9,557,427	0	19,323,962	128,237	0	29,009,626	0	18,860,772	47,870,398	24,303,801	0	23,566,597
James B. Flaws	5,694,624	0	15,488,096	106,734	0	21,289,454	0	9,195,512	30,484,966	15,477,218	0	15,007,749
Kirk P. Gregg	2,461,365	0	9,438,785	107,158	0	12,007,308	0	5,388,792	17,396,100	8,832,000	0	8,564,100
Lawrence D. McRae	2,379,195	0	7,036,102	107,158	0	9,522,455	0	5,202,881	14,725,336	7,476,053	0	7,249,283
Lewis A. Steverson	2,030,000	0	26,956	77,961	0	2,134,917	0	4,229,574	6,364,491	3,231,252	0	3,133,239

(1)	In accordance with IRS rules, the calculation of excise tax gross-up is a complex calculation that can vary dramatically from year to year depending on the facts and variables applicable at the time of a change in control. For calculations performed at December 31, 2013, none of the NEOs were subject to the excise tax, so as a result, no excise tax gross-up was applicable.

(2)	Long-term incentives includes a combination of equity (stock options and restricted stock units) and cash (cash performance units) which vest upon a change of control.

In addition to the above, the NEOs may also request that Corning purchase their principal residence. The value of such benefit is generally estimated to be in the range of $200,000 to $1,000,000. Corning is unable to accurately and precisely estimate the value as it requires an independent appraisal of the executive’s residence, as well as a calculation of the executive’s purchase price of such residence and any documented improvements made to the property. This is data that Corning does not maintain in its normal course of business. See footnote (3) to the “Termination Scenarios”.

Director Compensation

The Company uses a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the Board, as described below. Members of the Board who are employees of the Company are not compensated for service on the Board or any of its Committees.

Annual Cash Fees

Compensation for directors in 2013, included:

•	An annual cash retainer of $60,000; and

•	$1,750 for each Board, committee meeting or other special session attended.

Directors who join the Board during the Board service year receive a pro-rata portion of the annual cash retainer.

Chairpersons receive an additional retainer of $15,000 per year. Corning pays a $25,000 annual cash retainer to the lead director. Mr. Gund received $3,125 of additional compensation for his services as lead director through February 6, 2013, and Mr. Clark received $21,875 of additional compensation for his services as lead director during 2013.

Directors may elect to defer all or a portion of their cash compensation. Amounts deferred may be paid in cash or stock, as applicable, and while deferred may be allocated to (1) an account earning interest, compounded quarterly, at the rate equal to the greater of the prime rate of Citibank, N.A. at the end of each calendar quarter, (2) a restricted stock unit account, or (3) a combination of such accounts. At December 31, 2013, six directors had elected to defer compensation.

Long-term Equity Compensation

Each non-employee director annually receives a form of long-term equity compensation approved by the Compensation Committee. Non-employee directors generally receive their awards at the February meeting. If, however, a non-employee director is appointed between the February meeting and December 31, then that director will receive his/her pro-rata award shortly after joining the Board.

During 2013, Corning issued 10,263 shares of restricted stock to each non-employee director under the 2010 Equity Plan for Non-Employee Directors, except for Kevin J. Martin, who received 9,407 shares and Deborah A. Henretta, who received 3,866 shares. For any director serving less than a year, such grants were prorated. These restricted shares are subject to forfeiture and are not available for transfer or exercise until six months after the date of a director’s retirement or resignation.

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Non-employee directors are reimbursed for expenses (including costs of travel, food and lodging) incurred in attending Board, committee and shareholder meetings. While travel to such meetings may include the use of Company aircraft, if available or appropriate under the circumstances, the directors generally use commercial transportation or their own transportation. Directors are also reimbursed for reasonable expenses associated with other business activities, including participation in director education programs.

Other

Corning has a Directors’ Charitable Giving Program pursuant to which a director may direct the Company to make a charitable bequest to one or more qualified charitable organizations recommended by such director and approved by Corning in the amount of $1,000,000 (employee directors) or $1,250,000 (non-employee directors) following his or her death. We fund this program by purchasing insurance policies on the lives of the directors. However, we are under no obligation to use the proceeds of the insurance policies to fund a director’s bequest and can elect to retain any proceeds from the policies as assets of Corning and use another source of funds to pay the directors’ bequests. In 2013, we paid a total of $23,220 in premiums and fees on such policies for our current directors. Because the charitable deductions and cash surrender value of life insurance policies accrue solely to Corning, the directors derive no financial benefit from the program, and we do not include these amounts in the directors’ compensation. Generally, one must be a director for five years to participate in the program. In 2013, Messrs. Cummings, Flaws, Landgraf, Tookes and Weeks and Drs. Brown and Rieman were eligible to participate in the program.

Directors are also eligible to participate in the Corning Foundation Matching Gift Program for eligible charitable organizations. This Program is available to all Corning employees. The maximum matching gift amount available from the Foundation for each participant in the Program is $7,500 in any calendar year.

Corning also pays premiums on directors’ and officers’ liability insurance policies covering directors.

From time to time, spouses may also join non-employee directors when traveling to or from Board, committee or shareholder meetings, which may include the use of Company aircraft. While Corning generally incurs no additional cost, this travel may result in the non-employee director recognizing income for tax purposes. Corning does not reimburse the non-employee director for the estimated taxes incurred in connection with such income.

Director Summary Compensation Table

The following table discloses the cash, equity awards and other compensation earned, paid or awarded, as the case may be, to each of the Company’s non-employee directors for the fiscal year ended December 31, 2013.

(a)(1)	(b)	(c)(2)	(d)	(e)	(f)		(g)(3)
			Non-Equity	Change in Pension Value
	Fees Earned or	Stock	Incentive Plan	And Nonqualified Deferred	All Other
	Paid in Cash	Awards	Compensation	Compensation Earnings	Compensation		Total
Non-Employee Director	($)	($)	($)	($)	($)		($)
John Seely Brown	121,250	125,003	0	0	0		246,253
Stephanie A. Burns	139,625	125,003	0	0	0		264,628
John A. Canning, Jr.	137,000	125,003	0	0	5,000	(4)	267,003
Richard T. Clark	158,875	125,003	0	0	5,000	(4)	288,878
Robert F. Cummings, Jr.	155,375	125,003	0	0	0		280,378
Gordon Gund	53,000	41,668	0	0	7,500	(5)	102,168
Deborah A. Henretta	64,250	57,294	0	0	0		121,544
Kurt M. Landgraf	159,000	125,003	0	0	7,500	(5)	291,503
Kevin J. Martin	130,250	114,577	0	0	0		244,827
Deborah D. Rieman	150,250	125,003	0	0	7,500	(5)	282,753
H. Onno Ruding	55,125	41,668	0	0	0		96,793
Hansel E. Tookes II	150,125	125,003	0	0	0		275,128
Mark S. Wrighton	133,625	125,003	0	0	7,500	(5)	266,128

(1)	Mr. Martin joined the Board in February 2013; Ms. Henretta joined the Board in July 2013; Mr. Gund and Mr. Ruding retired from the Board in April 2013.
(2)	The amounts in column (c) reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of awards of restricted stock granted pursuant to the 2010 Equity Plan for Non-Employee Directors. Assumptions used in the calculation of these amounts are included in Note 19 to the Company’s audited financial statements for the fiscal year ended December 31, 2013, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 10, 2014. There can be no assurance that the grant date fair value amounts will ever be realized. As of December 31, 2013, each Director had the following number of award shares outstanding: 188,826.13 for Dr. Brown; 24,919.99 for Dr. Burns; 36,276.61 for Mr. Canning; 19,863 for Mr. Clark; 102,979.23 for Mr. Cummings; 0 for Mr. Gund; 6,564.97 for Ms. Henretta; 101,818.12 for Mr. Landgraf; 9,407 for Mr. Martin; 77,514 for Dr. Rieman; 0 for Dr. Ruding; 64,764 for Mr. Tookes; and 36,214 for Dr. Wrighton. Total stock holdings for directors as of December 31, 2013, are shown in the “Security Ownership of Certain Beneficial Owners” table.
(3)	No stock options were granted to non-employee directors in 2013. As of December 31, 2013, each Director had the following number of options outstanding: 23,499 for Dr. Brown; 0 for Dr. Burns; 1,323 for Mr. Canning; 0 for Mr. Clark; 11,872 for Mr. Cummings; 23,499 for Mr. Gund, 0 for Ms. Henretta; 9,868 for Mr. Landgraf; 0 for Mr. Martin; 23,499 for Dr. Rieman; 23,499 for Dr. Ruding; 23,499 for Mr. Tookes; and 6,775 for Dr. Wrighton.
(4)	Reflects a $5,000 charitable donation match made by Corning Foundation’s Matching Gift Program.
(5)	Reflects a $7,500 charitable donation match made by Corning Foundation’s Matching Gift Program.

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Proposal 3	Approval of the Adoption of the 2014 Variable Compensation Plan

Overview

Since 1949, Corning has utilized variable incentive compensation to provide annual performance-based compensation to its senior executives. Currently incentive awards are made under the shareholder approved 2010 Variable Compensation Plan, which will expire by its terms on May 1, 2014. In February 2013, the Board approved the 2014 Variable Compensation Plan (the “2014 Incentive Plan”), and directed it be submitted to shareholders for approval at this time.

The purpose of the 2014 Incentive Plan is to enable the Company to attract, retain, motivate and reward executives by providing them with the opportunity to earn incentive compensation related to the Company’s performance. Incentive compensation granted under the Plan is intended to be qualified as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, (the “Code”).

The affirmative vote of the holders of a majority of the shares of Corning common stock cast at the meeting is required to approve the 2014 Incentive Plan. If shareholders approve this Proposal 3, the 2014 Incentive Plan will become effective for the 2015 fiscal year and will expire on December 31, 2020. In the event shareholders do not approve this Proposal 3, the 2014 Incentive Plan will not become effective and the Company may lose the ability to fully deduct annual incentive compensation paid to its senior executives for future years.

The following is a summary of the principal features of the 2014 Incentive Plan. Every aspect of the 2014 Incentive Plan is not addressed in this summary. Shareholders are encouraged to read the full text of the 2014 Incentive Plan which is attached to this proxy statement as Appendix B. Corning will send without charge the 2014 Incentive Plan to any shareholder who requests a copy.

Summary of the 2014 Variable Compensation Plan

Committee. The 2014 Incentive Plan will be administered by the Compensation Committee of the Board of Directors or any other board committee that meets the requirements of Section 162(m) of the Code. The Compensation Committee is authorized to construe and interpret the Plan. All decisions and determinations of the Compensation Committee are final and binding on all parties. No member of the Compensation Committee shall be liable for any action or determination made in good faith, and each member will be indemnified and reimbursed in accordance with the Company’s certificate of incorporation.

Duration. The 2014 Incentive Plan will remain in effect from Corning’s 2015 fiscal year, subject to approval by Corning’s shareholders, until December 31, 2020, unless earlier terminated by Corning’s Board of Directors.

Eligibility. From time to time the Compensation Committee will designate the Company employees who are eligible to participate in the 2014 Incentive Plan. In general, participants will be those employees whose compensation may be subject to the limitation on deductibility under section 162(m) of the Code. Other employees, including officers not participating in the 2014 Incentive Plan, will participate in variable compensation plans that provide incentive for profit and performance and that use measures of performance substantially similar to those used in the 2014 Incentive Plan.

Awards. Within 90 days following the commencement of a performance period (or such earlier or later date permitted or required by Section 162(m) of the Code), the Compensation Committee will:

•	Designate each participant;

•	Establish the length of the performance period;

•	Select applicable performance criteria;

•	Establish the performance targets related to the performance criteria and the incentive amount that may be earned for the performance period; and

•	Determine the relationship between the performance targets and the amount of incentive compensation to be earned by each participant for the performance period.

There must be substantial uncertainty whether a performance target will be attained at the time it is established by the Compensation Committee. Following the completion of each performance period, the Compensation Committee will certify whether the performance targets have been achieved and the incentive amount earned. The Compensation Committee has the authority to reduce (but not increase) the payment amount based on factors it deems relevant.

Performance Periods. The 2014 Incentive Plan generally is intended to provide for annual performance-based awards; however, the Compensation Committee may elect to grant awards with performance periods that are greater or less than one year.

Performance Targets and Criteria. The performance targets may include one or more of the following performance criteria (whether based on generally accepted accounting principles (“GAAP”) financial measures or non-GAAP financial measures as determined by the Compensation Committee):

net income; cash flow or cash flow on investment; operating cash flow; pre-tax or post-tax profit levels or earnings; profit in excess of cost of capital; operating earnings; return on investment; free cash flow; free cash flow per share; earnings per share; return on assets; return on net assets; return on equity; return on capital; return on invested capital; return on sales; sales growth; growth in managed assets; operating margin; operating income; total stockholder return or stock price appreciation; EBITDA; EBITA; revenue; net revenues; market share, market penetration; productivity improvements; inventory turnover measurements; reduction of losses, loss ratios or expense ratios; reduction in fixed costs; operating cost management; cost of capital; and debt reduction.

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Performance targets may be described in terms of objectives that are related to the individual participant or objectives that are Company-wide or related to a subsidiary, division, department, region, function or business unit and may be measured on an absolute, relative or cumulative basis or on the basis of percentage of improvement over time, and may be measured in terms of Company performance (or performance of a subsidiary, division, department, region, function or business unit) or measured relative to selected peer companies or a market index.

At the time of award, the Compensation Committee may provide for adjustments to the performance targets in accordance with Section 162(m) of the Code that may include, but are not limited to, items such as: (i) the impact of any required accounting changes that cause a variance from budget, (ii) the impact from discontinued operations, (iii) restructuring or impairment charges and credits considered a special for external reporting purposes, (iv) other non-operating gains and losses considered a special for external reporting purposes, (v) the impact of release of valuation allowance on deferred tax assets, (vi) gains/losses on debt buybacks or other extraordinary gains/losses, (vii) other extraordinary charges or settlements that cause a variance from budget.

Payment of Incentive Compensation. Unless otherwise specified by the Compensation Committee payments under the 2014 Incentive Plan will be made no later than March 15th of the subsequent year. The Compensation Committee may, however, permit or require participants to defer receipt of all or some portion of his/her payment. Payments under the 2014 Incentive Plan may be made in cash, Corning common stock, stock options, other equity awards or a combination thereof. Any payments made in the form of stock, stock options or other equity awards will be valued at the closing price of the common stock on the New York Stock Exchange on the date the Compensation Committee certifies the attainment of the performance targets. Payment in the form of common stock, stock options or other equity awards shall be made pursuant to the Company’s 2012 Long-Term Incentive Plan (or any subsequent plan then in effect). All deferrals shall be made under a deferred compensation plan of the Company that satisfies the requirements of Section 409A of the Code.

Maximum Amount Payable. The maximum aggregate incentive amount that may be earned under the 2014 Incentive Plan by a participant for any performance period representing one fiscal year shall be $6,500,000.

Amendment and Termination. The Compensation Committee may amend or terminate the 2014 Incentive Plan at any time subject to the attainment of shareholder approval if required by applicable laws or regulations. No amendment or termination may adversely affect (in any material way) any award previously made under the 2014 Incentive Plan without the written consent of the affected participant. In the event that changes are made to Section 162(m) to permit greater flexibility with respect to any awards under the 2014 Incentive Plan, the Compensation Committee may make adjustments it deems appropriate.

Taxation. The payments under the 2014 Incentive Plan are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code. Under Section 162(m), a federal income tax deduction generally will be unavailable for annual compensation in excess of $1 million paid to the Company’s Chief Executive Officer and the next three most highly compensated officers (other than the chief financial officer). However, amounts that qualify as “performance-based compensation” under Section 162(m) of the Code are not counted toward the $1 million limit.

Notwithstanding the forgoing, in the event the Compensation Committee determines (in its sole discretion) at any time that compliance with Section 162(m) of the Code is not desired with respect to a particular award under the 2014 Incentive Plan, such compliance will not be required even if the result is a loss of deductibility for certain compensation payments. In addition, the Compensation Committee reserves the right in its sole discretion to establish alternative incentive compensation arrangements for otherwise eligible executives that will not constitute “performance-based compensation” for purposes of Section 162(m).

New Plan Benefits Table. No benefits or amounts have been awarded or received under the 2014 Incentive Plan. Because the amounts to be awarded under the 2014 Incentive Plan are based on the actual performance of Corning and Corning’s future performance cannot be easily predicted, awards cannot be determined at this time. See “Summary Compensation Table” on page 39 for information about awards made under the 2010 Incentive Plan, as amended, during fiscal year 2013. However, no benefit or amount awarded to a participant in 2014 (or any subsequent year) will exceed the 2014 Incentive Plan’s limit of $6,500,000.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2014 VARIABLE COMPENSATION PLAN

Equity Compensation Plan Information

The following table shows the total number of outstanding options and shares available for other future issuances of options under all of our existing equity compensation plans, including our 2010 Equity Plan for Non-Employee Directors and our 2012 Long-Term Incentive Plan as of December 31, 2013.

The total number of shares outstanding as of February 5, 2014 was 1,390,849,489.

	A	B	C
			Number of Securities
			Remaining Available
			for Future Issuance
	Securities To Be	Weighted-Average	Under Equity
	Issued Upon Exercise	Exercise Price	Compensation
	of Outstanding	of Outstanding	Plans (excluding
	Options, Warrants	Options, Warrants	securities reflected
Plan Category	and Rights	and Rights	in column A)
Equity Compensation Plans Approved by Security Holders(1)	57,139,000	17.83	78,399,329
Equity Compensation Plans Not Approved Security Holders	0	0	0
Total	57,139,000	17.83	78,339,329

(1)	Shares indicated are total grants under the most recent shareholder approved plans as well as any shares remaining outstanding from any prior shareholder approved plans.

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Audit Matters

Report of our Audit Committee

The purpose of the Audit Committee is to assist the Board of Directors in its general oversight of Corning’s financial reporting, internal controls and audit functions. The Audit Committee operates under a written charter adopted by the Board of Directors. The directors who serve on the Audit Committee have no financial or personal ties to Corning (other than director compensation and equity ownership as described in this proxy statement) and are all “financially literate” and “independent” for purposes of the New York Stock Exchange listing standards. The Board of Directors has determined that none of the Audit Committee members have a relationship with Corning that may interfere with the members’ independence from Corning and its management.

The Audit Committee met with management periodically during the year to consider the adequacy of Corning’s internal controls and the objectivity of its financial reporting. The Audit Committee discussed these matters with Corning’s independent registered public accounting firm and with the appropriate financial personnel and internal auditors. The Audit Committee also discussed with Corning’s senior management and independent registered public accounting firm the process used for certifications by Corning’s chief executive officer and chief financial officer that are required for certain of Corning’s filings with the SEC. The Audit Committee met privately with both the independent registered public accounting firm and the internal auditors, both of whom have unrestricted access to the Audit Committee.

The Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. Management is responsible for: the preparation, presentation and integrity of Corning’s financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States, as well as expressing an opinion on the effectiveness of internal control over financial reporting.

During the course of 2013, management updated the documentation, and performed testing and evaluation of Corning’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation, and it provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management, internal audit and the independent registered public accounting firm at each regularly scheduled Audit Committee meeting. At the conclusion of the process, management provided the Audit Committee with, and the Audit Committee reviewed a report on, the effectiveness of Corning’s internal control over financial reporting. The Audit Committee also reviewed: the report of management contained in Corning’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC; as well as PricewaterhouseCoopers LLP’s Report of Independent Registered Public Accounting Firm included in Corning’s Annual Report on Form 10-K related to its audits of the consolidated financial statements and financial statement schedule, and the effectiveness of internal control over financial reporting.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by SAS 114, “The Auditor’s Communication with Those Charged with Governance,” and Public Company Accounting Oversight Board Auditing Standard No. 5, “An Audit of Internal Control Over Financial Reporting That is Integrated with an Audit of Financial Statements.” In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and discussed with them their independence from Corning and its management. The Audit Committee has considered whether the provision of permitted non-audit services by the independent registered public accounting firm to Corning is compatible with the auditor’s independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors and the Board of Directors approved that the audited financial statements be included in Corning’s Annual Report on Form 10-K for the year ended December 31, 2013.

The Audit Committee:

Kurt M. Landgraf, Chairman
Deborah A. Henretta
Kevin J. Martin
Deborah D. Rieman
Mark S. Wrighton

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Proposal 4	Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee is responsible for selecting Corning’s independent registered public accounting firm. At the meeting of the Audit Committee of the Board of Directors held on February 5, 2014, the Audit Committee appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm for the 2014 fiscal year. Although shareholder approval for this appointment is not required, the Audit Committee and the Board of Directors are submitting the selection of PricewaterhouseCoopers LLP for ratification to obtain the views of shareholders. If the appointment is not ratified, the Audit Committee will consider the shareholders’ views in the future selection of Corning’s auditors.

In making the appointment of PricewaterhouseCoopers LLP as Corning’s independent registered public accounting firm for the fiscal year ending December 31, 2014, the Audit Committee considered whether PricewaterhouseCoopers LLP’s provision of services other than audit services is compatible with maintaining independence as our independent registered public accounting firm. Before selecting PwC, the Audit Committee considered the firm’s qualifications as an independent registered public accounting firm for the Company. This included a review of its performance in prior years, qualifications of key members of the engagement team, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Committee’s review included inquiry concerning any litigation involving PwC and any regulatory proceedings against the firm.

Corning expects representatives of PricewaterhouseCoopers LLP to be present at the Annual Meeting and available to respond to questions that may be raised there. These representatives may comment on the financial statements if they so desire.

Our Board unanimously recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

Fees Paid to Independent Registered Public Accounting Firm

Aggregate fees for professional services rendered by PricewaterhouseCoopers LLP in 2012 and 2013:

	2012	2013
Audit Fees	$7,134,000	$7,207,000
Audit Related Fees	716,000	439,000
Tax Fees	1,429,000	1,231,000
All Other Fees	24,000	36,000
Total Fees	$9,303,000	$8,913,000

Audit Fees. These fees are composed of professional services rendered in connection with the audit of Corning’s consolidated financial statements (including the audit of the effectiveness of internal control over financial reporting) and selected international locations and reviews of Corning’s quarterly consolidated financial statements on Form 10-Q that are customary under auditing standards generally accepted in the United States. Audit fees also include statutory audits of Corning’s foreign jurisdiction subsidiaries, comfort letters and consents for other SEC filings (2013) and reviews of documents filed with the SEC.

Audit-Related Fees. These fees are composed of professional services rendered in connection with due diligence pertaining to acquisitions, internal control reviews at an equity investment company, procedures to translate certain financial statements for foreign subsidiaries, employee benefit plan audits, agreed-upon procedures and the implementation of a new accounting policy.

Tax Fees. These fees are composed of statutory tax compliance, preparation and assistance for Corning’s foreign jurisdiction subsidiaries, expatriate tax return compliance, other tax compliance projects and assistance in preparing a tax advance pricing agreement.

All Other Fees. These fees include a fee relating to licensing technical accounting software from the independent registered public accounting firm and a fee to subscribe to certain benchmarking studies published by the independent registered public accounting firm.

Policy Regarding Audit Committee Pre-Approval of Audit and Permitted Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee has adopted a policy for pre-approval of audit and permitted non-audit services by Corning’s independent registered public accounting firm. The full Audit Committee approves annually projected services and fee estimates for these services and other major types of services. The Audit Committee chairman has been designated by the Audit Committee to approve any services arising during the year that were not pre-approved by the Audit Committee and services that were pre-approved, but the associated fees will materially exceed the budget established for the type of service at issue. Services approved by the chairman are communicated to the full Audit Committee at its next regular meeting. For each proposed service, the independent registered public accounting firm is required to provide supporting documentation detailing said service and confirm that the provision of such services does not impair its independence. The Audit Committee regularly reviews reports detailing services provided to Corning by its independent registered public accounting firm.

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Certain Beneficial Relationships and Related Transactions

Related Party Transactions Policy

Corning has adopted a written policy that addresses related party transactions. A “related party” of Corning includes:

•	a director;

•	a senior officer;

•	an immediate family member of a director or senior officer;

•	a shareholder who owns more than 5% of Corning’s voting securities; or

•	an entity in which a director, senior officer or a more than 5% shareholder has a substantial ownership interest.

Under the policy, all related party transactions must be reviewed by the general counsel or other disinterested officer. Any transaction involving a director is also reviewed, approved or ratified by the Nominating and Corporate Governance Committee. Any transaction involving an executive officer is also reviewed, approved or ratified by the Audit Committee. In order for any such transaction to be approved or ratified, the transaction must be shown to further the interest of the Company and have appropriate safeguards established.

All approved or ratified related party transactions shall be reported to the Audit Committee and the Nominating and Corporate Governance Committee (in those instances where such committee did not participate in the review, approval or ratification process).

In 2013, Corning engaged in no such transactions with related parties.

Other Matters

Corning is headquartered in a small community in upstate New York. Throughout its history, the Company has routinely made contributions to civic, educational, charitable, cultural and other institutions that improve the quality of life and increase the resources of the surrounding community, making it more attractive to employees. In a small community, inevitably employees, including executives and their spouses, have relationships with the non-profit organizations that receive such contributions from the Company.

In 2012, Corning constructed and leased a new building for the Alternative School for Math and Science (“ASMS”), a private middle school located in Corning, New York, with an advanced curriculum focusing on science and math. The school is open to the public. Currently, children of Corning employees represent approximately 50% of its enrollment. The Company provides annual financial support to ASMS. In 2013, the non-cash contributions totaled approximately $1.2 million and cash contributions totaled $288,000. Mark S. Rogus (senior vice president and treasurer), Christine M. Pambianchi, (senior vice president, Human Resources), Kim Frock Weeks (spouse of Wendell P. Weeks, our chairman, chief executive officer and president) and Patti Hinman (spouse of Thomas R. Hinman, senior vice president) serve on the ASMS board of trustees. Ms. Frock Weeks also serves as administrative head of school at ASMS, but receives no salary or benefits in this role. Corning may make additional contributions to ASMS in the future.

Subject to receipt of appropriate reporting and documentation, the Corning Incorporated Foundation authorized a $3.2 million cash grant to the Corning-Painted Post Area School District to assist the district in meeting its 2013-2014 budget priorities and to maintain existing educational programs and services across the district. The Corning Incorporated Foundation may make additional contributions in the future to support education in the district over the longer term.

Corning makes annual contributions to various cultural institutions in and around Corning, New York, including the Corning Museum of Glass (“CMoG”). Wendell P. Weeks (chairman, chief executive officer and president), James B. Flaws (vice chairman and chief financial officer), Jeffrey W. Evenson (senior vice president and operations chief of staff), and Mark S. Rogus (senior vice president and treasurer) serve on the CMoG board of trustees. In 2013, Corning provided cash and non-cash contributions of services to CMoG of approximately $30 million. Corning also previously approved up to $109 million for expansion and improvement of CMoG facilities owned by Corning. The expansion funding will take place over three years and construction is expected to be completed in late 2014.

In August 2013, Corning forgave $167,500 of the principal of a $500,000 unsecured loan previously made to the Clemens Center (“CC”), a performing arts center located in Elmira, New York. The funds were used to assist CC with renovations to its main theater. Gary S. Calabrese (senior vice president, Global Research) is on the CC board of trustees.

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Beneficial Ownership

Directors and Executive Officers

The following table shows, as of December 31, 2013, the number of shares of Corning common stock beneficially owned and the aggregate number of shares of common stock and common stock-based equity, including stock options and RSUs that will vest or become exercisable within 60 days, as applicable, held by:

•	each director and NEO; and

•	all directors, Section 16 officers and NEOs as a group.

	Amount and Nature		Percent
Name	of Beneficial Ownership(1)(2)(3)		of Class
Directors
John Seely Brown	161,300		—
Stephanie A. Burns	18,435
John A. Canning, Jr.	88,374		—
Richard T. Clark	19,863
Robert F. Cummings, Jr.	134,459		—
Deborah A. Henretta	3,866		—
Kurt M. Landgraf	50,726		—
Kevin J. Martin	9,407		—
Deborah D. Rieman	136,263		—
Hansel E. Tookes II	98,263		—
Mark S. Wrighton	43,989		—
Named Executive Officers
Wendell P. Weeks*	2,460,549	(4)	—
James B. Flaws*	1,177,520		—
Kirk P. Gregg	831,906		—
Lawrence D. McRae	336,206		—
Lewis A. Steverson	155,709		—
All Directors, Section 16 officers and NEOs as a Group (19 persons)	6,291,725	(5)(6)	0.45%

*also serves as director.

(1)	Includes shares of common stock and restricted stock units converting to shares within the next sixty days, subject to forfeiture and restrictions on transfer, granted under Corning’s Incentive Stock Plans as well as options to purchase shares of common stock exercisable within 60 days under Corning’s Stock Option Plans. Messrs. Weeks, Flaws, Gregg, McRae and Steverson have restricted stock units vesting in the following amounts: 91,193; 40,369; 26,055; 21,691; and 0, respectively. All directors and executive officers as a group hold 203,902 restricted stock units that will be vesting within 60 days from December 31, 2013. Messrs. Brown, Canning, Clark, Cummings, Landgraf, Martin, Tookes, Wrighton, Weeks, Flaws, Gregg, McRae and Steverson, Ms. Henretta, and Drs. Burns and Rieman have the right to purchase 23,499; 1,323; 0; 11,872; 9,868; 0; 23,499; 6,775; 1,654,683; 708,264; 600,956; 264,587; 0; 0; 0 and 23,499 shares, respectively, pursuant to such options. All directors and executive officers as a group hold options to purchase 3,788,530 such shares.

(2)	Includes shares of common stock, subject to forfeiture and restrictions on transfer, issued under Corning’s Restricted Stock Plans for non-employee directors.

(3)	Includes shares of common stock held by JPMorgan Chase & Co. as the trustee of Corning’s Investment Plans for the benefit of the members of the group, who may instruct the trustee as to the voting of such shares. If no instructions are received, the trustee votes the shares in the same proportion as it votes the shares for which instructions were received. The power to dispose of shares of common stock is also restricted by the provisions of the plans. The trustee holds for the benefit of Messrs. Weeks, Flaws, Gregg, McRae and Steverson, and all executive officers as a group the equivalent of 10,504; 0; 8,783; 5,630; 0; and 24,917 shares of common stock, respectively. It also holds for the benefit of all employees who participate in the plans the equivalent of 18,734,870 shares of common stock (being 1.34% of the Class).

(4)	Includes 704,169 shares held by a revocable trust of which Mr. Weeks is the beneficiary, and he currently has no voting authority over these shares.

(5)	Does not include 34,982 shares owned by the spouses and minor children of certain executive officers and directors as to which such officers and directors disclaim beneficial ownership.

(6)	As of December 31, 2013, none of our directors or executive officers had pledged any such shares.

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Section 16(a)  Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Corning’s directors and certain of its officers to file reports of their ownership of Corning common stock and of changes in such ownership with the SEC and New York Stock Exchange. Regulations also require Corning to identify in this proxy statement any person subject to this requirement who failed to file any such report on a timely basis.

To Corning’s knowledge, based solely on its review of the copies of such reports furnished to Corning and written representations from certain reporting persons, we believe that all of our officers, directors and any greater than 10% shareholders known to us complied with all Section 16(a) filing requirements applicable to them during the fiscal year ended December 31, 2013.

Certain Shareholders

As of February 15, 2014, no persons are known to the Company to be the beneficial owners of 5% or more of the Company’s common stock.

Frequently Asked Questions about the Meeting And Voting

Why Did You Send Me This Proxy Statement?

We sent this proxy statement and the enclosed proxy card to you because our Board of Directors is soliciting your proxy to vote at the Annual Meeting. This proxy statement summarizes information concerning the matters to be presented at the meeting and related information that will help you make an informed vote. This proxy statement and the accompanying proxy card are first being mailed to shareholders on or about March 13, 2014.

When and Where Is The Annual Meeting?

The Annual Meeting will be held on Tuesday, April 29, 2014, at 11 a.m., Eastern Time, at The Corning Museum of Glass Auditorium, Corning, New York.

Who May Attend The Annual Meeting?

The Annual Meeting is open to holders of our common shares. To attend the meeting, you will need to register upon arrival. We may check for your name on our shareholders’ list and ask you to produce valid photo ID. If your shares are held in street name by your broker or bank, you should bring your most recent brokerage account statement or other evidence of your share ownership. If we cannot verify that you own Corning shares, it is possible that you will not be admitted to the meeting.

What Am I Voting On?

At the Annual Meeting, you will be voting:

•	To elect 12 directors for a one-year term;

•	To approve the Company’s executive compensation;

•	To approve the 2014 Variable Compensation Plan;

•	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014; and

•	Any other matter, if any, as may properly come before the meeting and any adjournment or postponement of the Annual Meeting.

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How Do You Recommend That I Vote On These Items?

The Board of Directors recommends that you vote your shares:

•	FOR all of the director nominees (Proposal 1);

•	FOR the advisory approval of the compensation of the Company’s Named Executive Officers, as such information is disclosed in the Compensation Discussion and Analysis, the compensation tables and the accompanying disclosure (commonly referred to as “Say-on-Pay”) (Proposal 2);

•	FOR the approval of the 2014 Variable Compensation Plan (Proposal 3); and

•	FOR ratification of the Board’s appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014 (Proposal 4).

Who Is Entitled To Vote?

You may vote if you owned our common shares as of the close of business on February 28, 2014, the record date for the Annual Meeting.

How Many Votes Do I Have?

You are entitled to one vote for each common share you own. As of the close of business on February 5, 2014, we had 1,390,849,489 common shares outstanding. The shares held in our treasury are not considered outstanding and will not be voted or considered present at the meeting.

How Do I Vote By Proxy Before The Annual Meeting?

Before the meeting, registered shareholders may vote shares in one of the following three ways:

•	By Internet at www.investorvote.com/glw;

•	By telephone (from the United States and Canada only) at 1(800) 652-VOTE (8683); and

•	By mail by completing, signing, dating and returning the enclosed proxy card in the postage paid envelope provided (see instructions on proxy card).

Please refer to the proxy card for further instructions on voting by Internet or telephone.

Please use only one of the three ways to vote.

If you hold shares in the account of or name of a broker, your ability to vote those shares by Internet and telephone depends on the voting procedures used by your broker, as explained below under “How Do I Vote If My Broker Holds My Shares In “Street Name”?”

May I Vote My Shares In Person At The Annual Meeting?

Yes. You may vote your shares at the meeting if you attend in person, even if you previously submitted a proxy card or voted by Internet or telephone. Whether or not you plan to attend the meeting, however, we strongly encourage you to vote your shares by proxy before the meeting.

May I Change My Mind After I Vote?

Yes. You may change your vote or revoke your proxy at any time before the polls close at the meeting. You may change your vote by:

•	signing another proxy card with a later date and returning it to Corning’s Corporate Secretary at One Riverfront Plaza, Corning, NY 14831, prior to the meeting;

•	voting again by Internet or telephone prior to the meeting; or

•	voting again at the meeting.

You also may revoke your proxy prior to the meeting without submitting any new vote by sending a written notice that you are withdrawing your vote to our Corporate Secretary at the address listed above.

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What Shares Are Included On My Proxy Card?

Your proxy card includes shares held in your own name and shares held in any Corning plan. You may vote these shares by Internet, telephone or mail, as described on the enclosed proxy card. Your proxy card does not include any shares held in a brokerage account in the name of your bank or broker (such shares are said to be held in “street name”).

How Do I Vote If I Participate In The Corning Investment Plan?

If you hold shares in the Corning Investment Plan, which includes shares held in the Corning Stock Fund in the 401(k) plan, these shares have been added to your other holdings on your proxy card. Your completed proxy card serves as voting instructions to the trustee of the plan. You may direct the trustee how to vote your plan shares by submitting your proxy vote for those shares, along with the rest of your shares, by Internet, telephone or mail, all as described on the enclosed proxy card. If you do not instruct the trustee how to vote, your plan shares will be voted by the trustee in the same proportion that it votes shares in other plan accounts for which it did receive timely voting instructions.

How Do I Vote If My Broker Holds My Shares In “Street Name”?

If your shares are held in a brokerage account in the name of your bank or broker (this is called “street name”), those shares are not included in the total number of shares listed as owned by you on the enclosed proxy card. Instead, your bank or broker will send you directions on how to vote those shares.

What Is A “Broker Non-Vote”?

If you own shares through a bank or broker in street name, you may instruct your bank or broker how to vote your shares. A “broker non-vote” occurs when you fail to provide your bank or broker with voting instructions and the bank or broker does not have the discretionary authority to vote your shares on a particular proposal because the proposal is not a routine matter under the New York Stock Exchange rules. As explained under the question “Will My Shares Held In Street Name Be Voted If I Do Not Provide My Proxy?,” Proposals 1, 2 and 3 are not considered routine matters under the current New York Stock Exchange rules, so your bank or broker will not have discretionary authority to vote your shares held in street name on those items. Abstentions and broker non-votes count for quorum purposes, but not for the voting of these proposals. A broker non-vote may also occur if your broker fails to vote your shares for any reason. Proposal 4 (ratification of the appointment of our independent registered public accounting firm) is considered a routine matter under the New York Stock Exchange rules, so your bank or broker will have discretionary authority to vote your shares held in street name on that item.

Will My Shares Held In Street Name Be Voted If I Do Not Provide My Proxy?

Under the New York Stock Exchange rules, if you own shares in “street name” through a broker and do not vote, your broker may not vote your shares on proposals determined to be “non-routine.” In such cases, the absence of voting instructions results in a “broker non-vote.” Broker non-voted shares count toward achieving a quorum requirement for the Annual Meeting, but they do not affect the determination of whether the non-routine matter is approved or rejected. The proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm is the only matter in this proxy statement considered to be a routine matter for which brokers will be permitted to vote on behalf of their clients, if no voting instructions are furnished. Since Proposals 1, 2 and 3 are non-routine matters, broker non-voted shares will not count as votes cast to affect the determination of whether those proposals are approved or rejected. Therefore, it is important that you provide voting instructions to your broker.

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What If I Return My Proxy Card Or Vote By Internet Or Telephone But Do Not Specify How I Want To Vote?

If you sign and return your proxy card or complete the Internet or telephone voting procedures, but do not specify how you want to vote your shares, we will vote them as follows:

•	FOR all of the director nominees (Proposal 1);

•	FOR the advisory vote to approve the compensation of the Company’s Named Executive Officers, as such information is disclosed in the Compensation Discussion and Analysis, the compensation tables and the accompanying disclosure (commonly referred to as “Say-on-Pay”) (Proposal 2);

•	FOR the approval of the 2014 Variable Compensation Plan (Proposal 3); and

•	FOR ratification of the Board’s appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014 (Proposal 4).

If you participate in the Corning Investment Plan and do not submit timely voting instructions, the trustee of the plan will vote the shares in your plan account in the same proportion that it votes shares in other plan accounts for which it did receive timely voting instructions, as explained above under the question “How Do I Vote If I Participate In The Corning Investment Plan?”

What Does It Mean If I Receive More Than One Proxy Card?

If you received more than one proxy card, you have multiple accounts with your brokers or our transfer agent. Please vote all of these shares. We recommend that you contact your broker or our transfer agent to consolidate as many accounts as possible under the same name and address. You may contact our transfer agent, Computershare Trust Company, N.A., at 1-800-255-0461.

May Shareholders Ask Questions At The Annual Meeting?

Yes. Our representatives will answer your questions of general interest to shareholders at the end of the meeting. In order to give a greater number of shareholders the opportunity to ask questions, we may impose certain procedural requirements, such as limiting repetitive or follow-up questions, or those of a personal nature.

How Many Shares Must Be Present To Hold The Meeting?

In order for us to conduct our meeting, a majority of our outstanding common shares as of February 28, 2014, the record date for the meeting, must be present in person or by proxy at the meeting. This is called a quorum. Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by Internet, telephone or mail.

What Is The Vote Required For Each Proposal?

Proposal	Affirmative Vote Required	Broker Discretionary Voting Allowed
Proposal 1—Election of 12 directors	Majority of votes cast at the meeting in person or by proxy	No
Proposal 2—Advisory vote to approve the Company’s executive compensation	Majority of votes cast at the meeting in person or by proxy	No
Proposal 3—Approval of the adoption of the 2014 Variable Compensation Plan	Majority of votes cast at the meeting in person or by proxy	No
Proposal 4—Ratification of auditors for fiscal year 2014	Majority of votes cast at the meeting in person or by proxy	Yes

With respect to each Proposal, you may vote “FOR”, “AGAINST” or “ABSTAIN”. If you “ABSTAIN” from voting on any of these Proposals, the abstention will not constitute a vote cast.

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How Will Broker Non-Votes Be Treated?

Except for Proposal 4, broker non-votes will be treated as shares present for quorum purposes, but not entitled to vote, so they will have no effect on the outcome of any election or proposal.

How Will Voting On “Any Other Business” Be Conducted?

We have not received proper notice of, and are not aware of, any business to be transacted at the meeting other than as indicated in this proxy statement. If any other item or proposal properly comes before the meeting, the proxies received will be voted on those matters in accordance with the discretion of the proxy holders.

Who Pays For The Solicitation Of Proxies?

Our Board of Directors is making this solicitation of proxies on our behalf. We will pay the costs of the solicitation, including the costs for preparing, printing and mailing this proxy statement. We have hired Georgeson Inc. to assist us in soliciting proxies. It may do so by telephone, in person or by other electronic communications. We anticipate paying Georgeson a fee of $16,000 plus expenses for these services. We also will reimburse brokers, nominees and fiduciaries for their costs in sending proxies and proxy materials to our shareholders so that you may vote your shares. Our directors, officers and regular employees may supplement Georgeson’s proxy solicitation efforts by contacting you by telephone or electronic communication or in person. We will not pay directors, officers or other regular employees any additional compensation for their proxy solicitation efforts.

How Can I Find The Voting Results Of The Annual Meeting?

Following the conclusion of the Annual Meeting, we will include the voting results in a Form 8-K, which we expect to file with the Securities and Exchange Commission (the “SEC”) on or before May 3, 2014.

How Do I Submit A Shareholder Proposal For, Or Nominate A Director For Election At Next Year’s Annual Meeting?

If you wish to submit a proposal to be included in our proxy statement for our 2015 Annual Meeting of Shareholders, we must receive it at our principal office on or before November 13, 2014. Please address your proposal to: Corporate Secretary, Corning Incorporated, One Riverfront Plaza, Corning, NY, 14831.

We will not be required to include in our proxy statement a shareholder proposal that is received after that date or that otherwise does not meet the requirements for shareholder proposals established by the SEC or as set forth in our By-Laws.

If you miss the deadline for including a proposal in our printed proxy statement, or would like to nominate a director or bring other business before the 2015 Annual Meeting of Shareholders, under our current By-Laws (which are subject to amendment at any time), you must notify our Corporate Secretary in writing not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting. For our 2015 Annual Meeting of Shareholders, we must receive notice on or after December 30, 2014, and on or before January 29, 2015.

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Can I Receive Electronic Delivery of Proxy Materials And Annual Reports?

Yes. This proxy statement and Corning’s 2013 Annual Report are available on Corning’s website at www.corning.com. Instead of receiving paper copies of next year’s proxy statement and Annual Report in the mail, shareholders can elect to receive an e-mail message that will provide a link to these documents on the website. By opting to access your proxy materials online, you will save us the cost of producing and mailing documents, reduce the amount of mail you receive, and help preserve environmental resources. Corning’s shareholders who have enrolled in the electronic proxy delivery service previously will receive their materials online this year. Shareholders of record may enroll in the electronic proxy statement and Annual Report access service for future Annual Meetings by registering online at www.computershare.com. Beneficial or “street name” shareholders who wish to enroll in electronic access service may do so at www.icsdelivery.com. We may, at some point, use the SEC’s “Notice and Access” method of proxy distribution. If we were to utilize the “Notice and Access” method, you would receive a notice in the mail about how to access electronic copies of the proxy materials or how to have paper copies mailed to you.

Are You “Householding” For Shareholders Sharing The Same Address?

Yes. The SEC’s rules regarding the delivery to shareholders of proxy statements, annual reports, prospectuses and information statements permit us to deliver a single copy of these documents to an address shared by two or more of our shareholders. This method of delivery is referred to as “householding,” and can significantly reduce our printing and mailing costs. It also reduces the volume of mail you receive. This year, we are delivering only one proxy statement and 2013 Annual Report to multiple registered shareholders sharing an address, unless we receive instructions to the contrary from one or more of the shareholders. We will still be required, however, to send you and each other shareholder at your address an individual proxy voting card. If you would like to receive more than one copy of this proxy statement and our 2013 Annual Report, we will promptly send you additional copies upon written or oral request directed to our transfer agent, Computershare Trust Company, N.A., toll free at (800) 255-0461. The same phone number may be used to notify us that you wish to receive a separate proxy statement or Annual Report in the future, or to request delivery of a single copy of a proxy statement or Annual Report if you are receiving multiple copies.

Code of Ethics

Our Board of Directors has adopted the Code of Ethics for the Chief Executive Officer and Financial Executives and the Code of Conduct for Directors and Executive Officers, which supplements the Code of Conduct governing all employees and directors. A copy of the Code of Ethics is available on our website at http://www.corning.com/investor_relations/corporate_governance/board_download_library.aspx. We will disclose any amendments to, or waivers from, the Code of Ethics on our website within four business days of such determination. During 2013, no amendments to or waivers of the provisions of the Code of Ethics were made with respect to any of our directors or executive officers.

Incorporation by Reference

The Compensation Committee Report on page 38 and the Report of Audit Committee of the Board of Directors on page 55, are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by Corning under the Securities Act or the Exchange Act, except to the extent that Corning specifically incorporates such information by reference. In addition, this proxy statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this proxy statement.

Additional Information

Our 2013 Annual Report is provided with this proxy statement. Corning’s Proxy Statement, Annual Report on Form 10-K, and all other filings with the SEC, each of the Board Committee Charters and the Corporate Governance Guidelines may also be accessed via the Investor Relations page on Corning’s web site at www.corning.com. These documents are also available without charge upon a shareholder’s written or oral request to Investor Relations, Corning Incorporated, One Riverfront Plaza, Corning, NY, 14831, telephone number (607) 974-9000.

By order of the Board of Directors,

Linda E. Jolly

Corporate Secretary

March 13, 2014

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CORNING INCORPORATED AND SUBSIDIARY COMPANIES RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Year Ended December 31, 2013

(Unaudited; amounts in millions, except per share amounts)

Corning’s adjusted net income and earnings per share (EPS) for the year ended December 31, 2013 are non-GAAP financial measures within the meaning of Regulation G of the Securities and Exchange Commission. Non-GAAP financial measures are not in accordance with, or an alternative to, generally accepted accounting principles (GAAP). The company believes presenting non-GAAP net income and EPS is helpful to analyze financial performance without the impact of unusual items that may obscure trends in the company’s underlying performance. A detailed reconciliation is provided below outlining the differences between these non-GAAP measures and the directly related GAAP measures.

Adjusted Net Income and Earnings Per Share of Corning Incorporated for the Year Ended December 31, 2013
	Per Share	Net Income
Adjusted earnings per share (EPS) and net income	$1.19	$1,740
Adjustments to GAAP Net Income and EPS:
Mark-to-market adjustments (pension liability & hedge contracts)(a)	0.15	214
Impact to plan of 2013 pension accounting change(b)	0.04	62
Hemlock Semiconductor operating results, variance to plan(c)	0.04	56
Dow Corning – Silicones – non-operating gains/losses(d)	0.01	21
Fluctuations in FX rates for Japanese Yen outside specified range(e)	0.01	18
Gain on change in control of equity investment(f)	0.01	12
Tax expense adjustments (valuation allowances/law changes)(g)	0.00	3
Pittsburgh Corning settlement charges(h)	(0.01)	(13)
Impact of acquisition-related costs(i)	(0.03)	(40)
Business restructuring charges(j)	(0.08)	(112)
GAAP EPS and net income	$1.34	$1,961

(a)	Pension: Mark-to-market gains and losses arise from changes in actuarial assumptions and the difference between actual and expected returns on plan assets and discount rates. Hedge Contracts: Mark-to-market gains are recorded on our purchase collars and average rate forwards related to translated earnings contracts.

(b)	Our 2013 budget assumed no change in pension accounting. For compensation purposes, we are excluding the favorable impact to plan that relates to the adoption of our current pension accounting reporting convention.

(c)	Core earnings excludes earnings generated from Dow Corning’s consolidated subsidiary, Hemlock Semiconductor. For compensation purposes, we are excluding the favorable impact to plan that was generated by the Hemlock business.

(d)	These adjustments relate to items which do not reflect expected on-going operating results of our affiliated companies, such as restructuring, impairment and other charges and settlements under “take-or-pay” contracts.

(e)	The adjustment after-tax in 2013 for foreign exchange fluctuations for the Japanese Yen.

(f)	Adjustment of the gain as a result of certain changes to the shareholder agreement of an equity company occurring in the second quarter of 2013, resulting in Corning having a controlling interest that requires consolidation of this investment.

(g)	Provision for income taxes: this represents the removal of discrete adjustments attributable to changes in tax law and changes in judgment about the realizability of certain deferred tax assets. This item also includes the income tax effects of adjusting from a GAAP tax rate to a core earnings tax rate.

(h)	These adjustments relate to the Pittsburgh Corning Corporation (PCC) asbestos litigation.

(i)	These expenses include intangible amortization, inventory valuation adjustments and external acquisition-related deal costs.

(j)	Restructuring, impairments, and other charges.

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CORNING INCORPORATED AND SUBSIDIARY COMPANIES RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Year Ended December 31, 2012

(Unaudited; amounts in millions, except per share amounts)

Corning’s adjusted net income and earnings per share (EPS) for the year ended December 31, 2012, are non-GAAP financial measures within the meaning of Regulation G of the Securities and Exchange Commission. Non-GAAP financial measures are not in accordance with, or an alternative to, generally accepted accounting principles (GAAP). The company believes presenting non-GAAP net income and EPS is helpful to analyze financial performance without the impact of unusual items that may obscure trends in the company’s underlying performance. A detailed reconciliation is provided below outlining the differences between these non-GAAP measures and the directly related GAAP measures.

	Per Share	Net Income
Adjusted earnings per share (EPS) and net income	$1.28	$1,934
Adjustments:
Asbestos settlement(a)	(0.01)	(9)
Loss on repurchase of debt(b)	(0.01)	(17)
Equity in earnings of affiliated companies(c)	(0.05)	(90)
Acquisition-related costs(d)	(0.01)	(22)
Restructuring, impairment and other charges(e)	(0.06)	(91)
Provision for income taxes(f)	(0.03)	(41)
Accumulated other comprehensive income(g)	0.03	52
Foreign exchange rate fluctuations(h)	0.01	12
Impact of pension accounting methodology change(i)	(0.06)	(92)
GAAP EPS and net income	$1.09	$1,636

(a)	In 2012, Corning recorded a charge of $9 million after tax to adjust the asbestos liability for the change in value of the components of the Modified PCC Plan.

(b)	In 2012, Corning recorded a loss of $17 million after tax on the repurchase of $13 million principal amount of our 8.875% senior unsecured notes due 2021, $11 million of our 8.875% senior unsecured notes due 2016, and $51 million principal amount of our 6.75% senior unsecured notes due 2013.

(c)	In 2012, Corning recorded a $18 million restructuring charge for our share of costs for headcount reductions and asset write-offs at Samsung Corning Precision, and an impairment charge in the amount of $81 million after tax for our share of a charge for workforce reductions and asset write-offs at Dow Corning; and a $9 million after tax credit for Corning’s share of Dow Corning’s settlement of a dispute related to long-term supply agreements.

(d)	Includes expenses resulting from the acquisition of the Discovery Labware business, including amortization of purchased intangibles, amortization of purchase accounting adjustments to inventories, and integration and deal costs, in the amount of $22 million after tax.

(e)	In 2012, Corning recorded a $91 million after tax charge for asset impairments, workforce reductions and asset write-offs and disposals.

(f)	In 2012, Corning recorded a $37 million tax expense resulting from the delay of the passage of the American Taxpayer Relief Act of 2012 until Jan. 2013 , that will be reversed in Q1, 2013, and a $4 million net tax provision related to the adjustment of deferred taxes as a result of tax rate reductions in Japan.

(g)	In 2012, Corning recorded a $52 million translation capital gain on the liquidation of a foreign entity.

(h)	The adjustment after-tax in 2012 for foreign exchange fluctuations for the Korean won.

(i)	In the first quarter of 2013, Corning elected to change the method of recognizing actuarial gains and losses for its defined benefit pension plans.This amount represents the impact of retroactively applying this change to 2012.

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CORNING INCORPORATED AND SUBSIDIARY COMPANIES RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Year Ended December 31, 2011

(Unaudited; amounts in millions, except per share amounts)

Corning’s adjusted net income and earnings per share (EPS) for the year ended December 31, 2011, are non-GAAP financial measures within the meaning of Regulation G of the Securities and Exchange Commission. Non-GAAP financial measures are not in accordance with, or an alternative to, generally accepted accounting principles (GAAP). The company believes presenting non-GAAP net income and EPS is helpful in understanding the calculation of the metrics used to compute Corning’s incentive compensation. A detailed reconciliation is provided below outlining the differences between these non-GAAP measures and the directly related GAAP measures.

	Per Share	Net Income
Adjusted earnings per share (EPS) and net income	$1.67	$2,636
Adjustments:
Contingent liability(a)	0.02	27
Restructuring, impairment and other charges(b)	(0.05)	(83)
Asbestos settlement(c)	(0.01)	(15)
Fluctuations in foreign exchange rates(d)	0.09	153
Equity in earnings of affiliated companies(e)	0.04	74
Provision for income taxes(f)	0.01	13
Impact of pension accounting methodology change(g)	0.01	12
GAAP EPS and net income	$1.78	$2,817

(a)	In 2011, Corning recognized a credit of $27 million resulting from a reduction to a contingent liability associated with an acquisition recorded in the first quarter of 2011.

(b)	In 2011, Corning recorded an $83 million after-tax asset impairment charge for certain long-lived assets in our Specialty Materials segment.

(c)	In 2011, Corning recorded a charge of $15 million after-tax to adjust the asbestos liability for the change in the value of the components of the modified PCC Plan.

(d)	The adjustment after-tax in 2011 for foreign exchange fluctuations for the Japanese yen and the Korean won was $153 million.

(e)	In 2011, equity in earnings of affiliated companies included a $74 million after-tax credit for Corning’s share of the future portion of Dow Corning Corporation’s settlement of a dispute related to long term supply agreements.

(f)	In 2011, Corning recorded a $26 million net tax benefit related to prior year foreign tax credits and other tax adjustments. Also in 2011, Corning recorded a $13 million net tax provision related to the adjustment of deferred taxes as a result of enacted tax rate reductions primarily in Japan.

(g)	In the first quarter of 2013, Corning elected to change the method of recognizing actuarial gains and losses for its defined benefit pension plans. This amount represents the impact of retrospectively applying this change to 2011.

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CORNING INCORPORATED AND SUBSIDIARY COMPANIES RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Year Ended December 31, 2013

(Unaudited; amounts in millions, except per share amounts)

Corning’s adjusted operating cash flow for the year ended December 31, 2013, is a non-GAAP financial measure within the meaning of Regulation G of the Securities and Exchange Commission. Non-GAAP financial measures are not in accordance with, or an alternative to, generally accepted accounting principles (GAAP). The company believes presenting adjusted operating cash flow is helpful in understanding the calculation of the metrics used to compute Corning’s incentive compensation. A detailed reconciliation is provided below outlining the differences between these non-GAAP measures and the directly related GAAP measures.

Adjusted Operating Cash Flow of Corning Incorporated for the Year Ended December 31, 2013
Cash Flow
Adjusted operating cash flow	$2,768
Adjustments from GAAP operating cash flow:
Cash proceeds from realized balance sheet hedges(a)	179
Won FX collar (KRW 1073 vs Collar at 1080-1180)
Impact on dividends(b)	3
Restructuring cash(c)	(1)
Impact of tax liabilities (JPY adjusted from 79 to 94)(d)	(72)
Realized gain on purchased collars(e)	(90)
Net cash provided by operating activities	$2,787

(a)	Represents net cash proceeds from settlement of balance sheet hedges.

(b)	Cash flow adjustments for foreign exchange fluctuations for the Japanese Yen and South Korean Won.

(c)	Represents a budget to actual adjustment to arrive at the metric to calculate incentive compensation.

(d)	Represents impact on deferred tax expenses as a result of a budgeted JPY FX adjustment from a rate of 79 to a rate of 94.

(e)	Represents the 2013 realized gain on purchased collars and average rate forward contracts we entered into in 2013 to hedge our exposure to movements in the Japanese Yen and its impact on our net earnings.

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CORNING INCORPORATED AND SUBSIDIARY COMPANIES RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Years Ended December 31, 2012 and 2011

(Unaudited; amounts in millions, except per share amounts)

Corning’s adjusted operating cash flow for the years ended December 31, 2012 and 2011 are non-GAAP financial measures within the meaning of Regulation G of the Securities and Exchange Commission. Non-GAAP financial measures are not in accordance with, or an alternative to, generally accepted accounting principles (GAAP). The company believes presenting adjusted operating cash flow is helpful in understanding the calculation of the metrics used to compute Corning’s incentive compensation. A detailed reconciliation is provided below outlining the differences between these non-GAAP measures and the directly related GAAP measures.

	December 31,
	2012	2011
Adjusted operating cash flow	$3,167	$3,582
Adjustments:
Fluctuations in foreign exchange rates(a)	(8)	61
Cash translation adjustments(b)	70	(70)
Restructuring, impairment and other credits(c)	(15)
Special dividend from equity affiliate(d)		(384)
Impact of Discovery Labware acquisition(e)	(8)
Net cash provided by operating activities	$3,206	$3,189

(a)	In 2012, the cash flow adjustment for foreign exchange fluctuations for the Korean Won was $8 million; and in 2011 the cash flow adjustment for foreign exchange fluctuations for the Japanese Yen and the Korean Won was $61 million.

(b)	In 2012 and 2011, the adjustment represents the impact of translation of cash balances by non-USD functional entities to USD.

(c)	In 2012, the restructuring, impairments and other credits adjustment represents a budget to actual adjustment to arrive at the metric to calculate incentive compensation, which was $15.

(d)	In 2011, the $384 million represents an adjustment for special dividends which were not received from the Company’s equity affiliates.

(e)	In 2012, the cash flow adjustment for amounts paid related to the acquisition of the majority of the Discovery Labware business from Becton, Dickinson and Company was $8 million.

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CORNING INCORPORATED AND SUBSIDIARY COMPANIES RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Year Ended December 31, 2013

(Unaudited; amounts in millions, except percentages and per share amounts)

	Net Sales	Income Before Income Taxes	Net Income	Per Share
As reported	$7,819	$2,473	$1,961	$1.34
Constant-yen(1)	129	122	96	0.07
Purchased collars and average rate forwards(2)		(435)	(287)	(0.20)
Other yen-related transactions(2)		(99)	(69)	(0.05)
Hemlock Semiconductor operating results(3)		(31)	(30)	(0.02)
Hemlock Semiconductor non-operating results(3)		1	1
Acquisition-related costs(4)		54	40	0.03
Provision for income taxes(5)			9	0.01
Asbestos settlement(6)		19	13	0.01
Restructuring, impairment and other charges(7)		67	46	0.03
Pension mark-to-market adjustment(8)		(30)	(17)	(0.01)
Gain on change in control of equity investment(9)		(17)	(12)	(0.01)
Equity in earnings of affiliated companies(10)		42	44	0.02
Other		4	2
Core performance measures	$7,948	$2,170	$1,797	$1.23

(1)	Constant-yen: Because a significant portion of Corning’s LCD glass business revenues and manufacturing costs are denominated in Japanese yen, management believes it is important to understand the impact on core earnings from translating yen into dollars. Presenting results on a constant-yen basis eliminates the translation impact of the Japanese yen, and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and to establish operational goals and forecasts. We use an internally derived management rate of ¥93, which is closely aligned to our yen portfolio of purchased collars, and have restated all years presented based on this rate in order to effectively remove the impact of changes in the Japanese yen.

(2)	Purchased collars, average forward contracts and other yen-related transactions: We have excluded the impact of our purchased collars, average forward contracts, and other yen-related transactions for each period presented. By aligning an internally derived rate with our portfolio of purchased collars and average forward contracts, and excluding other yen-related transactions and the constant-yen adjustments, we have effectively eliminated the impact of changes in the Japanese yen on our results.

(3)	Results of Dow Corning Corporation’s consolidated subsidiary, Hemlock Semiconductor: We are excluding the results of Dow Corning’s consolidated subsidiary, Hemlock Semiconductor, a producer of polycrystalline silicon, to remove the operating and non-operating items and events which have caused severe unpredictability and instability in earnings over the past eighteen months, and are expected to continue in the future. These events are being primarily driven by the macro-economic environment. Specifically, the negative impact of the determination by the Chinese Ministry of Commerce, which imposes provisional anti-dumping duties on solar-grade polysilicon imports from the United States, and the impact of asset write-offs, offset by the benefit of large payments required under Hemlock customers’ “take-or-pay” contracts, are events that are unrelated to Dow Corning’s core operations, and that have, or could have, significant impacts to this business.

(4)	Acquisition-related costs: These expenses include intangible amortization, inventory valuation adjustments and external acquisition-related deal costs.

(5)	Provision for income taxes: This represents discrete adjustments recorded for effects of tax law and realizability of deferred tax assets changes removed from core earnings. This item also includes the income tax effects of adjusting from a GAAP tax rate to a core earnings tax rate.

(6)	Certain litigation-related charges: These adjustments relate to the Pittsburgh Corning Corporation (PCC) asbestos litigation.

(7)	Restructuring, impairments, and other charges.

(8)	Pension mark-to-market adjustment: Mark-to-market pension gains and losses, which arise from changes in actuarial assumptions and the difference between actual and expected returns on plan assets and discount rates. In accordance with GAAP, Corning recognizes pension actuarial gains and losses outside of the corridor, where the corridor is equal to 10% of the greater of the benefit obligation or the market-related value of plan assets at the beginning of the year, for our defined benefit pension plans annually in the fourth quarter of each year and whenever a plan is remeasured or valuation estimates are finalized. Actuarial gains and losses occur when actual experience differs from the estimates used to allocate the change in value of pension plans to expense throughout the year or when assumptions change, as they may each year. Significant factors that can contribute to the recognition of actuarial gains and losses include changes in discount rates, differences between actual and expected returns on plan assets, and other changes in actuarial assumptions such as life expectancy of plan participants. Management believes that pension actuarial gains and losses are primarily financing activities that are more reflective of changes in current conditions in global financial markets, and are not directly related to the underlying performance of our businesses.

(9)	Gain on change in control of equity investment: Adjustment of the gain as a result of certain changes to the Shareholder Agreement of an equity company occurring in the second quarter of 2013, resulting in Corning having a controlling interest that requires consolidation of this investment.

(10)	Equity in earnings of affiliated companies: These adjustments relate to items which do not reflect expected on-going operating results of our affiliated companies, such as restructuring, impairment and other charges and settlements under “take-or-pay” contracts.

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CORNING INCORPORATED AND SUBSIDIARY COMPANIES RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Year Ended December 31, 2012

(Unaudited; amounts in millions, except per share amounts)

	Net Sales	Income Before Income Taxes	Net Income	Per Share
As reported*	$8,012	$1,975	$1,636	$1.09
Constant-yen(1)	(407)	(434)	(353)	(0.23)
Other yen-related transactions(2)		(22)	(16)	(0.01)
Hemlock Semiconductor operating results(3)		(25)	(23)	(0.02)
Hemlock Semiconductor non-operating results(3)		77	72	0.05
Acquisition-related costs(4)		24	16	0.01
Provision for income taxes(5)			41	0.03
Asbestos settlement(6)		14	9	0.01
Restructuring, impairment and other charges(7)		133	91	0.06
Pension mark-to-market adjustment(8)		217	140	0.09
Equity in earnings of affiliated companies(9)		18	17	0.01
Loss on repurchase of debt(10)		26	17	0.01
Accumulated other comprehensive income(11)		(52)	(52)	(0.03)
Core performance measures*	$7,605	$1,951	$1,595	$1.06

*	Includes impact of defined benefit pension plan methodology change implemented in the first quarter of 2013 and retrospectively applied to prior periods.

(1)	Constant-yen: Because a significant portion of Corning’s LCD glass business revenues and manufacturing costs are denominated in Japanese yen, management believes it is important to understand the impact on core earnings from translating yen into dollars. Presenting results on a constant-yen basis eliminates the translation impact of the Japanese yen, and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and to establish operational goals and forecasts. We use an internally derived management rate of ¥93, which is closely aligned to our yen portfolio of purchased collars, and have restated all years presented based on this rate in order to effectively remove the impact of changes in the Japanese yen.

(2)	Purchased collars, average forward contracts and other yen-related transactions: We have excluded the impact of our purchased collars, average forward contracts, and other yen-related transactions for each period presented. By aligning an internally derived rate with our portfolio of purchased collars and average forward contracts, and excluding other yen-related transactions and the constant-yen adjustments, we have effectively eliminated the impact of changes in the Japanese yen on our results.

(3)	Results of Dow Corning Corporation’s consolidated subsidiary, Hemlock Semiconductor: We are excluding the results of Dow Corning’s consolidated subsidiary, Hemlock Semiconductor, a producer of polycrystalline silicon, to remove the operating and non-operating items and events which have caused severe unpredictability and instability in earnings over the past eighteen months, and are expected to continue in the future. These events are being primarily driven by the macro-economic environment. Specifically, the negative impact of the determination by the Chinese Ministry of Commerce, which imposes provisional anti-dumping duties on solar-grade polysilicon imports from the United States, and the impact of asset write-offs, offset by the benefit of large payments required under Hemlock customers’ “take-or-pay” contracts, are events that are unrelated to Dow Corning’s core operations, and that have, or could have, significant impacts to this business.

(4)	Acquisition-related costs: These expenses include intangible amortization, inventory valuation adjustments and external acquisition-related deal costs.

(5)	Provision for income taxes: This represents discrete adjustments recorded for effects of tax law and realizability of deferred tax assets changes removed from core earnings. This item also includes the income tax effects of adjusting from a GAAP tax rate to a core earnings tax rate.

(6)	Certain litigation-related charges: These adjustments relate to the Pittsburgh Corning Corporation (PCC) asbestos litigation.

(7)	Restructuring, impairments, and other charges.

(8)	Pension mark-to-market adjustment: Mark-to-market pension gains and losses, which arise from changes in actuarial assumptions and the difference between actual and expected returns on plan assets and discount rates. In accordance with GAAP, Corning recognizes pension actuarial gains and losses outside of the corridor, where the corridor is equal to 10% of the greater of the benefit obligation or the market-related value of plan assets at the beginning of the year, for our defined benefit pension plans annually in the fourth quarter of each year and whenever a plan is remeasured or valuation estimates are finalized. Actuarial gains and losses occur when actual experience differs from the estimates used to allocate the change in value of pension plans to expense throughout the year or when assumptions change, as they may each year. Significant factors that can contribute to the recognition of actuarial gains and losses include changes in discount rates, differences between actual and expected returns on plan assets, and other changes in actuarial assumptions such as life expectancy of plan participants. Management believes that pension actuarial gains and losses are primarily financing activities that are more reflective of changes in current conditions in global financial markets, and are not directly related to the underlying performance of our businesses.

(9)	Equity in earnings of affiliated companies: These adjustments relate to items which do not reflect expected on-going operating results of our affiliated companies, such as restructuring, impairment and other charges and settlements under “take-or-pay” contracts.

(10)	Loss on repurchase of debt: In 2012, Corning recorded a loss on the repurchase of $13 million of our 8.875% senior unsecured notes due 2021, $11 million of our 8.875% senior unsecured notes due 2016, and $51 million of our 6.75% senior unsecured notes due 2013.

(11)	Accumulated other comprehensive income: In 2012, Corning recorded a translation capital gain on the liquidation of a foreign subsidiary.

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CORNING INCORPORATED AND SUBSIDIARY COMPANIES RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Year Ended December 31, 2011

(Unaudited; amounts in millions, except per share amounts)

(dollars in millions)	Net Sales	Income Before Income Taxes	Net Income	Per Share
As reported*	$7,890	$3,231	$2,817	$1.78
Constant-yen(1)	(449)	(526)	(428)	(0.27)
Other yen-related transactions(2)		45	33	0.02
Hemlock Semiconductor operating results(3)		(102)	(94)	(0.06)
Hemlock Semiconductor non-operating results(3)		(80)	(74)	(0.05)
Provision for income taxes(4)			(13)	(0.01)
Asbestos settlement(5)		24	14	0.01
Restructuring, impairment, and other charges(6)		130	83	0.05
Pension mark-to-market adjustment(7)		64	41	0.03
Contingent liability adjustment(8)		(27)	(27)	(0.02)
Core performance measures*	$7,441	$2,759	$2,352	$1.49

*	Includes impact of defined benefit pension plan methodology change implemented in the first quarter of 2013 and retrospectively applied to prior periods.

Items which we exclude from GAAP measures to arrive at Core Performance measures are as follows:

(1)	Constant-yen: Because a significant portion of Corning’s LCD glass business revenues and manufacturing costs are denominated in Japanese yen, management believes it is important to understand the impact on core earnings from translating yen into dollars. Presenting results on a constant-yen basis eliminates the translation impact of the Japanese yen, and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and to establish operational goals and forecasts. We use an internally derived management rate of ¥93, which is closely aligned to our yen portfolio of purchased collars, and have restated all years presented based on this rate in order to effectively remove the impact of changes in the Japanese yen.

(2)	Purchased collars, average forward contracts and other yen-related transactions: We have excluded the impact of our purchased collars, average forward contracts, and other yen-related transactions for each period presented. By aligning an internally derived rate with our portfolio of purchased collars and average forward contracts, and excluding other yen-related transactions and the constant-yen adjustments, we have effectively eliminated the impact of changes in the Japanese yen on our results.

(3)	Results of Dow Corning’s consolidated subsidiary, Hemlock Semiconductor: We are excluding the results of Dow Corning’s consolidated subsidiary, Hemlock Semiconductor, a producer of polycrystalline silicon, to remove the operating and non-operating items and events which have caused severe unpredictability and instability in earnings over the past eighteen months, and are expected to continue in the future. These events are being primarily driven by the macro-economic environment. Specifically, the negative impact of the determination by MOFCOM, which imposes provisional anti-dumping duties on solar-grade polysilicon imports from the United States, and the impact of asset write-offs, offset by the benefit of large payments required under Hemlock customers’ “take-or-pay” contracts, are events that are unrelated to Dow Corning’s core operations, and that have, or could have, significant impacts to this business.

(4)	Provision for income taxes: This represents the removal of discrete adjustments attributable to changes in tax law and changes in judgment about the realizability of certain deferred tax assets. This item also includes the income tax effects of adjusting from a GAAP tax rate to a core earnings tax rate.

(5)	Certain litigation-related charges: These adjustments relate to the Pittsburgh Corning Corporation (PCC) asbestos litigation.

(6)	Restructuring, impairments, and other charges.

(7)	Pension mark-to-market adjustment: Mark-to-market pension gains and losses, which arise from changes in actuarial assumptions and the difference between actual and expected returns on plan assets and discount rates. In accordance with GAAP, Corning recognizes pension actuarial gains and losses outside of the corridor, where the corridor is equal to 10% of the greater of the benefit obligation or the market-related value of plan assets at the beginning of the year, for our defined benefit pension plans annually in the fourth quarter of each year and whenever a plan is remeasured or valuation estimates are finalized. Actuarial gains and losses occur when actual experience differs from the estimates used to allocate the change in value of pension plans to expense throughout the year or when assumptions change, as they may each year. Significant factors that can contribute to the recognition of actuarial gains and losses include changes in discount rates, differences between actual and expected returns on plan assets, and other changes in actuarial assumptions such as life expectancy of plan participants. Management believes that pension actuarial gains and losses are primarily financing activities that are more reflective of changes in current conditions in global financial markets, and are not directly related to the underlying performance of our businesses. For further information on the actuarial assumptions and plan assets referenced above, see Management’s Discussion and Analysis of Financial Condition and Results of Operations, under Critical Accounting Estimates – Employee Retirement Plans, and Note 13, Employee Retirement Plans, of Notes to the Consolidated Financial Statements.

(8)	Contingent liability adjustment: In 2011, Corning recognized a credit resulting from a reduction to a contingent liability associated with an acquisition recorded in the first quarter of 2011.

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CORNING INCORPORATED AND SUBSIDIARY COMPANIES RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Year Ended December 31, 2010

(Unaudited; amounts in millions, except per share amounts)

	Year ended December 31, 2010
(dollars in millions)	Net Sales	Income Before Income Taxes	Net Income	Per Share
As reported*	$6,632	$3,869	$3,574	$2.26
Restructuring, impairment and other charges(1)		(2)	(1)	-
Insurance settlement(2)		(324)	(206)	(0.13)
Asbestos settlement(3)		(49)	(30)	(0.02)
Equity in earnings of affiliated companies(4)		(124)	(120)	(0.08)
Loss on repurchase of debt(5)		30	19	0.01
Provision for income taxes(6)		-	56	0.04
Core performance measures*	$6,632	$3,400	$3,292	$2.08

*	Includes impact of defined benefit pension plan methodology change implemented in the first quarter of 2013 and retrospectively applied to prior periods.

(1)	In 2010, Corning recorded a credit of $2 million ($1 million after-tax) for adjustments to restructuring reserves.

(2)	In 2010, Corning recorded $324 million ($206 million after-tax) on the settlement of business interruption and property damage insurance claims in the Display Technologies segment resulting from earthquake activity near the Shizuoka, Japan facility and a power disruption at the Taichung, Taiwan facility in 2009.

(3)	In 2010, Corning recorded a net credit of $49 million ($30 million after-tax) to adjust the asbestos liability for change in value of the components of the modified PCC Plan.

(4)	In 2010, equity in earnings of affiliated companies included a credit of $21 million ($20 million after-tax) primarily for Corning’s share of advanced energy manufacturing tax credits at Dow Corning Corporation. Also, included is a credit of $26 million ($24 million after-tax) for our share of a release of valuation allowance on foreign deferred tax assets, a $16 million ($15 million after-tax) credit for our share of excess foreign tax credits from foreign dividends at Dow Corning Corporation and a $61 million credit for our share of a revised Samsung Corning Precision tax holiday calculation agreed to by the Korean National Tax Service.

(5)	In 2010, Corning recorded a $30 million loss ($19 million after-tax) on the repurchase of $126 million principal amount of our 6.2% senior unsecured notes due March 15, 2016 and $100 million principal amount of our 5.9% senior unsecured notes due March 15, 2014.

(6)	In 2010, Corning recorded a $56 million tax charge from the reversal of the deferred tax asset associated with a Medicare subsidy.

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CORNING INCORPORATED AND SUBSIDIARY COMPANIES RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Display Technologies Segment

Years Ended December 31, 2013, 2012 and 2010

(Unaudited; amounts in millions, except percentages)

	Year ended December 31, 2013			Year ended December 31, 2012			Year ended December 31, 2010
	Net sales	Equity earnings	Net income	Net sales	Equity earnings	Net income	Net sales	Equity earnings	Net income
As reported	$2,545	$357	$1,267	$2,909	$692	$1,589	$3,011	$1,452	$2,993
Constant-yen(1)	129	35	99	(408)	(166)	(380)
Purchased collars(2)			(90)
Other yen-related transaction(2)			(67)			(15)
Acquisition related costs(3)			8
Provision for income taxes(4)			10
Restructuring, impairment and other charges(5)			6			17
Pension mark-to-market adjustment(6)			(8)			17
Equity in earnings of affiliated companies(7)		28	28		18	18		(61)	(61)
Insurance settlement(8)									(206)
Core Performance measures	$2,674	$420	$1,253	$2,501	$544	$1,246	$3,011	$1,391	$2,726

(1)	Constant-yen: Because a significant portion of Corning’s LCD glass business revenues and manufacturing costs are denominated in Japanese yen, management believes it is important to understand the impact on core earnings from translating yen into dollars. Presenting results on a constant-yen basis eliminates the translation impact of the Japanese yen, and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and to establish operational goals and forecasts. We use an internally derived management rate of ¥93, which is closely aligned to our yen portfolio of purchased collars, and have restated all years presented based on this rate in order to effectively remove the impact of changes in the Japanese yen.

(2)	Purchased collars, average forward contracts and other yen-related transactions: We have excluded the impact of our purchased collars, average forward contracts, and other yen-related transactions for each period presented. By aligning an internally derived rate with our portfolio of purchased collars and average forward contracts, and excluding other yen-related transactions and the constant-yen adjustments, we have effectively eliminated the impact of changes in the Japanese yen on our results.

(3)	Acquisition-related costs: These expenses include intangible amortization, inventory valuation adjustments and external acquisition-related deal costs.

(4)	Provision for income taxes: This represents discrete adjustments recorded for effects of tax law and realizability of deferred tax assets changes removed from core earnings. This item also includes the income tax effects of adjusting from a GAAP tax rate to a core earnings tax rate.

(5)	Restructuring, impairments, and other charges.

(6)	Pension mark-to-market adjustment: Mark-to-market pension gains and losses, which arise from changes in actuarial assumptions and the difference between actual and expected returns on plan assets and discount rates. In accordance with GAAP, Corning recognizes pension actuarial gains and losses outside of the corridor, where the corridor is equal to 10% of the greater of the benefit obligation or the market-related value of plan assets at the beginning of the year, for our defined benefit pension plans annually in the fourth quarter of each year and whenever a plan is remeasured or valuation estimates are finalized. Actuarial gains and losses occur when actual experience differs from the estimates used to allocate the change in value of pension plans to expense throughout the year or when assumptions change, as they may each year. Significant factors that can contribute to the recognition of actuarial gains and losses include changes in discount rates, differences between actual and expected returns on plan assets, and other changes in actuarial assumptions such as life expectancy of plan participants. Management believes that pension actuarial gains and losses are primarily financing activities that are more reflective of changes in current conditions in global financial markets, and are not directly related to the underlying performance of our businesses.

(7)	Equity in earnings of affiliated companies: These adjustments relate to items which do not reflect expected on-going operating results of our affiliated companies, such as restructuring, impairment and other charges and settlements under “take-or-pay” contracts.

(8)	Insurance settlement: In 2010, Corning Display Technologies recorded a credit of $206 million on the settlement of business interruption and property damage insurance claims resulting from earthquake activity near the Shizuoka, Japan facility.

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CORNING INCORPORATED AND SUBSIDIARY COMPANIES RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Optical Communications Segment

Years Ended December 31, 2013, 2012 and 2010

(Unaudited; amounts in millions, except percentages)

	Year ended December 31, 2013		Year ended December 31, 2012		Year ended December 31, 2010
	Net sales	Net income	Net sales	Net income	Net sales	Net income
As reported	$2,326	$199	$2,130	$146	$1,712	$98
Acquisition-related costs(1)		9		1
Restructuring, impairment and other charges(2)		8		31
Pension mark-to-market adjustment(3)		(9)		11
Gain on change in control of equity investment(4)		(11)
Accumulated other comprehensive income(5)				(52)
Core Performance measures	$2,326	$196	$2,130	$137	$1,712	$98

(1)	Acquisition-related costs: These expenses include intangible amortization, inventory valuation adjustments and external acquisition-related deal costs.

(2)	Restructuring, impairments, and other charges.

(3)	Pension mark-to-market adjustment: Mark-to-market pension gains and losses, which arise from changes in actuarial assumptions and the difference between actual and expected returns on plan assets and discount rates. In accordance with GAAP, Corning recognizes pension actuarial gains and losses outside of the corridor, where the corridor is equal to 10% of the greater of the benefit obligation or the market-related value of plan assets at the beginning of the year, for our defined benefit pension plans annually in the fourth quarter of each year and whenever a plan is remeasured or valuation estimates are finalized. Actuarial gains and losses occur when actual experience differs from the estimates used to allocate the change in value of pension plans to expense throughout the year or when assumptions change, as they may each year. Significant factors that can contribute to the recognition of actuarial gains and losses include changes in discount rates, differences between actual and expected returns on plan assets, and other changes in actuarial assumptions such as life expectancy of plan participants. Management believes that pension actuarial gains and losses are primarily financing activities that are more reflective of changes in current conditions in global financial markets, and are not directly related to the underlying performance of our businesses.

(4)	Gain on change in control of equity investment: Adjustment of the gain as a result of certain changes to the Shareholder Agreement of an equity company occurring in the second quarter of 2013, resulting in Corning having a controlling interest that requires consolidation of this investment.

(5)	Accumulated other comprehensive income: In 2012, Corning recorded a translation capital gain on the liquidation of a foreign subsidiary.

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CORNING INCORPORATED AND SUBSIDIARY COMPANIES RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Environmental Technologies Segment
Years Ended December 31, 2013, 2012 and 2010

(Unaudited; amounts in millions, except percentages)

	Year ended December 31, 2013		Year ended December 31, 2012		Year ended December 31, 2010
	Net sales	Net income	Net sales	Net income	Net sales	Net income
As reported	$919	$132	$964	$112	$816	$43
Restructuring, impairment and other charges(1)		1		2
Pension mark-to-market adjustment(2)		(3)		5
Core Performance measures	$919	$130	$964	$119	$816	$43

(1)	Restructuring, impairments, and other charges.

(2)	Pension mark-to-market adjustment: Mark-to-market pension gains and losses, which arise from changes in actuarial assumptions and the difference between actual and expected returns on plan assets and discount rates. In accordance with GAAP, Corning recognizes pension actuarial gains and losses outside of the corridor, where the corridor is equal to 10% of the greater of the benefit obligation or the market-related value of plan assets at the beginning of the year, for our defined benefit pension plans annually in the fourth quarter of each year and whenever a plan is remeasured or valuation estimates are finalized. Actuarial gains and losses occur when actual experience differs from the estimates used to allocate the change in value of pension plans to expense throughout the year or when assumptions change, as they may each year. Significant factors that can contribute to the recognition of actuarial gains and losses include changes in discount rates, differences between actual and expected returns on plan assets, and other changes in actuarial assumptions such as life expectancy of plan participants. Management believes that pension actuarial gains and losses are primarily financing activities that are more reflective of changes in current conditions in global financial markets, and are not directly related to the underlying performance of our businesses.

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CORNING INCORPORATED AND SUBSIDIARY COMPANIES RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Specialty Materials Segment
Years Ended December 31, 2013, 2012 and 2010

(Unaudited; amounts in millions, except percentages)

	Year ended December 31, 2013		Year ended December 31, 2012		Year ended December 31, 2010
	Net sales	Net income	Net sales	Net income	Net sales	Net income
As reported	$1,170	$187	$1,346	$137	$578	$(32)
Constant-yen(1)		(2)		25
Acquisition-related costs(2)		1
Restructuring, impairment and other charges(3)		12		33		1
Pension mark-to-market adjustment(4)		(2)		6
Core Performance measures	$1,170	$196	$1,346	$201	$578	$(31)

*	Percentage change not meaningful.

(1)	Constant-yen: Because a significant portion of Corning’s LCD glass business revenues and manufacturing costs are denominated in Japanese yen, management believes it is important to understand the impact on core earnings from translating yen into dollars. Presenting results on a constant-yen basis eliminates the translation impact of the Japanese yen, and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and to establish operational goals and forecasts. We use an internally derived management rate of ¥93, which is closely aligned to our yen portfolio of purchased collars, and have restated all years presented based on this rate in order to effectively remove the impact of changes in the Japanese yen.

(2)	Acquisition-related costs: These expenses include intangible amortization, inventory valuation adjustments and external acquisition-related deal costs.

(3)	Restructuring, impairments, and other charges.

(4)	Pension mark-to-market adjustment: Mark-to-market pension gains and losses, which arise from changes in actuarial assumptions and the difference between actual and expected returns on plan assets and discount rates. In accordance with GAAP, Corning recognizes pension actuarial gains and losses outside of the corridor, where the corridor is equal to 10% of the greater of the benefit obligation or the market-related value of plan assets at the beginning of the year, for our defined benefit pension plans annually in the fourth quarter of each year and whenever a plan is remeasured or valuation estimates are finalized. Actuarial gains and losses occur when actual experience differs from the estimates used to allocate the change in value of pension plans to expense throughout the year or when assumptions change, as they may each year. Significant factors that can contribute to the recognition of actuarial gains and losses include changes in discount rates, differences between actual and expected returns on plan assets, and other changes in actuarial assumptions such as life expectancy of plan participants. Management believes that pension actuarial gains and losses are primarily financing activities that are more reflective of changes in current conditions in global financial markets, and are not directly related to the underlying performance of our businesses.

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CORNING INCORPORATED AND SUBSIDIARY COMPANIES RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Life Sciences Segment
Years Ended December 31, 2013, 2012 and 2010

(Unaudited; amounts in millions, except percentages)

	Year ended December 31, 2013		Year ended December 31, 2012		Year ended December 31, 2010
	Net sales	Net income	Net sales	Net income	Net sales	Net income
As reported	$851	$71	$657	$28	$508	$60
Acquisition-related costs(1)		21		15
Restructuring, impairment and other charges(2)		3		1
Pension mark-to-market adjustment(3)		(3)		4
Core Performance measures	$851	$92	$657	$48	$508	$60

(1)	Acquisition-related costs: These expenses include intangible amortization, inventory valuation adjustments and external acquisition-related deal costs.

(2)	Restructuring, impairments, and other charges.

(3)	Pension mark-to-market adjustment: Mark-to-market pension gains and losses, which arise from changes in actuarial assumptions and the difference between actual and expected returns on plan assets and discount rates. In accordance with GAAP, Corning recognizes pension actuarial gains and losses outside of the corridor, where the corridor is equal to 10% of the greater of the benefit obligation or the market-related value of plan assets at the beginning of the year, for our defined benefit pension plans annually in the fourth quarter of each year and whenever a plan is remeasured or valuation estimates are finalized. Actuarial gains and losses occur when actual experience differs from the estimates used to allocate the change in value of pension plans to expense throughout the year or when assumptions change, as they may each year. Significant factors that can contribute to the recognition of actuarial gains and losses include changes in discount rates, differences between actual and expected returns on plan assets, and other changes in actuarial assumptions such as life expectancy of plan participants. Management believes that pension actuarial gains and losses are primarily financing activities that are more reflective of changes in current conditions in global financial markets, and are not directly related to the underlying performance of our businesses.

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CORNING INCORPORATED

2014 VARIABLE COMPENSATION PLAN

1.	PURPOSE

The purpose of the Corning Incorporated 2014 Variable Compensation Plan is to enable the Company to attract, retain, motivate and reward Participants by providing them with the opportunity to earn incentive compensation under the Plan related to the Company’s performance. Incentive compensation granted under the Plan is intended to be qualified as performance-based compensation within the meaning of Section 162(m) of the Code.

The Plan replaces the Company’s 2010 Variable Compensation Plan and shall be effective beginning with the Company’s 2015 fiscal year upon approval by the Company’s shareholders and will continue for each subsequent fiscal year through May 1, 2020 unless earlier terminated by the Board or replaced by a new plan.

2.	DEFINITIONS

For purposes of the Plan, the following capitalized words shall have the meanings set forth below:

(a)	“Board” means the Board of Directors of the Company, as constituted from time to time.

(b)	“Code” shall mean the Internal Revenue Code of 1986, as amended, including any successor law thereto, and the rules, regulations and guidance promulgated thereunder for time to time.

(c)	“Committee” means the Compensation Committee of the Board, any successor committee thereto or any other committee appointed from time to time by the Board to administer the Plan, which committee shall meet the requirements of Section 162(m) of the Code; provided, however, that, if any Committee member is found not to have met the qualification requirements of Section 162(m) of the Code, any actions taken or awards granted by the Committee shall not be invalidated by such failure to so qualify.

(d)	“Company” means Corning Incorporated, a New York corporation, or any successor to all or substantially all of the Company’s business that adopts the Plan.

(e)	“EBITDA” means earnings before interest, taxes, depreciation and amortization.

(f)	“EBITA” means earnings before interest, taxes and amortization.

(g)	“Participant” means each employee of the Company whom the Committee designates as a participant under the Plan.

(h)	“Performance Criteria” means the performance criteria set forth in Section 5.

(i)	“Performance Period” means the period established by the Committee over which Performance Targets are measured. Unless otherwise specified by the Committee, a Performance Period shall be a fiscal year of the Company.

(j)	“Performance Target” means the performance targets established by the Committee pursuant to Section 4, from among the Performance Criteria.

(k)	“Plan” means this Corning Incorporated 2014 Variable Compensation Plan, as amended or restated from time to time.

3.	ADMINISTRATION

(a)	Committee. The Plan shall be administered by the Committee, which shall have full power and authority, subject to the express provisions hereof, to:

(i)	designate Participants;

(ii)	grant awards in accordance with the Plan;

(iii)	determine the cash amount payable in connection with an award;

(iv)	determine the terms and conditions of each award;

(v)	to establish the Performance Targets during a Performance Period and to determine whether such Performance Targets have been achieved;

(vi)	to determine the commencement and duration of Performance Periods;

(vii)	make factual determinations in connection with the administration or interpretation of the Plan;

(viii)	adopt, prescribe, amend, waive and rescind administrative regulations, rules and procedures relating to the Plan;

(ix)	employ such legal counsel, independent auditors and consultants as it deems desirable for the administration of the Plan and to rely upon any advice, opinion or computation received therefrom;

(x)	vary the terms of awards to take into account tax laws (or changes thereto) and other regulatory requirements or to procure favorable tax treatment for Participants;

(xi)	correct any defects, supply any omission or reconcile any inconsistency in the Plan; and

(xii)	make all other determinations and take any other action desirable or necessary to interpret, construe or implement properly the provisions of the Plan.

(b)	Plan Construction and Interpretation. The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan.

(c)	Determinations of Committee Final and Binding. All determinations by the Committee in carrying out and administering the Plan and in construing and interpreting the Plan shall be made in the Committee’s sole discretion and shall be final, binding and conclusive for all purposes and upon all persons interested herein.

(d)	Liability of Committee. Subject to applicable laws, rules and regulations: (i) no member of the Committee (nor any administrator) shall be liable for any good faith action, omission or determination made in connection with the operation, administration or

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interpretation of the Plan and (ii) the members of the Committee (and any administrator) shall be entitled to indemnification and reimbursement in the manner provided in the Company’s Certificate of Incorporation as it may be amended from time to time. In the performance of its responsibilities with respect to the Plan, the Committee shall be entitled to rely upon information and/or advice furnished by the Company’s officers or employees, the Company’s accountants, the Company’s counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such information and/or advice.

4.	AWARDS; PERFORMANCE TARGETS

(a)	Within ninety (90) days following the commencement of the applicable Performance Period (or such earlier or later date permitted or required by Section 162(m) of the Code), the Committee shall designate each Participant for the Performance Period and establish in writing (with sufficient specificity to satisfy Section 162(m) of the Code) (i) the Performance Criteria to be applicable for the Performance Period for each Participant, (ii) the Performance Targets related to each Performance Criteria and the incentive amount which may be earned for the Performance Period and (iii) the relationship between the Performance Targets and the amount of incentive compensation to be earned by each Participant for the Performance Period.
(b)	The Committee has the discretion to structure awards in any manner it deems advisable, including, without limitation, (i) specifying that the incentive amount for a Performance Period will be earned if the applicable Performance Targets are achieved, (ii) providing that the incentive amount for a Performance Period will be earned only if a Performance Target is achieved for one or more one of the Performance Criteria, or (iii) providing that the incentive amount to be earned for a given Performance Period will vary based upon different levels of achievement of the applicable Performance Targets.
(c)	There must be substantial uncertainty whether a Performance Target will be attained at the time it is established by the Committee.

5.	PERFORMANCE CRITERIA

(a)	The Performance Targets may include one or more of the following Performance Criteria (whether based on generally accepted accounting principles (“GAAP”) financial measures or non-GAAP financial measures as determined by the Committee): net income; cash flow or cash flow on investment; operating cash flow; pre-tax or post-tax profit levels or earnings; profit in excess of cost of capital; operating earnings; return on investment; free cash flow; free cash flow per share; earnings per share; return on assets; return on net assets; return on equity; return on capital; return on invested capital; return on sales; sales growth; growth in managed assets; operating margin; operating income; total stockholder return or stock price appreciation; EBITDA; EBITA; revenue; net revenues; market share, market penetration; productivity improvements; inventory turnover measurements; reduction of losses, loss ratios or expense ratios; reduction in fixed costs; operating cost management; cost of capital; and debt reduction.
(b)	Performance Targets may be described in terms of objectives that are related to the individual participant or objectives that are Company-wide or related to a subsidiary, division, department, region, function or business unit and may be measured on an absolute, relative or cumulative basis or on the basis of percentage of improvement over time, and may be measured in terms of Company performance (or performance of a subsidiary, division, department, region, function or business unit) or measured relative to selected peer companies or a market index. A Performance Target may include both Performance Criteria that relate to the entire Performance Period as well as Performance Criteria that relate solely to one or more specific sub-periods within the Performance Period.

(c)	At the time of award, the Committee may provide for adjustments to the Performance Targets in accordance with Section 162(m) of the Code. Performance Target measurements shall exclude those adjustments agreed to in advance by the Committee in accordance with Section 162(m) of the Code and may include, but are not limited to, items such as the following: (i) impact of any required accounting changes that cause a variance from budget, (ii) impact from discontinued operations, (iii) restructuring or impairment charges and credits considered a special for external reporting purposes, (iv) other non-operating gains and losses considered a special for external reporting purposes, (v) impact of release of valuation allowance on deferred tax assets, (vi) gains/losses on debt buybacks or other extraordinary gains/losses, (vii) the impact of changes in foreign exchange rates, and (viii) other extraordinary charges or settlements that cause a variance from budget.

6.	DETERMINATION OF AWARD; PAYMENTS

(a)	Following the completion of the Performance Period, the Committee shall certify in writing the attainment of the applicable Performance Targets and the amounts, if any, earned by each Participant for such Performance Period. The Committee retains the right to reduce (but not increase) the amount of payment below that determined using the applicable Performance Targets for a given Participant to take into account additional factors that the Committee may deem relevant.

(b)	Notwithstanding any other provision of the Plan, the maximum incentive amount that may be earned under the Plan by a Participant for any Performance Period shall be $6,500,000.

(c)	Unless otherwise specified by the Committee at the time of award, payment will occur no later than March 15th of the year immediately following the year in which the Performance Period ends. Payments may be made in cash, Company common stock, stock options, other equity awards or any combination thereof. Payments in the form of common stock, stock options or other equity awards shall be made pursuant to the Company’s 2012 Long Term Incentive Plan, as amended (or subsequent plan then in effect). The value of the common stock, stock options or other equity awards shall be based on the closing price of the common stock on the New York Stock Exchange as of the date the Committee certifies the attainment of Performance Targets.

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7.	PAYMENT DEFERRALS

The Committee may mandate and/or permit the deferral of all or a portion of any award earned under the Plan. Deferred payment accounts may be denominated in: cash amounts with the crediting of interest; phantom mutual fund accounts; or common stock equivalent unit accounts, provided that any crediting of interest or dividend equivalents shall not cause the eventual payment to be nondeductible under Section 162(m) of the Code as determined in good faith by the Committee at the time of such crediting. All such deferrals shall be made under a deferred compensation plan of the Company that satisfies the requirements of Section 409A of the Code.

8.	AMENDMENT; TERMINATION

Subject to applicable laws, rules and regulations, the Board may at any time terminate or, from time to time, amend, modify or suspend the Plan; provided, however, that no termination, amendment, modification or suspension (i) will be effective without the approval of the stockholders of the Company if such approval is required under applicable laws, rules and regulations, including the rules of the New York Stock Exchange and Section 162(m) of the Code, and (ii) shall materially and adversely alter or impair the rights of a participant in any award previously made under the Plan without the consent of the holder thereof. Notwithstanding the foregoing, the Board shall have broad authority to amend the Plan or any award under the Plan without the consent of a participant to the extent it deems necessary or desirable to comply with, or take into account changes in, or interpretations of, applicable tax laws, securities laws, employment laws, accounting rules, New York Stock Exchange rules and other applicable laws, rules and regulations.

9.	SECTION 162(m)

The Plan is intended to comply in all respects with Section 162(m) of the Code and shall be administered and interpreted in accordance with this intent to ensure the deductibility by the Company of the payment of awards; provided, however, that in the event the Committee determines at any time that compliance with Section 162(m) of the Code is not desired with respect to a particular award, such compliance will not be required. In addition, if any provision of this Plan would cause awards that are intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code, to fail to so qualify, that provision shall be severed from, and shall be deemed not to be a part of, the Plan, but the other provisions hereof shall remain in full force and effect. In addition, in the event that changes are made to Section 162(m) of the Code to permit greater flexibility with respect to any awards available under the Plan, the Committee may, subject to this Section 9, make any adjustments it deems appropriate.

10.	OTHER INCENTIVE PLANS

The Board may provide that Participants may participate in and receive payments under other incentive compensation plans, programs and arrangements maintained by the Company, as it deems appropriate and necessary.

11.	NO RIGHTS TO AWARDS OR EMPLOYMENT

No person shall have any claim or right to receive awards under the Plan. Neither the Plan nor any action taken or omitted to be taken under the Plan shall be deemed to create or confer on any Participant any right to be retained in the employ of the Company or to interfere with or to limit in any way the right of the Company to terminate the employment of such Participant at any time. No award shall constitute salary, recurrent compensation or contractual compensation for the year of grant, any later year or any other period of time. Payments received by a Participant under any award made pursuant to the Plan shall not be included in, nor have any effect on, the determination of employment-related rights or benefits under any other employee benefit plan or similar arrangement provided by the Company, unless otherwise specifically provided for under the terms of such plan or arrangement or by the Committee.

12.	NO LIMITATION ON CORPORATE ACTIONS

Nothing contained in the Plan shall be construed to prevent the Company from taking any corporate action, whether or not such action would have an adverse effect on any awards made under the Plan. No Participant, beneficiary or other person shall have any claim against the Company as a result of any such action.

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13.	NO TRUST

The Plan is intended to constitute an unfunded plan for incentive compensation. Prior to the issuance of cash or other form of payment in connection with an award, nothing contained herein shall give any Participant any rights that are greater than those of a general unsecured creditor of the Company.

14.	SUCCESSORS

All obligations of the Company under the Plan with respect to awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

15.	RECOUPMENT/CLAWBACK

Any payments made pursuant to the Plan shall be subject to any recoupment/clawback policy adopted by the Company or required by law as in effect from time to time.

16.	SEVERABILITY

If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

17.	WITHHOLDING PAYMENTS

The Company shall be entitled to withhold from payments to or on behalf of a Participant whether pursuant to an award or otherwise, taxes and other authorized deductions.

18.	SECTION 409A

Notwithstanding anything to the contrary contained in this Plan, the payments provided under this Plan are intended to comply with or be exempt from Section 409A of the Code, and the provisions of this Plan shall be interpreted or construed with that intent. The Committee may modify the payments under this Plan at any time solely as necessary to avoid adverse tax consequences under Section 409A; provided, however, that this Section 18 shall not create any obligation on the part of the Administrator to make such modifications or take any other action.

19.	HEADINGS

The headings of Sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

20.	GOVERNING LAW

Except as to matters of federal law, the Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of New York without reference to the principles of conflict of laws.

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Our Values

Throughout our history, Corning’s strong, visionary leadership has been guided by an enduring set of Values that define our relationships with employees, customers, and the communities in which we operate around the world.

Quality
Integrity
Performance
Leadership
Innovation
Independence
The Individual

CORNING

IMPORTANT ANNUAL MEETING INFORMATION

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Electronic Voting Instructions

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Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

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Annual Meeting Proxy Card

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A Election of Directors — The Board of Directors recommends a vote FOR the listed nominees.

1. Nominees:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Stephanie A. Burns	☐	☐	☐	02 - John A. Canning, Jr.	☐	☐	☐	03 - Richard T. Clark	☐	☐	☐
04 - Robert F. Cummings, Jr.	☐	☐	☐	05 - James B. Flaws	☐	☐	☐	06 - Deborah A. Henretta	☐	☐	☐
07 - Kurt M. Landgraf	☐	☐	☐	08 - Kevin J. Martin	☐	☐	☐	09 - Deborah D. Rieman	☐	☐	☐
10 - Hansel E. Tookes II	☐	☐	☐	11 - Wendell P. Weeks	☐	☐	☐	12 - Mark S. Wrighton	☐	☐	☐

B Management's Proposals — The Board of Directors recommends a vote FOR Proposals 2, 3 and 4.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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Proxy — Corning Incorporated

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE 2014 MEETING OF SHAREHOLDERS

APRIL 29, 2014

The undersigned hereby appoints James B. Flaws and Wendell P. Weeks and each of them, proxies with full power of substitution, to vote as designated on the reverse side, on behalf of the undersigned all shares of Stock which the undersigned may be entitled to vote at the Meeting of Shareholders of Corning Incorporated on April 29, 2014, and any adjournments thereof, with all powers that the undersigned would possess if personally present. In their discretion, the proxies are hereby authorized to vote upon such other business as may properly come before the meeting and any adjournments or postponements thereof.

If you are a current or former employee of Corning Incorporated and own shares of Corning common stock through a Corning Incorporated benefit plan, your share ownership as of February 28, 2014 is shown on this proxy card. Your vote will provide voting instructions to the trustees of the plans. If no instructions are given, the trustees will vote your shares as described in the proxy statement.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATIONS MADE. IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL LISTED NOMINEES AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS ON THE OTHER MATTERS REFERRED TO ON THE REVERSE SIDE HEREOF.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting April 29, 2014. The proxy statement and annual report to security holders are available at www.corning.com/2014_proxy.

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